As filed with the Securities and Exchange Commission
                                on April 27, 1998


                                                      Registration No. 333-22809
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIAA REAL ESTATE ACCOUNT
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                (Not applicable)
                                ----------------
            (Primary Standard Industrial Classification Code Number)

                                (Not applicable)
                                ----------------
                      (I.R.S. Employer Identification No.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
               --------------------------------------------------
               (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Peter C. Clapman, Esquire
              Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
               --------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                             Paul J. Mason, Esquire
                        Sutherland, Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2415


Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:                        [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:                                               [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:                                              [ ]

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990 and 333-13477.

                              CROSS REFERENCE SHEET
                    Pursuant to Item 501(b) of Regulation S-K
              Showing Location of Information Required by Form S-1
              in Part I (Prospectus) of the Registration Statement

Item of Form S-1                        Caption or Location in Prospectus
----------------                        ---------------------------------

1.  Forepart of the Registration        Outside Front Cover Page
    Statement and Outside Front Cover
    Page of Prospectus

2.  Inside Front Cover and Outside      Inside Front and Outside Back Cover Page
    Back Cover Pages of Prospectus

3.  Summary Information, Risk Factors   Summary; The Real Estate Account
    and Ratio of Earnings to Fixed      and TIAA; Risk Factors
    Charges

4.  Use of Proceeds                     (Not Applicable)

5.  Determination of Offering Price     (Not Applicable)

6.  Dilution                            (Not Applicable)

7.  Selling Security Holders            (Not Applicable)

8.  Plan of Distribution                Distribution of the Contracts


9.  Description of Securities           Summary; The Accumulating Annuity
    to Be Registered                    Contracts; Income-Paying Annuity
                                        Contracts


10. Interests of Named Experts          (Not Applicable)
    and Counsel

11. Information with Respect to the     Summary; The Real Estate Account and
    Registrant                          TIAA; Investment Practices of the
                                        Account; General Investment and
                                        Operating Policies; Description of
                                        Properties; Risk Factors; Role of TIAA;
                                        Conflicts of Interest; Management's
                                        Discussion and Analysis of Financial
                                        Condition and Results of Operations;
                                        Valuation of Assets; Management and
                                        Investment Advisory Arrangements;
                                        Federal Income Taxes; State Regulation;
                                        Legal Matters; Experts; Legal
                                        Proceedings; Financial Statements

Item of Form S-1                        Caption or Location in Prospectus
----------------                        ---------------------------------


12. Disclosure of Commission Position   (Not Applicable)
    on Indemnification for Securities
    Act Liabilities

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Prospectus

TIAA REAL ESTATE ACCOUNT

A Variable Annuity Offered Through Individual,
Group and Tax-Deferred Annuity Contracts



Issued By

Teachers Insurance and
Annuity Association of America

May 1, 1998











[Logo of TIAA]

                                   PROSPECTUS
                                   ----------

                            TIAA REAL ESTATE ACCOUNT

                       A Variable Annuity Offered Through
                       Individual, Group and Tax-Deferred
                                Annuity Contracts

                                    Issued By

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA



            This prospectus tells you about the TIAA Real Estate Account (the "Real Estate Account" or the "Account"), a variable annuity investment option being offered through individual, group and tax-deferred annuity contracts issued by Teachers Insurance and Annuity Association of America ("TIAA"). Read it carefully before investing and keep it for future reference.


            The Real Estate Account is a segregated investment account of TIAA that provides variable individual and group annuities for retirement and tax-deferred savings plans at colleges, universities, and other educational and research institutions. The Account's main purpose is to accumulate, invest, and then disburse funds for your retirement, in the form of lifetime income or other payment options, by investing mainly in real estate and real estate-related investments.

            As with all variable annuities, your accumulation and retirement income from the Account can increase or decrease, depending on how well the underlying investments do over time. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. For a discussion of the risks of investing in the Account, see "Risk Factors," page 18.

            Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is May 1, 1998

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

DEFINITIONS..................................................................  4

SUMMARY  ....................................................................  7

THE REAL ESTATE ACCOUNT AND TIAA............................................. 11

INVESTMENT PRACTICES OF THE ACCOUNT.......................................... 12

GENERAL INVESTMENT AND OPERATING POLICIES.................................... 17

RISK FACTORS................................................................. 18

ROLE OF TIAA................................................................. 24

CONFLICTS OF INTEREST........................................................ 27

DESCRIPTION OF PROPERTIES.................................................... 28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................. 33

VALUATION OF ASSETS.......................................................... 37

MANAGEMENT AND INVESTMENT ADVISORY ARRANGEMENTS.............................. 40

EXPENSE DEDUCTIONS........................................................... 41

THE ACCUMULATING ANNUITY CONTRACTS........................................... 42

INCOME-PAYING ANNUITY CONTRACTS.............................................. 50

DEATH BENEFITS............................................................... 56

FEDERAL INCOME TAXES......................................................... 58

GENERAL MATTERS.............................................................. 62

DISTRIBUTION OF THE CONTRACTS................................................ 64

STATE REGULATION............................................................. 64

LEGAL MATTERS................................................................ 65

EXPERTS  .................................................................... 65

LEGAL PROCEEDINGS...........................................................  65

ADDITIONAL INFORMATION......................................................  65

FINANCIAL STATEMENTS........................................................  66

INDEX TO FINANCIAL STATEMENTS............................................... F-1

APPENDIX A--MANAGEMENT OF TIAA.............................................. A-1

This prospectus does not constitute an offering in any jurisdiction in which an offering of this type may not be legally made. No dealer, salesman, or other person is authorized to give any information or make any representations about this offering other than those contained in this prospectus. If information is given or representations are made that are not in the prospectus, the information or representations should not be relied upon.

                                   DEFINITIONS

            Throughout the prospectus, "TIAA," "we," and "our" refer to Teachers Insurance and Annuity Association of America. "You" and "your" mean any participant or any prospective participant.

            Account - The TIAA Real Estate Account, a separate account of TIAA.

            Accumulation - The total value of your accumulation units in the Real Estate Account.

            Accumulation Fund - The assets of the Real Estate Account not dedicated to current retirement benefits or other liabilities.

            Accumulation Period - The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

            Accumulation Unit - A share of participation in the Real Estate Account for someone in the accumulation period.


            Annuity Fund - The assets in the Account that fund current retirement benefits. The Account has two annuity funds -- one that tracks the experience of participants receiving benefits under the annual income change method and another annuity fund for the monthly income change method. The investment experience of the entire Account will be used to calculate changes in income for all annuity payments paid from the Account.

            Annuity Partner - Anyone you name under a two-life income option to receive lifetime annuity income if you die. Your annuity partner can be your spouse, child, or anyone else eligible under current TIAA practices, subject to any limitations under the IRC and ERISA.


            Annuity Payments - Payments under any income option or method of payment.

            Annuity Unit - A measure used to calculate the amount of annuity payments due a participant.

            Beneficiary - Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before any guaranteed period of your income-paying annuity ends. You don't have to name the same beneficiary for each of these two situations.

            Business Day - Any day the New York Stock Exchange ("NYSE") is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

            Calendar Day - Any day of the year. Calendar days end at the same time as business days.

            Cash Withdrawal - Taking some or all of an accumulation as a single payment.

            Commuted Value - The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

            Contract - The document that sets forth the terms of your Real Estate Account annuity. There are separate contracts for the accumulation period and for the income-paying period.

            CREF - The College Retirement Equities Fund, TIAA's companion organization.


            Eligible Institution - A public or private institution in the United States that is nonproprietary and nonprofit, and the main purpose of which is to offer instruction, conduct research, or serve and support education or research, or perform ancillary functions for such institutions.


            Employer - An eligible institution that maintains an employee retirement or tax-deferred annuity plan.

            ERISA - The Employee Retirement Income Security Act of 1974, as amended.

            General Account - All of TIAA's assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

            Income Option - Any of the ways you can receive Real Estate Account retirement income.


            Income Change Method - The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

            Independent Fiduciary - The firm appointed by TIAA to provide independent fiduciary services to the Real Estate Account and which is responsible for reviewing, approving, and/or monitoring certain aspects of the Account's operations.


            Internal Revenue Code or IRC - The Internal Revenue Code of 1986, as amended.

            Method of Payment - Any type of Real Estate Account death benefit available to a beneficiary.

            Participant - Any person who owns a Real Estate Account contract. Under certain arrangements, an employer can be the owner of the contract.

            Plan - An employer's retirement, profit-sharing, or tax-deferred annuity program.

            Premium - The amount you or your employer sends to the Real Estate Account to purchase retirement benefits.


            Two-Life Annuity Option - An income option that continues lifetime annuity payments to your annuity partner after you die.


            Valuation Day - Any day the NYSE is open for trading, as well as the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren't business days will end at 4 p.m. eastern time.

            Valuation Period - The time from the end of one valuation day to the end of the next.

                                     SUMMARY

            The following summary of prospectus information should be read together with the detailed information contained elsewhere in this prospectus.


The TIAA Real Estate Account
----------------------------

            This prospectus describes the TIAA Real Estate Account, a separate investment account of TIAA. Its investment objective is a favorable rate of return over the long term, primarily through rental income and capital appreciation from real estate investments owned by the Account. The majority of the Account's real estate investments will be ownership interests in income-producing office, industrial, retail, and multi-family residential properties. The Account can make other real estate-related investments, including mortgage loans and purchasing shares of real estate investment trusts and other entities engaged primarily in real estate-related activities. The Account will also invest in publicly-traded securities and other instruments to maintain liquidity to make distributions and cover capital expenditures and expenses. TIAA will provide additional liquidity to the Account as needed, according to its arrangement with the U.S. Department of Labor, as described on page 25. As with any variable account, we can't assure you that the investment objective will be met. One factor critical to achieving the objective is whether we can find enough suitable investments for the Account at any particular time.

            TIAA, a nonprofit New York insurance company, manages the investment and reinvestment of the Real Estate Account's assets. For these services, TIAA receives fees from the assets of the Account. You don't have the right to vote on the management and operation of the Account. For more information, see "Management and Investment Advisory Arrangements," page 40.

            Because the Account does not fall within the definition of "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), it is neither registered as an investment company nor subject to regulation under the 1940 Act.

Risk Factors
------------

            Investment in the Account involves significant risks, which are fully described in "Risk Factors," page 18. These include fluctuations in real estate values and the possibility that the Account won't receive the appraised or estimated value of a real property investment when it is sold. The Account may also sometimes have trouble selling some of its real estate investments on commercially acceptable terms, making it difficult to convert those investments into cash quickly.

            The Account's assets can be adversely affected by changes in local, national, or foreign economic conditions. You should, therefore, view it as a long-term investment. Also, since the Account has only existed for a short time, there is little operating history to look to in assessing how the Account might respond to different market conditions.

            Because it invests in real estate, the Account is also exposed to risks relating to environmental matters. For instance, if an investment property does not comply with certain environmental protection regulations, the liability for clean-up costs could exceed the Account's investment in the property (or the principal amount loaned by the Account as a mortgage lender).


Conflicts of Interest
---------------------

            The Account is managed by TIAA employees. TIAA employees who manage the Account's real estate-related investments may also manage real estate-related investments of TIAA's general account. Similarly, the part of the Account invested in securities and other instruments not related to real estate is managed by employees who may also manage investments of TIAA's general account and other accounts that are not related to real estate. These employees could therefore face various conflicts of interest (see "Conflicts of Interest," page 27).

            TIAA's guarantee to provide liquidity for the Account under certain circumstances could also raise conflicts of interest (see "Liquidity Guarantee," page 24).


The Contracts
-------------

            TIAA offers the Real Estate Account as a variable component of the following accumulating annuity contracts: a Retirement Annuity ("RA"), a Group Retirement Annuity ("GRA"), a Supplemental Retirement Annuity ("SRA"), and a Group Supplemental Retirement Annuity ("GSRA"). The Real Estate Account is also available through an Individual Retirement Annuity ("Classic IRA") and the Roth Individual Retirement Annuity ("Roth IRA"). Both the Classic IRA and Roth IRA, which we will refer to collectively as "IRAs", accept direct and rollover contributions. (The Classic IRA that accepts direct contributions and the Roth IRA may not yet be available in several states where we are awaiting regulatory approval.) Subject to regulatory approval, we may also offer the Account through a Keogh Plan Annuity ("Keogh"). RAs, SRAs, IRAs, and Keoghs are issued to you directly. GRAs and GSRAs are issued under the terms of a group contract.

            The Real Estate Account is also available through a variety of income-paying annuity contracts. For details, see "Income-Paying Annuity Contracts," page 50.


            Generally, you can allocate all or part of your premiums to the Real Estate Account under your accumulating contracts, unless your employer has specifically restricted your ability to invest in the Real Estate Account under your RA, GRA, or GSRA contracts. The specific terms of your plan or relevant tax laws also may limit the amount of premiums you are allowed to contribute or that may be contributed on your behalf. See "Remitting Premiums," page 45, "Allocation of Premiums," page 45, "Possible Restrictions on Acceptance of Premiums and Transfers," page 46, and "Federal Income Taxes," page 58.


            Expense Deductions. We make daily deductions from the net assets of the Real Estate Account to pay the Account's operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing liquidity guarantees. The current annual expense deductions from the net assets of the Account total 0.60%: 0.28% for investment management services, 0.23% for administrative and distribution expenses, 0.07% for mortality and expense risks, and 0.02% for liquidity guarantees. We guarantee that these deductions, together, will never exceed 2.50% of the Account's average net assets annually. See "Expense Deductions," page 41.


               Transfers and Cash Withdrawals. You can transfer your accumulation in the Account to TIAA's traditional annuity or to one of the CREF accounts once a calendar month. Starting July 1, 1998, you may transfer accumulations out of your Account only once a calendar quarter. We permit cash withdrawals from SRAs, GSRAs, and IRAs at any time, subject to federal tax law. Your employer's plan can restrict your ability to withdraw funds from RAs and GRAs. Federal tax law also restricts your ability to transfer or withdraw funds. In addition, you may have to pay a tax penalty if you want to make a cash withdrawal before age 59-1/2. See "Federal Income Taxes," page 58.


Contacting TIAA
---------------

            You may contact TIAA by writing us at: Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, NY 10017-3206. You can ask questions by calling toll-free 800 842-2776 Monday through Friday, 8 a.m. through 11 p.m. ET.

Selected Financial Data
-----------------------


            The following selected financial data should be considered together with the Account's financial statements and related notes, which are presented later in this prospectus.


                                                                   July 3, 1995
                                                                  (commencement
                                                                  of operations)
                                      Year Ended     Year Ended         to
                                      December 31,   December 31,   December 31,
                                          1997           1996           1995
                                      ------------   ------------   ------------
Investment income:

  Real estate income, net:
   Rental income ...................  $ 44,342,342   $ 10,951,183   $    165,762
                                      ------------   ------------   ------------
   Real estate property level
    expenses and taxes:
     Operating expenses ............     9,024,240      2,116,334         29,173
     Real estate taxes .............     4,472,311      1,254,163         14,659
                                      ------------   ------------   ------------
       Total real estate property
       level expenses and taxes ....    13,496,551      3,370,497         43,832
                                      ------------   ------------   ------------
       Real estate income, net .....    30,845,791      7,580,686        121,930
  Dividends and interest ...........    16,486,279      6,027,486      2,828,900
                                      ------------   ------------   ------------
     Total investment income .......  $ 47,332,070   $ 13,608,172   $  2,950,830
                                      ============   ============   ============

Net realized and unrealized
 gain on investments ...............  $ 18,147,053   $  3,330,539   $     35,603
                                      ============   ============   ============
Net increase in net assets
 resulting from operations .........  $ 60,071,400   $ 15,782,915   $  2,676,000
                                      ============   ============   ============
Net increase in net assets
 resulting from participant
 transactions ......................  $356,052,262   $233,653,793   $117,582,345
                                      ============   ============   ============
Net increase in net assets .........  $416,123,662   $249,436,708   $120,258,345
                                      ============   ============   ============


                                      December 31,   December 31,   December 31,
                                          1997           1996           1995
                                      ------------   ------------   ------------
Total assets .......................  $815,760,825   $426,372,007   $143,177,421
Total liabilities and                 ============   ============   ============
 minority interest .................  $ 29,942,110   $ 56,676,954   $ 22,919,076
                                      ============   ============   ============
Total net assets ...................  $785,818,715   $369,695,053   $120,258,345
                                      ============   ============   ============
Accumulation units outstanding .....     6,313,015      3,295,786      1,172,498
                                      ============   ============   ============
Accumulation unit value ............  $     122.30   $     111.11   $     102.57
                                      ============   ============   ============

                        THE REAL ESTATE ACCOUNT AND TIAA

            On February 22, 1995, the Real Estate Account was established by resolution of TIAA's Board of Trustees as a separate investment account of TIAA under New York law. As part of TIAA, the Account is subject to regulation by the State of New York Insurance Department ("NYID") and the insurance departments of some other jurisdictions in which the contracts are offered (see "State Regulation," page 64).

            Although TIAA owns the assets of the Real Estate Account, the Account's income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA's other income, gains, or losses. Under New York insurance law, we cannot charge the Account with liabilities incurred by any other TIAA separate account or other business activity TIAA may undertake.

            TIAA is a nonprofit stock life insurance company organized under the laws of New York State. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. All of the stock of TIAA is held by the TIAA Board of Overseers, a nonprofit New York membership corporation whose main purpose is to hold TIAA's stock. TIAA's headquarters are at 730 Third Avenue, New York, NY 10017-3206; there are also regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Detroit, New York, Philadelphia, San Francisco, and Washington, D.C., and a service center in Denver. TIAA offers both traditional annuities, which guarantee principal and a specified interest rate while providing the opportunity for additional dividends, and variable annuities, whose return depends upon the performance of certain specified investments. TIAA also offers life, disability, and long-term care insurance.

            TIAA manages the investment of the Account's assets. TIAA has been making mortgage loans for over 50 years and is currently one of the largest and most experienced investors in mortgages and real estate equity interests in the nation. As of December 31, 1997, TIAA employees managed for TIAA's general account a mortgage portfolio of $18.8 billion. The vast majority of the portfolio is secured by investment-grade properties located throughout the U.S. Almost three-quarters of the TIAA general account's mortgage portfolio consists of mortgage loans made on office buildings and retail properties (i.e., shopping centers, including malls).

            As of December 31, 1997, TIAA employees oversaw for TIAA's general account a real estate equity portfolio of $6.4 billion, with properties located across the U.S. Office buildings and shopping centers comprise more than three-quarters of the real estate equity portfolio of the general account.

            TIAA is the companion organization of the College Retirement Equities Fund ("CREF"), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in New York State in 1952. Together, TIAA and CREF form the principal retirement system for the nation's education and research communities and the largest retirement system in the U.S., based on assets under management. TIAA-CREF serves approximately two million people at over 8,000 institutions. As of December 31, 1997, TIAA's assets were approximately $93 billion; the combined assets for TIAA and CREF totalled approximately $213 billion (although CREF doesn't stand behind TIAA's guarantees).


                       INVESTMENT PRACTICES OF THE ACCOUNT

General
-------

            The investment objective of the Real Estate Account is a favorable rate of return over the long term, primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account will also invest in publicly-traded securities and other instruments to maintain liquidity needed for capital expenditures and expenses and to make distributions. As with any variable account, we cannot assure you that its investment objective will be met. One critical factor to achieving the objective is whether we can find enough suitable investments for the Account at any particular time.

            The Account's target is to invest between 70% and 80% of its assets directly in real estate or in real estate-related investments.

            We expect the majority of the Account's real estate investments to be direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts ("REITs"). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations.

            Between 20% and 30% of the Account is targeted to be invested in government and corporate debt securities, short-term money market instruments and other cash equivalents, and, to some extent, common or preferred stock of companies that don't primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments for a period of time. This could happen because of a rapid influx of participants' funds, lack of suitable real estate investments, or a need for more liquidity.

            The Account may invest in foreign real estate or other types of foreign real estate-related investments. The percentage of the Account's assets in foreign investments will vary, but we expect that foreign investments will not be more than 25% of the Account's portfolio.

            In order not to be considered an "investment company" under the 1940 Act, the Account will limit its holdings of investment securities (as defined under the 1940 Act) to less than 40% of its total assets (not including U.S. Government securities and cash items).

            TIAA can, in its discretion, decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may be required to transfer your accumulations or annuity income to TIAA's traditional annuity or any CREF account available under your employer's plan. If you don't tell us where to transfer your accumulations or annuity income, we'll automatically transfer them to the CREF Money Market Account. You will be notified in advance if we decide to change or wind down the Account.


Investments in Direct Ownership Interests in Real Estate
--------------------------------------------------------

            Acquisition. The Account's main investment policy is to acquire direct ownership interests in existing or newly-constructed income-producing real estate, including office buildings, multi-family residential properties, and retail and industrial properties. TIAA will invest a substantial part of the Account's assets in established properties that have existing rent and expense schedules or in new properties with predictable cash flows. The Account will usually acquire real estate that's ready for occupancy by tenants, which eliminates the development or construction risks inherent in buying unimproved real estate. However, from time to time the Account can, consistent with its objective, invest in a real estate development project. The Account can also buy recently-constructed properties that are subject to agreements with sellers that provide for certain minimum levels of income.

            Purchase-Leaseback Transactions. Some of the Account's investments can be real property purchase-leaseback transactions ("leasebacks"). In these transactions, the Account typically will buy land and income-producing improvements on the land, and simultaneously lease the land and improvements. Leasebacks can be for very long terms and may provide for increasing payments from the lessee.

            Usually, under a leaseback, the lessee will operate, or arrange for someone else to operate, the property. The lessee is responsible generally for all operating costs, including taxes, mortgage debt service, maintenance and repair of the improvements, and insurance. The Account can also give the lessee an option to buy the land and improvements after a period of years. The option exercise price may be based on factors such as the fair market value of the property, as encumbered by the lease, the increase in the gross revenues from the property, or other objective criteria.

            In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or "participate") in any increase in property value from building improvements or in the lessee's gross revenues from the building above a base amount (which may be adjusted if real estate taxes or similar operating expenses increase or upon other events). The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements. These interests include a first mortgage, other mortgage, or lien. In that case, the leaseback interest will be subject to greater risks.


Investments in Mortgages
------------------------

            The Account can make mortgage loans or hold interests in mortgage loans made by it or others, generally on the same types of properties it would otherwise purchase. These will include commercial mortgage loans that may pay fixed or variable rates of interest or have "participating" features (as defined below). The Account's mortgage loans usually will be secured by properties that have income-producing potential based on historical or projected data. Mortgage loans usually will be non-recourse, which means they won't be the borrower's personal obligations. They usually will not be insured or guaranteed by government agencies or anyone else. We expect most of the Account's mortgage loans to be secured by first mortgages on existing income-producing property. First mortgage loans are secured by mortgages which have first-priority liens on the real property. These loans may be amortized, or may provide for interest-only payments, with a balloon payment at maturity.

            Participating Mortgage Loans. The Account may also seek to make mortgage loans which, in addition to charging interest, permit the Account to share (have a "participation") in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, calculated as a percentage of the revenues the borrower receives from
(i) operating the property and/or (ii) selling or refinancing the property or otherwise. Participations can also involve granting the Account an option to buy the property securing the loan or an option to buy an undivided interest in the property securing the loan.

            Managing Mortgage Loan Investments. When advisable and consistent with its investment objective, the Account can sell its mortgage loans, or portions of them, before maturity. TIAA can also extend the maturity of any mortgage loan made by the Account, consent to a sale of the property subject to a mortgage loan, finance the purchase of a property by making a new mortgage loan in connection with the sale of a property (either with or without requiring the repayment of the existing mortgage loan), renegotiate and restructure the terms of a mortgage loan, and otherwise manage the Account's mortgage loans.


Standards for Direct Ownership and Mortgage Loan Investments
------------------------------------------------------------

            In making direct ownership investments and mortgage loan investments, TIAA will consider relevant real property and financial factors. These include the location, condition, and use of the underlying property, its operating history, its future income-producing capacity, and the quality, operating experience, and creditworthiness of the unaffiliated borrower.

            Before the Account acquires any direct ownership interest or makes a mortgage loan, TIAA will analyze the fair market value of the underlying real estate, taking into account the property's operating cash flow (derived from the historical and expected levels of rental and occupancy rates, and the historical and projected expenses of the property), supplemented by the general economic conditions in the area where the property is located. Ordinarily, each mortgage loan made by the Account will not exceed, when added to the amount of any existing debt, 85% of the appraised value of the mortgaged property, unless the Account is compensated for taking such additional risk.


Foreign Real Estate and Other Foreign Investments
-------------------------------------------------

            The Account may buy foreign real estate or make real estate-related investments in foreign countries. It might also invest in securities or other instruments of foreign governmental or private issuers that are consistent with its investment objective and policies. Often, different factors affect foreign and domestic investment decisions. For example, foreign real estate markets have different liquidity and volatility attributes than U.S. markets. Changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations can also affect foreign real estate investments. It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

            The value of investments that aren't denominated in U.S. dollars can go up or down as currency rates change. Rental income from those properties could be similarly affected by currency movements. Changes in currency exchange controls can also affect the value of the Account's foreign investments. The Account may seek to hedge its exposure to changes in currency rates and exchange control regulations, which could involve extra costs.

            We will consider the above factors and others before investing in foreign real estate, and won't invest unless our standards and objectives are met. Depending on investment opportunities, the Account's foreign investments could at times be concentrated in one or two foreign countries. The percentage of the Account's foreign investments will vary. However, we expect that foreign investments will be no more than 25% of the Account's portfolio.


Other Real Estate-Related Investments
-------------------------------------

            The Account can make other real estate-related investments, including investing in real estate investment trusts, common or preferred stock of companies whose business involves real estate, and collateralized mortgage obligations.




               Real Estate Investment Trusts. Real estate investment trusts ("REITs") are publicly-owned entities that the Account may buy shares or debt instruments issued by lease, manage, acquire, hold mortgages on, and develop real estate. REITs attempt to optimize share value by acquiring and developing new projects. They also refurbish, upgrade, and renovate existing properties to increase rental rates and occupancy levels. REITs seek higher cash flows by negotiating for rental increases on existing leases, replacing expiring leases with new ones at higher rates, and improving occupancy rates.


            REITs must distribute 95% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a REIT can be affected by such factors as cash flow dependency, the skill of its management team and defaults by lessees or borrowers. In the event of a default by a lessee or borrower, a REIT may experience delays in enforcing its rights as a lessor or mortgagee and may incur substantial costs associated with protecting its investments.


            While most of the Account's REIT investments will be in the common and preferred stock of a REIT, at times it may purchase debt securities issued by a REIT.

            REITs invest in real property and mortgages, and therefore are subject to many of the same risks as the Real Estate Account. See "Risk Factors," page 18 and "Risks of REIT Investments," page 23.


               Stock of Companies Involved in Real Estate Activities. The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad. Like other equity securities, these stocks are subject to market risk -- their price can go up or down in response to changes in the financial markets. They are also subject to financial risk, which comes from the possibility that current earnings will fall or that overall financial soundness will decline, reducing the security's value.


            Collateralized Mortgage Obligations. The Account can invest in collateralized mortgage obligations ("CMOs") that are fully collateralized by a portfolio of mortgages or mortgage-related securities. CMO issuers distribute principal and interest payments on the mortgages to holders of the CMOs according to the distribution schedules of each CMO. Some classes of CMOs may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular CMO may be more or less than for other mortgage-related securities. CMOs may also be less marketable than other securities.

            CMO interest rates can be fixed or variable. Variable-rate CMOs may be structured to adjust inversely with and more rapidly than short-term interest rates. As a result, their market value tends to be more volatile than other CMOs.


Other Investments
-----------------

            The Account can invest in securities issued or guaranteed by the U.S. Government or one of its agencies and instrumentalities, and debt securities of foreign governments or multinational organizations. The Account can also invest in corporate debt securities, asset-backed securities, and money market instruments and other cash equivalents issued by domestic or foreign entities. It can also buy limited amounts of common or preferred stock of domestic or foreign companies that aren't involved primarily in real estate.

            The Account will buy only investment-grade debt securities that are rated, at the time of purchase, within the top four categories by a nationally recognized rating organization or, if not rated, that are deemed to be of equivalent quality by TIAA.

            The Account's money market instruments and other cash equivalents will usually be high-quality short-term debt obligations. These investments include, but are not limited to, securities issued or guaranteed by the U.S. Government or one of its agencies and instrumentalities, commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

            From time to time, a significant percentage of the Account may be invested in liquid assets while we look for suitable real property investments. Liquid assets don't have to be real estate-related. The Account also can temporarily increase the percentage of its liquid assets under particular circumstances. These include the rapid influx of participants' funds, lack of suitable real estate investments, or a need for greater liquidity.

                    GENERAL INVESTMENT AND OPERATING POLICIES

            The Account doesn't intend to buy and sell any direct ownership interests in properties, mortgage loans, leasebacks, or other real estate investments simply to make short-term profits by their sale. However, the Account may sell investments to raise cash, if market conditions dictate, or otherwise. The Account will reinvest any proceeds from sales of assets (and any cash flow from operations) that it doesn't need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

            Appraisals. When acquiring properties, leasebacks, or other real estate investments, the Account will rely on TIAA's analysis of the investment and usually won't receive an independent appraisal before an acquisition. However, the Account will get an independent appraisal when it makes mortgage loans. We expect that the Account's properties and participating mortgage loans will be appraised or valued annually by an independent state-certified appraiser who is a member of a professional appraisal organization.

            Borrowing. Usually, the Account won't borrow money to purchase direct ownership interests in real properties -- i.e., these investments will be unleveraged. However, the Account may use a line of credit to meet short-term cash needs. While the properties the Account acquires ordinarily will be free and clear of mortgage indebtedness immediately after their acquisition, it is possible that the terms of a short-term line of credit may require the Account to secure a loan with one or more of its properties or other assets.

            Joint Investments. While the Account will often own the entire fee interest in a property, it can also hold other ownership interests. The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account cannot hold real property jointly with TIAA or its affiliates.


            Diversification. We have not placed percentage limitations on the type and location of properties that the Account can buy. However, the Account plans to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon the availability of suitable investments and how much the Account has available for investment at any given time.

            Discretion to Evict or Foreclose. TIAA can decide when it is in the best interests of the Account to evict defaulting tenants or to foreclose on defaulting borrowers. When deciding to evict or foreclose, TIAA will take a course of action that it concludes is in the best interests of the Account in order to maintain the value of an investment.


            Property Management and Leasing Services. We usually will hire a local management company to perform the day-to-day management services for properties the Account owns and operates, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs, replacements, and capital improvements. The local manager will also review market conditions in order to recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire one or more leasing companies to perform or coordinate leasing and marketing services for any property with actual or projected vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account's cash flow from a property.

            We won't usually use a management services company for mortgage loans (except for mortgage servicing), unless we're foreclosing on a mortgage loan.



                                  RISK FACTORS

            Participants should consider various risks before investing in the Account. These include valuation risks (see "Valuation of Assets," page 37), conflicts of interest (see "Conflicts of Interest," page 27), and the following:


Risks of Real Property Ownership
--------------------------------

            General Risks of Real Property Ownership. The Account will be subject to the risks inherent in owning real property. They include fluctuations in occupancy rates and operating expenses, unanticipated repairs and renovations (particularly in older structures), and variations in rental rates and property values. Many factors can adversely affect rental rates and property values. These include the state of the economy (local, national or global), changing supply and demand for the type of properties the Account invests in, natural disasters or man-made events, zoning laws, real property tax rates, and other governmental rates and fiscal policies.

            Operating the Account's real property mainly involves renting to tenants. There are risks associated with rentals. For example, if a lease is terminated because the tenant is unable to pay the rent (including when a bankruptcy court has rejected the tenant's lease), the Account's cash flow will be reduced. If we terminate a lease, we might not be able to find a new tenant without incurring a loss. Any disputes with tenants could also involve costly litigation.

            Another risk for the Account is that it may be unable to attract and retain tenants, which means that rental income declines. Third parties in purchase-leaseback transactions may default on rental agreements or rent guarantees. We also can't assure that operating a property will produce a satisfactory profit because operating costs can increase in relation to a property's gross rental income. In particular, property taxes and utility, maintenance, and insurance costs may go up. The Account may have to advance funds to third parties to protect its investment, or sell properties on disadvantageous terms in order to raise needed funds.

            Resale of Real Property. Because the Account invests in real property, its investments may be illiquid compared to the readily-marketable securities held by other variable annuity accounts. A poor market for real estate can make it harder to sell any particular investment for its full value. This could lead to losses or reduced profits for the Account. The risk that resale will be difficult will vary with the size, location, and type of investment. The Account might not be able to sell a property at a particular time or price. Although the Account ordinarily would sell real property for cash, the Account may at times find it necessary to provide financing to purchasers.

            Properties Acquired Prior to Completion of Development and Construction and Recently-Constructed Properties. If the Account chooses to develop a real property, it faces the risk of delays or unexpected increases in the cost of property development and construction. These risks can come from over-building, which lowers demand for rentals. They can also be the result of slower growth in local economies, poor performance of local industries, higher interest rates, strikes, bad weather, material shortages, or increases in material and labor costs. We can't guarantee that once a property is developed it will operate at the income and expense levels we projected before developing it. We also can't guarantee that a property will be developed the same way we originally planned.

            The Account may buy recently-constructed properties that are subject to agreements with sellers that provide for certain minimum levels of income. We can't guarantee that the sellers or other parties will be able to carry out their obligations under those agreements. We also can't assure you that when these agreements expire or the seller defaults, the operating income from the properties will be enough to produce as high a return as the Account was getting from those properties before the expiration or default.

            Risks with Purchase-Leaseback Transactions. Risks under purchase-leaseback transactions relate to the ability of the lessee to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.


Risks of Joint Ownership
------------------------

            Investing in joint venture partnerships or other forms of joint property ownership sometimes involves risks that don't apply when properties are owned directly. These risks include the co-venturer's bankruptcy or the co-venturer's having interests or goals inconsistent with those of the Account. If a co-venturer doesn't follow the Account's instructions or adhere to the Account's policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected. A co-venturer also can make it harder for the Account to transfer its interest in the joint form of ownership. A co-venturer could have the right to decide whether and when to sell the property. As a result, it could be hard for the Account to sell joint ownership investments.


Risks of Mortgage Loan Investments
----------------------------------

            General Risks of Mortgage Loans. The main risk of a mortgage loan investment is that the borrower may default. If that happens, the Account would have to foreclose on the underlying property to protect the value of its mortgage loan, or pursue other remedies. Since the Account will usually make non-recourse mortgage loans, it will usually rely solely on the value of the underlying property for its security. Mechanics', materialmen's, governmental, and other liens on the property may have or obtain priority over the Account's security interest.

            The unamortized principal amount due under a mortgage loan will be payable in a lump sum payment at the end of the loan term. Unless the borrower has large cash reserves, it may not be able to make this payment unless it can refinance the mortgage loan with another lender.

            If interest rates are volatile during the investment period, the Account's variable-rate mortgage loans could have lower yields.

            Prepayment Risks. The Account's mortgage loan investments will usually be subject to the risk that the borrower decides to prepay the loan. Prepayments can change the Account's return because we may be unable to reinvest the prepaid proceeds at as good an interest rate as the original mortgage loan rate.

            Loan-to-Value Ratio. The larger the mortgage loan compared to the fair market value of the property securing it, the greater the loan's risk. The Account therefore usually won't make mortgage loans of more than 85% of the appraised value of the property. (It will make larger loans only if it's compensated for the extra risk.) However, we can't guarantee that if a borrower defaults, the Account will be able to sell the property for its estimated or appraised value.


            Interest Limitations. Because state laws could change during the term of a loan or for other reasons, we might not always be able to determine with certainty whether the interest rate we are charging on mortgage loans complies with state usury laws that limit rates. If we inadvertently violate those laws, we could incur penalties such as restitution of excess interest, unenforceability of debt, and treble damages.


            Risks of Participations. A participating mortgage loan could have a relatively low fixed interest rate and provide for payment of a percentage of revenues from the property or sale proceeds. In that case, if the property doesn't generate revenues or appreciate in value, the Account will have given up a potentially greater fixed return without receiving the benefit of appreciation. It's also possible that in very limited circumstances, a court could characterize the Account's participation interest as a partnership or joint venture with the borrower. The Account would then lose the priority its security interest would otherwise have been given, or be liable for the borrower's debts.


General Risks of All Types of Real Estate-Related Investments
-------------------------------------------------------------

            Appraisal Risks. We rely on appraisals from real estate professionals to value properties. However, appraisals are only estimates based on the professional's opinion and may not be the amount the Account receives if it sells the property. If appraisals are too high, participants sending in premiums will be credited with fewer accumulation units than if the value were lower. Participants withdrawing funds or receiving income when appraisals are too high will receive more money than they would otherwise be entitled to, which hurts other participants. If appraisals are too low, participants sending in premiums would be credited with too many accumulation units, which hurts other participants. Payments to participants making cash withdrawals or receiving income would be lower when appraisals are too low than they would have been if the appraisals were higher.

            Inaccurate appraisals can also affect the fees the Account pays to TIAA, since TIAA's fees are based on the Account's value (see "Conflicts of Interest," page 27).

            Investment Opportunities. We can't guarantee that good investment opportunities will come up at the same time funds are available for investment. In addition, the Account may have to forego investment opportunities if it does not have sufficient money to invest.

            Casualty Losses. We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account's real property and properties securing mortgage loans or subject to purchase-leaseback transactions. However, some types of catastrophic losses are uninsurable or so expensive to insure against that it doesn't make sense to buy insurance for them. These may include losses from earthquakes, wars, nuclear accidents, floods, or environmental or industrial hazards or accidents. If a disaster that we haven't insured against occurs, the Account could lose both its original investment and any future profits from the property affected.

            Some leases may permit a tenant to terminate its obligations in certain catastrophic situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant's space is vacant.

            Regulatory and Environmental Risks. Restrictive zoning regulations and land use controls, strict air and water quality standards, and noise pollution regulations by governmental authorities could limit the availability of suitable investments for the Account and could increase any construction and operating costs of the Account.

            In addition, changes in local, state, federal, or international environmental regulations on the use or presence of hazardous or toxic materials or waste could raise the cost of owning and maintaining properties. It could be harder for the Account to maintain, sell, rent, finance, or refinance properties affected by new environmental regulations because of the increased costs associated with regulatory compliance. Under some federal statutes, the Account's potential liability for environmental damage could exceed the value of the Account's investment in a property.

            Under various environmental regulations, a current or previous property owner or operator, and sometimes a mortgagee, may be liable for the cost of removing or cleaning-up hazardous or toxic substances on, in or released from a property. The Account could be liable for those costs on its properties, even if we didn't know of, and weren't responsible for, the presence or release of the hazardous or toxic substances. The presence of any hazardous or toxic substances, or the failure to clean up those substances properly, could limit an owner's ability to sell or rent a property. The Account could also be liable for the cost of removal or clean up of those substances at a disposal or treatment facility, even if we don't own the facility. Under current environmental regulations, the cost of any required clean-up and the liability of the owner, operator, or mortgagee is usually not limited and could exceed the property's value or the aggregate assets of the owner or operator. In an extreme case, the Account could be required to incur significant costs because of a single real estate investment if it were legally required to pay for cleaning up an environmental hazard.

            Various environmental regulations also require property owners or operators to monitor business activities on their premises that affect the environment. Failure to comply with those requirements could make it difficult to lease or sell any affected property or subject the Account to monetary penalties.


Risks of REIT Investments
-------------------------

            REITs invest in real property and mortgages, and therefore are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk -- price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.


Risks of Liquid Investments
---------------------------

            The Account's investments in securities and other instruments are subject to several types of risks. One is financial risk, which for debt securities and other fixed income instruments comes from the possibility that the issuer won't be able to pay principal and interest when due. For common or preferred stock, it comes from the possibility that the issuer's current earnings will fall or that its overall financial soundness will decline. Another kind of risk is market risk -- price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates. Finally, volatile interest rates may affect current income from an investment.


Other Risks
-----------


            Risk of Unspecified Investments. While we intend to supplement this prospectus periodically to describe the Account's new property investments, in most cases supplements will not be available for your review prior to the completion of a property acquisition. As a result, if you invest in the Account you won't have the opportunity to evaluate for yourself the economic merit of any property investments that the Account may make. You therefore must rely solely upon the judgment and ability of TIAA to select investments consistent with the Account's investment objective and policies.

            Investment Company Act of 1940. We intend to operate the Account so that it will not have to register as an "investment company" under the 1940 Act. This will require monitoring the Account's portfolio so that it won't have more than 40% of total assets (other than U.S. Government securities and cash items) in investment securities (as defined under the 1940 Act). As a result, the Account may be unable to make some potentially profitable investments.


                                  ROLE OF TIAA

            TIAA plays a significant role in operating the Real Estate Account. The Account is managed by TIAA. In addition, TIAA's general account supplied the Account's initial capital, or "seed money." On an ongoing basis, TIAA's general account provides a liquidity guarantee -- i.e., TIAA ensures that the Account has funds available to meet transfer or cash withdrawal requests. (See "Liquidity Guarantee," page 24.)


Seed Money
----------

            On July 3, 1995, TIAA contributed $100 million to the Account in exchange for $100 million in accumulation units, to enable the Account to purchase a diverse portfolio of properties without having to wait to receive premiums.

            Since September 16, 1996, TIAA has been redeeming the accumulation units related to its $100 million seed money investment, in accordance with a five-year repayment schedule approved by the New York Insurance Department
(NYID). The Account, with NYID approval, recently modified the seed money redemption schedule by increasing the Account's monthly redemption payments to TIAA to 25% of the Account's prior months' net asset growth (with no less than 16,666.67 and no more than 100,000 units to be redeemed per month). TIAA may, with prior approval of the independent fiduciary (see page 25),further accelerate the redemption schedule. Any prepayment, however, will not modify the existing schedule to the extent that TIAA still owns accumulation units related to its seed money investment.

            TIAA's accumulation units are being redeemed by the Account at net asset value at the time of redemption.

            Because of its seed money investment, TIAA owned accumulation units representing 9.5% of the Account's net assets, as of December 31, 1997.


Liquidity Guarantee
-------------------

            If the Account's cash flow (from premiums and investment income) and liquid investments are insufficient to fund participant requests to make cash withdrawals or transfers from the Account, TIAA's general account will fund them by purchasing accumulation units. When TIAA purchases units to keep the Account liquid ("liquidity units") or TIAA sells liquidity units back to the Account, the number of accumulation units TIAA holds will go up or down. TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can only make a cash withdrawal if allowed by the terms of your plan.

            As TIAA buys liquidity units, it may end up owning more of the Real Estate Account than anticipated. An independent fiduciary (see below) will monitor whether liquidity units held by TIAA's general account have, together with the accumulation units representing TIAA's seed money investment (if still not redeemed), exceeded a specific percentage of the Account's total outstanding accumulation units. If so, TIAA may be required to redeem some of its liquidity units. The independent fiduciary may require the number of liquidity units TIAA holds to be reduced when the Account has uninvested cash or liquid investments available. The independent fiduciary may also select properties for the Account to sell so that TIAA can redeem liquidity units. See "Role of the Independent Fiduciary," below.

            The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See "Liquidity Guarantee Deduction," page 42.


TIAA's ERISA Fiduciary Status
-----------------------------

            To the extent that assets of a plan subject to ERISA are allocated to the Account, TIAA will be acting as an "investment manager" (as that term is defined under ERISA) and a fiduciary under ERISA with respect to those assets.


Role of the Independent Fiduciary
---------------------------------

            TIAA's purchase and sale of liquidity units raises certain technical issues under ERISA. TIAA therefore applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an "independent fiduciary" for the Real Estate Account.

            Institutional Property Consultants, Inc., a registered investment adviser in business since 1983, serves as the Account's independent fiduciary. The independent fiduciary's responsibilities include: (1) reviewing and approving the Account's investment guidelines and any changes to them; (2) monitoring whether the properties the Account buys conform to the investment guidelines; (3) reviewing and approving valuation procedures and any changes to them; (4) approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal; (5) reviewing and approving how we value accumulation and annuity units; (6) approving the appointment of all independent appraisers; (7) reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values; and (8) reviewing the seed money redemption schedule. If the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is otherwise necessary to assure the Account has correctly valued a property, it can require appraisals besides those normally conducted.

            After (and, if necessary, during) the period during which the Account must repay TIAA's seed money investment, the independent fiduciary will calculate the percentage of total accumulation units that TIAA's ownership shouldn't exceed (the "trigger point"). The independent fiduciary will also create a method for changing the trigger point. It must approve any adjustment of TIAA's interest in the Account and can require an adjustment. If TIAA's investment reaches the trigger point, the independent fiduciary may plan and participate in any program for selling the Account's assets. This can include selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary's opinion, are desirable to reduce TIAA's ownership in the Account or to facilitate winding down the Account.

            The independent fiduciary will supervise the Account during any winding down of operations. It will review any program for selling the assets of the Account during that time. This review can include selecting the properties to be sold, providing sales guidelines, and approving the sale of the properties in the Account, if in the independent fiduciary's opinion, the sales would facilitate winding down.

            The independent fiduciary will also review any other transactions or matters involving the Account that TIAA submits for review to determine whether those transactions are fair and in the Account's best interest.

            TIAA appointed the independent fiduciary for a five-year term, and has established a special subcommittee of the Investment Committee of its Board of Trustees with authority to renew the appointment or remove the independent fiduciary. When the term ends, the independent fiduciary will not be reappointed unless more than 60% of the subcommittee members approve. Before the term ends, the independent fiduciary can be removed for cause by the vote of the majority of subcommittee members. In addition, the independent fiduciary can resign after at least 180 days' written notice. If the independent fiduciary resigns or is removed, the special subcommittee will appoint a successor.

            TIAA pays the independent fiduciary directly. The investment management charge deducted from the Account's assets and paid to TIAA includes TIAA's costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5% of its annual income, including payment for services to the Real Estate Account during its term as independent fiduciary, from TIAA.

            Your decision as a participant or plan fiduciary to invest in the Account will constitute your approval and acceptance of Institutional Property Consultants, Inc. or any successor to serve as the Account's independent fiduciary, after full and fair disclosure has been made by TIAA, including the disclosure in this prospectus.

                              CONFLICTS OF INTEREST

            TIAA is a nonprofit company and will not accept acquisition or placement fees for services provided to the Account. However, the same people who oversee the Account's real estate and non-real estate investments may also buy, sell, and manage the real estate-related and other investments of TIAA's general account. This could create conflicts of interest.

            Conflicts of interest may arise because TIAA's general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. Although the Real Estate Account and TIAA's general account will normally have different investment and sale objectives and will generally not be in the market for the same types of properties at the same time, whenever the investment or sale objectives of the Real Estate Account and TIAA's general account are similar, we will use the following procedures to eliminate conflicts of interest: The decision, in the first instance, as to whether the Real Estate Account or TIAA's general account will purchase or sell a property will be determined by such factors as which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account's portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.


            Conflicts of interest could also arise because some properties in TIAA's general account may compete for tenants with properties the Account owns or has an interest in. The decision as to whether properties owned by the Account or TIAA's general account will lease space to a tenant will be determined by such factors as the tenant's preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

            Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA's management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Real Estate Account and to avoid conflicts of interest.



Indemnification
---------------

            The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

                            DESCRIPTION OF PROPERTIES


The Properties - In General
---------------------------


            As of the date of this prospectus, the Account has 34 properties in its real estate portfolio. The following charts break down the Account's real estate assets, as of December 31, 1997, by region and property type.


      [The following will be printed in pie chart form]

      EAST - 30.3%            OFFICE - 46.7%
      WEST - 26.6%            RESIDENTIAL- 27.1%
      MIDWEST - 26.1%         INDUSTRIAL - 16.9%
      SOUTH - 16.9%           RETAIL - 9.3%

      The percentages shown above exclude the interests owned by the Account's joint venture partners in the portfolio properties.

            Set forth below is general information about each of the Account's portfolio properties, as of December 31, 1997.


                                                                                                        Annual Avg.
                                                                                  Rentable               Base Rent
                                                            Year      Year        Area        Percent   per Leased        Market
Property                              Location              Built     Purchased   (sq. ft.)   Leased     Sq. Ft.(1)      Value(2)
--------                              --------              -----     ---------   ---------   -------   ------------     --------
OFFICE PROPERTIES
Columbia Centre III                   Rosemont, IL          1989      1997          238,941      99%      $25.12        $38,580,850
371 Hoes Lane                         Piscataway, NJ        1986      1997          136,088     100%      $15.55        $15,499,306
Corporate Center at Sawgrass          Sunrise, FL           1997      1997           91,113      94%      $13.93        $12,956,957
Parkview Plaza(3)                     Oakbrook, IL          1990      1997          263,912     100%      $18.84        $51,614,733
Fairgate at Ballston(3)               Arlington, VA         1988      1997          143,564      97%      $22.54        $27,560,000
Five Centerpointe(3)                  Lake Oswego, OR       1988      1997          113,910      98%      $14.16        $16,200,000
Two Newton Place(3)                   Newton, MA            1987      1997          108,819     100%      $18.67        $16,900,000
USF&G Building(3)                     Salt Lake City, UT    1988      1997           66,526      99%      $12.20        $ 7,900,000
Northmark Business Center(3)          Blue Ash, OH          1985      1997          106,552      92%      $10.10        $ 9,873,570
Metro Center Office Park(3)           Sacramento, CA        1986      1997          257,989      87%      $11.30        $21,500,000
Longview Executive Park(3)            Hunt Valley, MD       1988      1997          257,944      95%      $ 9.90        $23,500,000
Southbank Building                    Phoenix, AZ           1995      1996          122,535     100%      $ 9.01        $10,700,000
                                                                                  ---------                             -----------
Subtotal--Office Properties                                                       1,907,893                            $252,785,416


INDUSTRIAL PROPERTIES
Eastgate Distribution Center          San Diego, CA         1996      1997          200,000     100%       $5.34        $12,200,000
Saks Distribution Facility            Aberdeen, MD          1997      1997          470,707     100%       $5.38        $27,700,000
Westinghouse                          Coral Springs, FL     1997      1997           75,630     100%       $7.29        $ 6,100,000
Interstate Acres                      Urbandale, IA         1981-88   1997          440,000      97%       $3.28        $13,813,908
Interstate Crossing                   Eagan, MN             1995      1996          131,380     100%       $7.25        $ 6,400,000
Arapahoe Park E.                      Boulder, CO           1979-82   1996          129,425     100%       $9.01        $10,000,000
River Road Distribution Center        Fridley, MN           1995      1995          100,584     100%       $5.97        $ 4,225,000
Butterfield Industrial Park           El Paso, TX           1980-81   1995          183,510     100%       $3.58        $ 4,700,000
                                                                                  ---------                             -----------
Subtotal--Industrial Properties                                                   1,731,236                             $85,138,908


RETAIL PROPERTIES
Rolling Meadows                       Rolling Meadows, IL   1957(4)   1997          131,070      90%      $10.77        $13,000,000
River Oaks                            Woodbridge, VA        1995      1996           90,885      92%      $14.04        $12,760,835
Lynnwood Collection                   Raleigh, NC           1988      1996           86,362     100%      $ 8.44        $ 7,100,000
Millbrook Collection                  Raleigh, NC           1988      1996          102,221      95%      $ 7.26        $ 7,000,000
Plantation Grove                      Ocoee, FL             1995      1995           73,655      96%      $ 9.96        $ 7,200,000
                                                                                  ---------                             -----------
Subtotal--Retail Properties                                                         484,193                             $47,060,835
                                                                                  ---------                             -----------
Subtotal--Commercial Properties                                                   4,123,322                            $384,985,159

RESIDENTIAL PROPERTIES(5)
Lodge at Willow Creek                 Douglas County, CO    1997      1997           NA          80%       NA           $27,562,882
Lincoln Woods                         Lafayette Hill, PA    1991      1997           NA          97%       NA           $21,476,050
The Crest of Shadow Mt.               El Paso, TX           1992      1997           NA          94%       NA           $ 9,260,000
Westcreek                             Westlake Village, CA  1988      1997           NA          99%       NA           $13,700,000
Royal St. George                      W. Palm Beach, FL     1995      1996           NA          98%       NA           $15,800,000
Monte Vista                           Littleton, CO         1995      1996           NA          90%       NA           $19,000,000
Brixworth                             Atlanta, GA           1989      1995           NA          98%       NA           $16,100,000
The Greens at Metrowest               Orlando, FL           1990      1995           NA          93%       NA           $13,400,000
                                                                                                                        -----------
Subtotal--Residential Properties                                                     NA                                $136,298,932
                                                                                 -----------                           ------------
Total--All Properties                                                             4,123,322                            $521,284,091


(1) Based on total rent (excluding tenant payments for real estate taxes and operating expenses) on leases existing at December 31, 1997.

(2) Market value reflects the value determined in accordance with the procedures described under "Valuation of Assets," page . The values shown here assume the Account owns 100% of the properties, including those held jointly.

(3) Purchased in partnership with Pegasus Partners, Inc., a subsidiary of USF&G Corporation.

(4) Renovated in 1991 and 1995.

(5) For the average unit size and annual average rent per unit for each residential property, see "Residential Properties" below.


      Commercial (Non-Residential) Properties
      ---------------------------------------

                  In General. The Account holds 25 commercial (non-residential) properties in its portfolio. None of these properties is subject to a mortgage, and although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed by the tenants.

                  The Account's office property portfolio currently consists of twelve suburban office properties located in metropolitan areas throughout the United States. The office properties together are approximately 96% leased to 127 tenants. The Account has a 90% interest in eight of the office properties, which are held in a partnership with Pegasus Partners, Inc., a wholly-owned subsidiary of USF&G Corporation. USF&G Realty Advisors, Inc. provides real estate advisory services to the partnership and assists in the overall management of those properties.

                  The Account's industrial property portfolio currently consists of eight properties used primarily for warehousing, distribution, or light manufacturing activities. The Account's industrial properties together are approximately 99% leased to 37 tenants.

                  The Account's retail property portfolio currently consists of five neighborhood shopping centers, each of which is anchored by a supermarket tenant. These retail properties together are approximately 94% leased to 78 tenants.

            Major Tenants. The following table lists the Account's major commercial tenants based on the total space they occupy in the Account's properties.

                                                      Percentage of
                                                     Total Rentable
                                                         Area of
                                          Occupied      Account's
                                          Square     Non-Residential   Property
Major Tenant                              Feet         Properties         Type

Saks & Company                            470,707        11.4%        Industrial

VanKampen American Capital                208,821         5.1%          Office

PHH Vehicle Management Services           199,563         4.8%          Office

Ball Aerospace & Technology Corporation   129,425         3.1%        Industrial

Roadway Package System                    124,000         3.0%        Industrial

Ameritech                                 120,698         2.9%          Office

Kroger Supermarket                        104,674         2.5%          Retail

DJ Plastics                               103,510         2.5%        Industrial

Kimberly Press                            100,000         2.4%        Industrial

Scheduled Airlines Traffic Offices         87,438         2.1%          Office

                  Lease Expirations. The following charts provide lease expiration information for the Account's commercial properties, categorized by property type. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.

                                Office Properties



                                                                  Percent of
                                                                Total Rentable
                                                               Area of Account's
                                               Rentable Area    Non-Residential
                                 Number of      Subject to        Properties
                                  Leases     Expiring Leases    Represented by
     Year of Lease Expiration    Expiring       (sq. ft.)       Expiring Leases

               1998                 22            190,163            4.6%
               1999                 16             95,263            2.3%
               2000                 24            242,225            5.9%
               2001                 21            194,804            4.7%
               2002                 27            339,661            8.2%
        2003 and thereafter         17            770,619           18.7%
                                   ---          ---------           -----
Total                              127          1,832,735           44.5%


                             Industrial Properties

                                                                  Percent of
                                                                Total Rentable
                                                               Area of Account's
                                               Rentable Area    Non-Residential
                                 Number of      Subject to        Properties
                                  Leases     Expiring Leases    Represented by
     Year of Lease Expiration    Expiring       (sq. ft.)       Expiring Leases

               1998                  7            133,580            3.2%
               1999                  3             59,730            1.4%
               2000                  7            235,592            5.7%
               2001                  8            226,799            5.5%
               2002                  2             56,880            1.4%
        2003 and thereafter         10          1,010,727           24.5%
                                    --          ---------           -----
Total                               37          1,723,308           41.8%


                               Retail Properties

                                                                  Percent of
                                                                Total Rentable
                                                               Area of Account's
                                               Rentable Area    Non-Residential
                                 Number of      Subject to        Properties
                                  Leases     Expiring Leases    Represented by
     Year of Lease Expiration    Expiring       (sq. ft.)       Expiring Leases

               1998                 10            17,124             0.4%
               1999                 13            26,255             0.6%
               2000                 19            40,434             1.0%
               2001                 21            48,407             1.2%
               2002                  6            16,986             0.4%
        2003 and thereafter          9           305,604             7.4%
                                    --           -------            -----
Total                               78           454,810            11.0%

      Residential Properties
      ----------------------

                  The Account's residential property portfolio currently consists of nine first class or luxury multi-family garden apartment complexes. None of the properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

                  Set forth below is more detailed information regarding the complexes in the Account's portfolio as of December 31, 1997.


                                                                                    Average
                                                                Number             Unit Size           Avg. Rent             Percent
       Property                        Location                of Units          (Square Feet)     Per Unit/Per Month         Leased
Lodge at Willow Creek             Douglas County, CO              316                1001               $1,088                80%
Lincoln Woods                     Lafayette Hill, PA              216                 773               $1,057                97%
The Crest of Shadow Mt.           El Paso, TX                     232                 837               $  607                94%
Westcreek                         Westlake Village, CA            126                 948               $1,086                99%
Royal St. George                  West Palm Beach, FL             224                 870               $  811                98%
Monte Vista                       Littleton, CO                   219                 888               $  954                90%
Brixworth                         Atlanta, GA                     271                 718               $  794                98%
The Greens at Metrowest           Orlando, FL                     200                 920               $  781                93%

      Recent Property Purchases
      -------------------------

      The Legends at Chase Oaks - Plano, Texas
      ---------------------------------------

                  On March 31, 1998, the Account purchased The Legends at Chase Oaks, a first class garden apartment complex located in Plano, Texas (a suburb of Dallas) for a purchase price of approximately $29.7 million. The property is not subject to a mortgage. The complex, located on 34.6 acres, was built in 1997 and contains 346 one, two, and three bedroom units in 32 two-story buildings, with 692 parking spaces. It is in the final stages of its initial lease-up, and is currently 94% occupied with monthly rents averaging $1,046 per unit. Rents are comparable with competitive complexes and are not subject to rent regulation. The Account is responsible for the expenses of operating the property.

                  For a discussion of the Account's real estate holdings and recent acquisitions in the context of the Account's performance as a whole, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," below. Real estate investments made by the Account after the date of this prospectus will be described in supplements to the prospectus, as appropriate.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


            The Account began operating on July 3, 1995 and interests in the Account were first offered to participants on October 2, 1995.

            Through December 31, 1997, the Account had acquired a total of 33 real estate properties, including twelve office properties, eight industrial properties, five neighborhood shopping centers, and eight apartment complexes. As of December 31, 1997, these properties represented 65.06% of the Account's total investment portfolio.


            The Account has purchased one additional apartment property since the beginning of 1998. The Account continues to pursue suitable property acquisitions, and is currently in various stages of negotiations with a number of prospective sellers. While attractive acquisition prospects are available in the current market, significant competition exists for the most desirable properties.


            As of December 31, 1997, the Account also held investments in U.S. government agencies, representing 14.06% of the portfolio, real estate investment trusts (REITs), representing 13.64% of the portfolio, commercial paper, representing 5.99% of the portfolio, and corporate bonds, representing 1.25% of the portfolio.


            The Account owns a 90% controlling interest in a partnership which owns eight office buildings throughout the U.S. Consistent with generally accepted accounting principles (GAAP), the Account's consolidated financial statements and all of the Account's financial data discussed in this prospectus reflect 100% of the value of the partnership's assets. The 10% interest of the other partner in the partnership is reflected as a minority interest in the Account's consolidated financial statements.



Results of Operations-Year Ended December 31, 1997 Compared to Year Ended
-------------------------------------------------------------------------
December 31, 1996
-----------------

            The Account's total net return was 10.07% for the year ended December 31, 1997 and 8.33% for 1996. The Account's net investment income, after deduction of all expenses, was $43,805,525 for the year ended December 31, 1997 and $12,452,376 for the year ended December 31, 1996, a 252% increase. This increase was the result of a growing base of net assets and a greater concentration of real estate holdings from December 31, 1996 to December 31, 1997. Net assets increased 113% during that period. In addition, the Account had net realized and unrealized gains on investments of $18,147,053 and $3,330,539 for the years ended December 31, 1997 and 1996, respectively. This increase was primarily the result of the increase in unrealized appreciation of $10,234,316 of the Account's properties and $6,836,012 of the Account's marketable securities. These increases reflect the increased values assigned to many of the properties as a result of periodic revaluations resulting from either internal or independent appraisals, and the increase in value of REITs and other marketable securities during the year.

            The Account's real estate holdings generated approximately 65% and 56% of the Account's total investment income (before deducting Account level expenses) during the years ended December 31, 1997 and 1996, respectively. The remaining portion of the Account's total investment income was generated by investments in marketable securities.


            Gross real estate rental income was $44,342,342 for the year ended December 31, 1997 and $10,951,183 for 1996. By the end of 1996, the Account owned 13 properties, whereas by the end of 1997, the Account owned 33 properties. This increase in the number of properties owned by the Account was a major factor in the higher real estate income for 1997. Interest income on the Account's short- and intermediate-term investments for the years ended December 31, 1997 and 1996 totalled $12,079,600 and $5,570,907, respectively. This increase in interest income was due primarily to the Account's increased short-term investment holdings. Dividend income on the Account's investments in REITs totalled $4,406,679 and $456,579, respectively, for the same periods. Shares of REITs represented 13.64% of the Account's investments as of December 31, 1997 and 4.95% as of December 31, 1996. This higher percentage and the general growth in the Account's assets accounted for the higher dividend income for 1997.


            Total property level expenses for the year ended December 31, 1997 were $13,496,551, of which $4,472,311 was attributable to real estate taxes and $9,024,240 represented operating expenses. Total property level expenses for the year ended December 31, 1996 were $3,370,497, of which $1,254,163 was attributable to real estate taxes and $2,116,334 was attributable to operating expenses. The increase in property level expenses during 1997 reflected the increased number of properties in the Account.

            The Account also incurred expenses for the years ended December 31, 1997 and 1996 of $1,647,689 and $642,042, respectively, for investment advisory services, $1,368,501 and $437,894, respectively, for administrative and distribution services and $510,355 and $75,860, respectively, for mortality and expense risk charges and liquidity guarantee charges. Such expenses increased as a result of the larger net asset base of the Account in 1997.


Results of Operations-Year Ended December 31, 1996 Compared to Period Ended
---------------------------------------------------------------------------
December 31, 1995
-----------------

            In comparing the Account's 1996 operating results with those of 1995, it is significant that as of December 31, 1995, the Account had been operational for only six months and owned only five properties. In fact, the Account's first real estate purchase was not made until November 22, 1995. In contrast, by December 31, 1996, the Account had been operating for over a year and owned thirteen properties. As a result of these and other factors, the Account's total net return was 8.33% for the year ended December 31, 1996 and 2.57% for the six month period ended December 31, 1995.

            The Account's net investment income, after deducting all expenses, increased 372% from December 31, 1995 to December 31, 1996. This increase was a result of a full year of operations coupled with a growing base of net assets. Net assets increased 207% during that period. Net unrealized gains on real estate properties occurred for the first time during 1996 and accounted for 30% of the net change in unrealized appreciation for that period. The Account's real estate gains and losses resulted from the periodic revaluations of the Account's properties. The gains were based, in part, on the fact that our experience operating the properties provided us with better estimates of future income and expenses, and, in part, on increasing prices for certain property types held by the Account. The losses were based, in part, on slower re-leasing of space at certain properties owned by the Account.


            Net unrealized gains on marketable securities accounted for 70% of the net change in unrealized appreciation for the year ended December 31, 1996 and for 100% of the net change during the six month period ended December 31, 1995. The net unrealized gains during both periods resulted primarily from price appreciation of the shares of REIT stock owned by the Account.

            The Account's real estate holdings generated approximately 56% and 4% of the Account's total investment income (before deducting Account expenses) during the year ended December 31, 1996 and the six month period ended December 31, 1995, respectively. The remaining 44% and 96%, respectively, of the Account's total investment income was generated by marketable securities investments. The higher real estate income for 1996 was due to the increase in the number of properties owned by the Account, coupled with the fact that the Account's first real estate purchase was not made until late 1995.

            Both property level and account level expenses increased in 1996. The increased expenses resulted from the increased number of properties in the Account, the Account's larger net asset base during 1996, and the fact that the 1995 amounts represent a six month period while 1996 represents a full year of activity.


Liquidity and Capital Resources
-------------------------------

            Since September 16, 1996, TIAA has been redeeming the accumulation units related to its $100 million seed money investment in the Account, in accordance with a five-year repayment schedule approved by the New York Insurance Department (NYID). As of December 31, 1997, the Account had redeemed 389,136 accumulation units at prevailing daily unit values, amounting to $45,209,324 in total redemption payments to TIAA. TIAA retained 610,864 accumulation units at December 31, 1997 with a total value of $74,706,529. The Account, with NYID approval, recently modified the seed money redemption schedule by increasing the Account's monthly redemption payments to TIAA to 25% of the Account's prior months' net asset growth (with no less than 16,666.67 and no more than 100,000 units to be redeemed per month). Under this schedule, at the current level of asset growth, TIAA expects to complete the redemption of its seed money investment sometime in 1998, but, in any event, no later than in the year 2000.

            For the years ended December 31, 1997 and 1996, the Account earned $43,805,525 and $12,452,376, respectively, in net investment income. During 1997 and 1996, the Account received $52,344,830 and $9,665,306, respectively, in premiums and $351,174,584 and $232,509,882, respectively, in net participant transfers from other TIAA and CREF accounts. Real estate properties costing $377,086,207 and $86,731,333 were purchased during 1997 and 1996, respectively. At December 31, 1997 and 1996, the Account's liquid assets (i.e., its cash, REITs, short- and intermediate-term investments, and government securities) had a value of $280,409,640 and $240,109,263, respectively. It is anticipated that much of the Account's liquid assets as of December 31, 1997, exclusive of the REITs, will be used by the Account to purchase additional suitable real estate properties. The remaining liquid assets, exclusive of the REITs, will continue to be available to meet expense needs and redemption requests (e.g., cash withdrawals or transfers).

            If the Account's liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA's general account will purchase liquidity units in accordance with TIAA's liquidity guarantee to the Account.

            Capital expenditures totalling approximately $2,171,583 were made during 1997. These expenditures were primarily for ongoing tenant improvements and leasing commissions at the commercial properties, in addition to other building improvements, and were generally related to renewing existing tenants or re-leasing space to new tenants in the ordinary course of business. The Account expects to increase this level of expenditures as the portfolio of office and industrial properties grows and new tenants are attracted to lease space in the buildings. For the apartment complexes, the Account expects to incur only routine recurring costs, e.g., painting and carpet cleaning and minor replacements to re-lease apartments that become vacant.


Year 2000 Issues
----------------

            Many computer software systems in use today cannot recognize the year 2000 and may revert to 1900 or some other date because of the way in which dates were encoded and calculated. The Account could be adversely affected if its computer systems or those of its external service providers do not properly process and calculate date-related information and data on and after January 1, 2000. We have been actively working on necessary changes to our computer systems to prepare for the Year 2000 and have also obtained reasonable assurances from our service providers that they are taking comparable steps with respect to their computer systems. However, the steps we are taking do not guarantee complete success or eliminate the possibility that interaction with outside computer systems may have an adverse impact on the Account.

                               VALUATION OF ASSETS

            We value the Account's assets as of the close of each valuation day. The Account's net asset value at the end of any valuation day is equal to the sum of: (i) the value of the Account's cash, cash equivalents, and short-term and other debt instruments; (ii) the value of any of the Account's other securities investments; (iii) the value of the individual real properties and other real estate-related investments owned by the Account, determined as described below; and (iv) an estimate of the accrued net operating income earned by the Account from real properties and certain other real estate-related investments, reduced by the Account's liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account (see "Expense Deductions," page 41).

            Our valuation procedures are described below. The independent fiduciary approves these procedures and any changes to them (see page 25).


Valuing Real Estate-Related Investments
---------------------------------------

            Valuation Methods for Real Property. Individual real properties will initially be valued at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) However, we could use a different value in appropriate circumstances.

            After this initial valuation, an independent appraiser will value properties at least once a year. The independent fiduciary must approve all independent appraisers that the Account hires. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

            Quarterly, we will conduct an internal review of each of the Account's properties. We'll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We'll continue to use the revised value to calculate the Account's net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

            The Account's net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We'll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

            Valuation Methods for Conventional Mortgages. Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll value the Account's fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans of comparable maturity). We'll also use this method for foreign mortgages with conventional terms.

            We'll adjust mortgage values quarterly using this formula, unless we believe that it's necessary to adjust them more frequently. We'll get information about commercial lenders by surveying typical lending institutions and from other sources.

            Valuation Methods for Participating Mortgages. Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll calculate the values of the Account's mortgage loans with participation features. To do so we'll make various assumptions about occupancy rates, rental rates, expense levels, capitalization rates upon sale, and other things. We'll use these assumptions to project the cash flow from each investment over the term of the loan, or sometimes over a shorter period. For these purposes, cash flow includes fixed interest, the participation feature, and any anticipated share in sale proceeds. To calculate asset value, we'll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. Although we use this time period to calculate asset values, it doesn't mean that the Account will actually hold the investment for that period. We chose it simply as a frame of reference for estimating asset values.

            After we calculate estimated cash flows and sale proceeds, we discount them to their present value (using rates appropriate to then-current market conditions). We can then estimate the value of the mortgage.

            Net Operating Income. The Account usually receives operating income from its real properties and other real estate-related investments intermittently, not daily. We believe it is fairer to participants to estimate the Account's net operating income rather than applying it when we actually receive it. Therefore, we assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. However, because these estimates might not turn out to be accurate, you bear the risk that, until we adjust the estimates, we could be under- or overvaluing the Account.

            The Account's estimated net operating income from real estate assets will be based on estimates of revenues and expenses for each property. Every year, we'll prepare a month-by-month estimate of the revenues and expenses ("estimated net operating income") for each of the Account's properties. Each day, we'll add the appropriate fraction of the estimated net operating income for the month to the Account's net asset value, as determined above. In effect, the Account will have a daily accrued receivable equal to the estimated net operating income from each of its properties.


            Every month, the Account will receive a report of actual operating results for the prior month for each property ("actual net operating income"). We will then recognize the actual net operating income on the accounting records of the Account. We will also adjust accordingly the daily accrued receivable that is then outstanding. As the Account actually receives cash from a property, we'll adjust the daily accrued receivable and other accounts appropriately.


Appraisals and Realizable Value of Investments
----------------------------------------------

            The Account's net asset value won't necessarily reflect the true or realizable value of the Account's assets (i.e., what the Account would get if it sold them). We believe that we use reasonable assumptions, estimates, and formulas to calculate the values of the Account's investments. However, we can't guarantee the Account will receive that amount when it sells a property. We also expect that the Account will sell some of its real properties for cash and notes (i.e., promises to pay in the future), rather than cash alone. In the future, the amount of the note could be greater or less than the amount of the cash.

            TIAA will use annual independent appraisals of the real properties in calculating asset values. However, appraisals are only estimates and don't necessarily reflect an investment's true or realizable value. If necessary, TIAA will have properties appraised more frequently than currently planned.

            Adjustments. We can adjust the values of an investment if we believe events or market conditions have increased or decreased the realizable value of that investment. We might do so, for example, if an event directly affects a property or its surrounding area. We could also make adjustments for events that affect a borrower's or lessee's ability to make payments on a mortgage loan or leaseback. We can't assure that we will always become aware of each event that might require a valuation adjustment. Also, because our evaluation is based on subjective factors and interpretations, we cannot assure you that we will make adjustments in all cases where changing conditions could affect the value of the real property investments, mortgage loans, or leasebacks.

            The independent fiduciary will approve any adjustments to any valuation of one or more properties which results in an increase or decrease of:
(1) more than 6% of the value of any of the Account's properties since the last independent annual appraisal; (2) more than 2% in the value of the Account since the prior month; or (3) more than 4% in the value of the Account within any quarter. The independent fiduciary will also approve adjustments to any property valuation that are made within three months of the annual independent appraisal.

            Right to Change Valuation Methods. If we decide that a different valuation method would reflect the value of an investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA's valuation methods could change the Account's net asset value. This, in turn, could change the values at which participants purchase or redeem Account interests.

Valuing Other Investments



            Debt Securities and Money Market Instruments. We value fixed income securities (including money market instruments) for which market quotations are readily available at the most recent bid price or the equivalent quoted yield for those securities (or those of comparable maturity, quality, and type). We obtain values for money market instruments with maturities of one year or less either from one or more of the major market makers for those securities or from one or more financial information services. We use an independent pricing service to value securities with maturities longer than one year except when we believe prices do not accurately reflect the fair value of these securities.

            Equity Securities. We value equity securities listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

            We value equity securities traded on the NASDAQ Stock Market's National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

            Foreign Securities. To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

            Investments Lacking Current Market Quotations. We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA's Board of Trustees and in accordance with the responsibilities of TIAA's Board as a whole.


                 MANAGEMENT AND INVESTMENT ADVISORY ARRANGEMENTS

            The Account doesn't have its own management or board of directors. Rather, TIAA employees, under the direction and control of TIAA's Board of Trustees and its Investment Committee, manage the investment and reinvestment of the Account's assets pursuant to investment management procedures adopted by TIAA for the Account. You don't have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

             TIAA's investment management responsibilities include research and recommending and placing orders for securities, real estate-related investments, and other investments. TIAA's investment management decisions for the Account may be subject to review and approval by the Account's independent fiduciary (see page 25). TIAA also provides all portfolio accounting, custodial, and related services for the Account. In addition, TIAA may arrange for other parties to provide certain advisory or other management services to the Account's joint ventures or other investments.

            TIAA provides all services to the Account at cost. For more about the charge for investment management services, see "Investment Management Expense Deduction," below.

            For information about the Trustees and principal executive officers of TIAA, see Appendix A to this prospectus.


                               EXPENSE DEDUCTIONS

            Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.


Investment Management Expense Deduction
---------------------------------------

            This deduction is for TIAA's investment advice, portfolio accounting, and custodial and similar services, including independent fiduciary and appraisal services. The current daily deduction is equivalent to 0.28% of net assets annually.


Administrative and Distribution Expense Deduction
-------------------------------------------------

            This deduction is for Services' administrative expenses, such as allocating premiums and paying annuity income, and for expenses related to the distribution of the contracts. The current daily deduction for the Account is equivalent to 0.23% of net assets annually, of which 0.20% is for administrative services and 0.03% is for distribution services.


Mortality and Expense Risk Deduction
------------------------------------

            TIAA imposes a daily charge as compensation for bearing certain mortality and expense risks. The current daily deduction is equal to 0.07% of net assets annually. TIAA computes the actual mortality and expense risk charge it deducts as a percentage of the

Account's net assets, less seed money invested by TIAA. Accumulations and annuity payments aren't affected by changes in actual mortality experience or by TIAA's actual expenses.


Liquidity Guarantee Deduction
-----------------------------

            This deduction is for TIAA's liquidity guarantee. The current daily deduction for the Account is equivalent to 0.02% of net assets annually. TIAA computes the actual liquidity expense it charges the Account as a percentage of the Account's real estate assets, less seed money invested by TIAA.


Quarterly Adjustment
--------------------

            Normally within 30 days after the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there's a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. TIAA's board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.


No Deductions from Premiums or on Withdrawals
---------------------------------------------

            Currently there are no expense deductions from your premiums or amounts you withdraw in cash, although we may deduct such expenses in the future.


Brokerage Fees and Related Transaction Expenses
-----------------------------------------------

            Brokers' commissions, transfer taxes, and other portfolio fees are charged directly to the Real Estate Account.



                       THE ACCUMULATING ANNUITY CONTRACTS


            TIAA offers the Real Estate Account as a variable component of the following accumulating annuity contracts: a Retirement Annuity ("RA"), a Group Retirement Annuity ("GRA"), a Supplemental Retirement Annuity ("SRA"), and a Group Supplemental Retirement Annuity ("GSRA"). The Real Estate Account is also available through an Individual Retirement Annuity ("Classic IRA") and the Roth Individual Retirement Annuity ("Roth IRA"). Both the Classic IRA and Roth IRA, which we will refer to collectively as "IRAs", accept direct and rollover contributions. (The Classic IRA that accepts direct contributions and the Roth IRA may not yet be available in several states where we are awaiting regulatory approval.) Subject to regulatory approval, we also may offer the Account through a Keogh Plan Annuity ("Keogh"). The Account is not available under these contracts in the State of California.


            We issue RAs, SRAs, and IRAs, directly to you. In contrast, GRAs and GSRAs are group contracts issued to employers. Neither you nor your beneficiaries can assign your ownership of a TIAA contract to anyone else, except as a result of a qualified domestic relations order as defined by the IRC. Currently TIAA makes no deductions from your premiums, but we reserve the right to do so in the future.


Right to Cancel Contract
------------------------

            You can cancel any TIAA RA, SRA, GSRA, or IRA contract up to 30 days after you first receive it, unless we've begun making annuity payments from it to you. This right to cancel applies only if you don't already have an existing TIAA contract, not simply if you're receiving a Real Estate Account contract rider for the first time. To cancel a contract, mail or deliver it with a signed Notice of Cancellation to TIAA's home office. TIAA will cancel the contract as of its date of issue, then send the entire current accumulation (including investment gains or losses) back to the premium remitter. In some states we are required to send back your entire premium and any deductions, without accounting for any interim investment results. If you're considering canceling a TIAA contract, consult your employer.


RA and GRA Contracts
--------------------

            RA and GRA contracts are used mainly for employer-sponsored retirement plans set up under IRC sections 401(a), 403(a), 403(b), and, for GRAs only, 401(k). Occasionally we issue RA or GRA contracts to employers for deferred compensation obligations or in advance of the contract's eventual transfer to an employee who meets delayed-vesting requirements.

               Depending on the terms of your plan, RA premiums can be paid by your employer, you, or both. If your RA premiums include contributions by both you and your employer, the employer usually remits them in a single combined payment. If you're paying some or all of the periodic premium, your contributions can be in either pre-tax dollars, by salary reduction (i.e., your employer periodically reduces your taxable compensation by a particular amount, and sends that amount to TIAA); or after-tax dollars, by payroll deduction -- in either case, subject to your employer's plan. For RAs only, you can make single, non-recurring contributions directly to TIAA.

            GRA premiums can be paid by your employer or both you and your employer. Your GRA premiums can be contributed pre-tax (by salary reduction) and after-tax (by payroll deduction) -- again subject to your employer's plan. You can't make GRA contributions directly to TIAA; your employer has to send them for you. You can also transfer accumulations from another investment choice under your employer's retirement plan to your RA or GRA contract (see page 48).

            Your rights under these contracts may be subject to vesting requirements under your employer's plan.


SRA and GSRA Contracts
----------------------

            SRA and GSRA contracts are used for voluntary tax-deferred annuity ("TDA") plans set up under IRC sections 403(b) and 401(k). SRAs are issued directly to you, while GSRAs are issued through an agreement between TIAA and your employer. For both SRAs and GSRAs, you pay all premiums in pre-tax dollars via salary reduction. You can't pay premiums directly, though you can transfer amounts from another TDA plan (see below).


IRA Contracts
-------------

               Classic IRA. The Classic IRA is issued under IRC section 408(b). You or your spouse can open a Classic IRA account with direct annual before-tax or after-tax contributions of up to $2,000 each, as long as you meet our eligibility criteria. Earnings grow tax-deferred. You can also open a Classic IRA account with (i) tax-deferred funds rolled over from any retirement plan or
(ii) funds rolled over from another IRA regardless of whether they are attributable to before- or after-tax contributions, as long as you meet our eligibility criteria. To be able to make tax-deductible contributions to the Classic IRA, you must also meet income level requirements. Although withdrawals before age 59 1/2 are generally subject to a 10% federal tax penalty, withdrawals may be made before age 59 1/2 penalty free upon death or disability, for qualified higher education expenses or for the qualified purchase of a first home of up to $10,000. See "Federal Income Taxes," page 58.

               Roth IRA. The Roth IRA is issued under IRC section 408A. The Roth IRA currently accepts direct annual contributions of up to $2,000 and rollovers from other IRAs, as long as you meet our eligibility criteria. There are significant differences between the Classic and the Roth IRA. Contributions to a Roth IRA are not tax-deductible but can be withdrawn tax-free at anytime. Earnings accrue tax-deferred and can be withdrawn tax-free if you are at least 59 1/2 and you've had the account for at least five years. You can also get tax-free distributions after the fifth year upon death or disability and of up to $10,000 for the qualified purchase of a first home. Unlike the Classic IRA, you can continue to make contributions to a Roth IRA after you reach age 70 1/2. To be eligible to contribute to a Roth IRA, you must meet income level requirements. To be eligible to rollover funds from a Classic IRA to a Roth IRA you must meet different income level requirements. See "Federal Income Taxes," page 58.

               Eligibility for IRAs. You can open a Classic or Roth IRA account if (a) you are a current or retired employee of an eligible institution; (b) you are a trustee of an eligible institution; (c) you own a TIAA or CREF annuity or a TIAA individual insurance contract; or (d) you are the spouse of any of the preceding individuals. Additionally, even if you do not meet these eligibility criteria you can set up a Classic or Roth IRA with funds rolled over from an eligible institution's retirement plan or from an individual retirement account that was itself set up with amounts originally in an eligible institution-sponsored plan.



Keogh Plan Contracts
--------------------

            Subject to regulatory approval, we have plans to offer Keogh contracts under IRC sections 401(a) and 403(a). If you own an unincorporated business, you can use our contracts for your Keogh plan if you are currently employed by or retired from an eligible institution. The IRC limits the amount you can contribute each year, and contributions must be from qualified income (see above). See "Federal Income Taxes," page 58.


Remitting Premiums
------------------

            We'll issue you a TIAA contract as soon as we receive your completed application or enrollment form. If you already have a TIAA contract, you will receive a rider permitting you to allocate premiums to the Real Estate Account. You may remit premiums to the Account under RAs, GRAs, or GSRAs only if permitted under your employer's plan. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

            If we receive premiums from your employer before your application or enrollment form, we'll credit the premiums to the CREF Money Market Account until we receive your form. We'll transfer and credit the amount you've specified to the Real Estate Account as of the business day we receive your completed form.

            If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or don't total 100%, we'll credit your premiums to the CREF Money Market Account until we do receive complete instructions. Any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.

            TIAA doesn't restrict the amount or frequency of premiums to your RA, GRA, and IRA contracts, although we reserve the right to impose restrictions. Your employer's retirement plan may limit your premium amounts, while the IRC limits the total annual premiums to plans qualified for favorable tax treatment (see page 58).

            In most cases (subject to any temporary restriction on acceptance of premiums and transfers, described below), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can't lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to GRA and GSRA contracts at any time.

            If you are employed at or retired from an eligible institution you may buy a contract to begin receiving annuity income starting on a future date of your choice.


Allocation of Premiums
----------------------

            You can allocate all or part of your premiums to the Real Estate Account, unless your employer's plan precludes that for your RA, GRA, or GSRA contract. Amounts can also be allocated to TIAA's traditional annuity or any of the variable annuity investment accounts offered by CREF. TIAA reserves the right to refuse to allocate premiums where the allocation is not consistent with an employer's plan.

            You can change your allocation for future premiums by writing to our home office, calling 800 842-2252, or using our Inter/ACT Internet service at www.tiaa-cref.org. We can suspend or terminate your right to change your allocation by telephone or over the Internet at any time.


Possible Restrictions on Acceptance of Premiums and Transfers
-------------------------------------------------------------

            From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can't find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

            If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.


Accumulation Units
------------------

            When you pay premiums or make transfers into the Real Estate Account, you buy accumulation units; when you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value for the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the unit value for the business day when we receive your transaction request and all required information and documents (unless you ask for a later date).

            The value of the accumulation units reflects the Account's investment experience (i.e., its accrued real estate net operating income, dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as expense charges against the Account's assets (see page 41). We calculate the accumulation unit values at the end of each valuation day. To do that, we multiply the previous day's values by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

      A. The value of the Account's net assets at the end of the current valuation period, less premiums received during the current valuation period.

      B. The value of the Account's net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

            The valuation of accumulation units will be reviewed and approved by the independent fiduciary (see page 25).


Transfers Between the Real Estate Account and TIAA's Traditional Annuity or CREF
--------------------------------------------------------------------------------



               Subject to the conditions below, you can transfer some or all of your accumulation in the Real Estate Account to TIAA's traditional annuity or to one of the CREF accounts once a calendar month. Starting July 1, 1998, you may transfer accumulations out of the Account only once a calendar quarter. Transfers generally must be for at least $1,000 at a time (or the entire part of your accumulation permitted to be withdrawn, if less). Under RAs, GRAs, and GSRAs, transfers to certain CREF accounts may be restricted by your plan. For more information, contact TIAA (see page 63).

            You can also transfer some or all of your accumulation in TIAA's traditional annuity or in your CREF accounts to the Real Estate Account (although your employer's plan may restrict your right to transfer any accumulations to the Real Estate Account under RA, GRA, and GSRA contracts). These transfers generally must be for at least $1,000 per account at a time. Transfers from TIAA's traditional annuity to the Real Estate Account under RA and GRA contracts take place in roughly equal installments over a ten-year period through a TIAA transfer payout annuity. There are no similar restrictions on transfers from TIAA's traditional annuity under SRA, GSRA, IRA, or Keogh contracts, as long as you are transferring at least $1,000 at a time.

            You can also transfer during the annuity period (see page 51). Currently, we don't charge you for transfers to CREF or to TIAA's traditional annuity.

            Because excessive transfer activity can hurt Account performance and other participants, we may further limit transfer frequency or otherwise modify the transfer privilege.


Transfers to Other Companies and Cash Withdrawals from the Real Estate Account
------------------------------------------------------------------------------

            If you have an RA, GRA, or GSRA contract, your ability to move funds from the Real Estate Account to a company other than TIAA or CREF depends on the terms of your employer's plan. Under a TIAA SRA, IRA, or Keogh contract, you may transfer funds from the Real Estate Account to any company without similar plan limitations. These transfers must be for at least $1,000 at a time (or the entire part of your accumulation permitted to be withdrawn, if that's less than $1,000).

            Cash withdrawals from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation may be made at any time during the accumulation period, subject to any tax law restrictions. Cash withdrawals from your RA or GRA Real Estate Account accumulation may be limited by the terms of your employer's plan. Cash withdrawals usually must be for at least $1,000 (or the entire part of your accumulation permitted to be withdrawn, if that's less than $1,000). For more information, see "General Considerations for all Cash Withdrawals and Transfers," page 48, "Tax Issues," page 49 and "Federal Income Taxes," page 58.

            Currently, TIAA does not charge you for transfers to other companies or for cash withdrawals.

            Rules on transfers and cash withdrawals vary depending on an institution's plan, so consult your past, current and potential future employer(s) for more detailed information.


Systematic Withdrawals and Transfers
------------------------------------

            You can arrange to have TIAA execute withdrawals and transfers for you automatically, subject to any restrictions in your employer's plan. At your request, we will withdraw from your accumulation as cash, or transfer to TIAA's traditional annuity, a CREF certificate, or another company, any fixed number of accumulation units or dollar amount or percentage of accumulation that you specify until you tell us to stop or until your accumulation is exhausted. Currently, the initial amount must be at least $100.


Transfers to TIAA from Other Plans
----------------------------------

            Ordinarily you can transfer funds from another 403(b) retirement plan to a TIAA contract. Likewise, if your TIAA contract is part of a 401(a) or 403(a) plan, you can transfer to it from other 401(a) or 403(a) plans, if your plans permit. Amounts transferred to TIAA may still be subject to provisions of your original employer's retirement plan. You can also transfer funds from some 401(a), 403(a), and 403(b) plans to a TIAA Classic IRA, or, assuming you meet the income eligibility criteria, from an IRA containing funds originally contributed to such plans, to either a TIAA Classic IRA or a TIAA Roth IRA.


General Considerations for All Cash Withdrawals and Transfers
-------------------------------------------------------------

            Current federal tax law restricts the availability of cash withdrawals from your accumulation under most voluntary salary reduction agreements (including investment earnings). Withdrawals are generally available only if you reach age 59-1/2, leave your job, become disabled, or die. Withdrawals of elective deferral amounts may also be permitted if your employer's plan is a 401(k) plan and your employer terminates the plan. If your employer's plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. These restrictions don't apply to withdrawals from a Classic IRA, although if you make a withdrawal before you reach age 59 1/2, you will be subject to a ten percent penalty tax. Special distribution rules apply to the Roth IRA. For more about tax consequences, see "Tax Issues" below and page 58.

            Ordinarily, you can't withdraw any part of an accumulation from which you've already begun receiving annuity income.

            Cash withdrawals and transfers are effective at the end of the business day we receive your request and all required documentation. You can instead choose to have transfers and withdrawals take effect at the close of any future business day or the last calendar day of the current or any future month, even if it's not a business day. You can request a transfer to CREF or TIAA's traditional annuity by telephone. If you do that at any time other than during a business day, it will be effective at the close of the next business day. Transfers to TIAA's traditional annuity begin participating on the next day.

            To request a transfer, write to TIAA's home office, call us at 800 842-2252, or use our Inter/ACT Internet service at www.tiaa-cref.org. We can suspend or terminate your right to make transfers by telephone or over the Internet at any time. For more about telephone or Internet transfers, see page 62.


Tax Issues
----------

            Before you transfer or make a cash withdrawal, make sure you understand the possible federal and other income tax consequences. Here are some general rules: Transfers between retirement plans governed by the same section of the IRC, or between like IRAs funded at other companies, or from 401(a), 403(a), and 403(b) plans to a TIAA Classic IRA, aren't normally considered taxable distributions. Cash withdrawals are usually taxed at ordinary income rates. Withdrawals before age 59 1/2 may subject you to early distribution taxes. (Different rules may apply to residents of Puerto Rico.) For details, see "Federal Income Taxes," page 58.


Texas ORP Restrictions
----------------------

            If you're in the Texas Optional Retirement Program, section 36.15 of the Texas Education Code says you (or your beneficiary) can redeem some or all of your accumulation only if you retire, die, or leave your job in the state's public institutions of higher education. You're also subject to other distribution restrictions outlined elsewhere in this prospectus.

Spousal Rights
--------------

            If you're married, the Retirement Equity Act of 1984 ("REACT") or your employer's plan may require you to get advance written consent from your spouse before we make the following transactions for you : (1) a cash withdrawal (except from most IRAs); (2) a payment of a retirement transition benefit (see page 53); (3) a transfer to a retirement plan not covered by ERISA; or (4) a direct rollover from one plan to another or to an IRA (you don't receive a check). If you're married at your annuity starting date, REACT or your employer's plan may require that you choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing (see "The Annuity Period," page 50). There are limited exceptions to the waiver requirement.


Portability of Benefits
-----------------------

            Once you're fully vested under your employer's RA or GRA plan, you can't lose the benefits you've earned. You'll retain all rights under your contract, and continue participating in the Real Estate Account, until you apply your entire accumulation to begin annuity (or survivor) benefits, transfer it to another company, or take it as a cash withdrawal.

            Length-of-service and other rules vary considerably from plan to plan, so ask your employer about your vesting status. Benefits under SRAs, GSRAs, IRAs, and Keoghs are immediately vested and can't be forfeited.


                         INCOME-PAYING ANNUITY CONTRACTS

The Annuity Period
------------------

            The Real Estate Account is available through a variety of income options. See "Income Options," on page 52. Subject to certain federal tax law restrictions, you can receive income from all or part (but not less than $10,000) of your accumulation, so it's possible for you to be both accumulating and receiving retirement benefits at the same time. You can also pick a different income option for different portions (but not less than $10,000) of your accumulation, but once you've started payments you can't change your income option (unless you picked the Minimum Distribution Option annuity) or annuity partner for that payment stream.

            Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We'll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

               Initial income payment amounts are calculated based on the accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account's investment experience and the income change method you choose. There are two income change methods for annuity payments: annual and monthly.

            Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. (Note that the monthly income change method may not yet be available in several states where we are awaiting regulatory approval.) For the formulas used to calculate the amount of annuity payments, see page 53. The total value of your annuity payments may be more or less than your total premiums.


Annuity Starting Date
---------------------


            Generally, you pick an annuity starting date when you first apply for a TIAA contract. You can change this date at any time prior to the day before that annuity starting date. The annuity starting date can't be later than the latest date allowed under the IRC's minimum distribution rules (see page
62). In addition, you can't begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.


            Ordinarily, annuity payments begin on your annuity starting date, but the terms of your employer's plan can restrict when you begin retirement income. For payments to begin on the annuity starting date, we must have received all documentation necessary for the income option you've picked. (For more information, contact TIAA -- see page 63.) If something's missing, we'll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within seventy days after payments begin may be used to provide additional annuity income. Premiums received after seventy days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment will begin on any business day between the first and twentieth of any month.


Transfers During the Annuity Period
-----------------------------------

            After you begin receiving annuity income, you can transfer all or part of the future annuity income payable at least once a year (on March 31), or, subject to regulatory approval, once each calendar quarter (i) from the Real Estate Account into a "comparable annuity" (see below) payable from a CREF account or TIAA's traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, remaining guaranteed period, and payment mode.

             We'll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day, or the last calendar day of the current or any future month, even if it's not a business day. (In those states where we are awaiting regulatory approval, transfers will not be effective on any date other than March 31.) Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA's traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day (see page 54) that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will be go into effect on the following March 31 only.


Income Options
--------------

            Both the number of annuity units you purchase and the amount of your income payments will depend on which income option(s) you pick. Your employer's plan, the IRC and ERISA may limit which income options you can use to receive income from an RA or GRA. Ordinarily you'll choose your income option(s) shortly before you want payments to begin; but, you can make or change your choice(s) any time before your annuity starting date. Once annuity payments start, you can't change the income option for the accumulation on which the payments are based (unless you choose the Minimum Distribution Option annuity, see page 53).


            If you haven't picked an income option when the annuity starting date arrives for your RA, GRA, SRA, or GSRA, TIAA will assume you want the One-Life Annuity with 10-Year Guaranteed Period if you're unmarried, paid from TIAA's traditional annuity. If you're married, we may assume for you a Survivor Annuity with Half-Benefit to Annuity Partner with 10-Year Guaranteed Period, with your spouse as your annuity partner, paid from TIAA's traditional annuity. See below and "Spousal Rights," page 50.


            If you haven't picked an income option when the annuity starting date arrives for your IRA, we may assume you want the Minimum Distribution Option annuity.

            All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the number and value of your accumulation units being converted and the investment experience of the Account. The current options are:


            o One-Life Annuity with or without Guaranteed Period. Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it's over, income payments will continue to your beneficiary until the end of the period. If you don't opt for a guaranteed period, all payments end at your death -- so that it's possible for you to receive only one payment if you die less than a month after payments start.


            o Annuity for a Fixed Period. Pays income for any period you choose from 5 to 30 years.

            o Two-Life Annuities. Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period -- Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner.

            o Minimum Distribution Option ("MDO") Annuity. Generally available only if you must begin annuity payments under the IRC minimum distribution requirements (see page 61). (Some employer plans allow you to elect this option earlier -- contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity; however, it's possible you won't receive income for life under an MDO. Up to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you're eligible. Using an MDO won't affect your right to take a cash withdrawal of any accumulation not yet distributed.

            For any of the income options described above, current federal tax law says that your guaranteed period can't exceed the joint life expectancy of you and your beneficiary or annuity partner.

            Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact TIAA. See "Contacting TIAA," page 63.

            Retirement Transition Benefit. Under TIAA's current practice, and if your employer's plan allows, you may be able to receive a single sum payment of up to 10% of the value of any part of an RA or GRA accumulation being converted to annuity income on the annuity starting date. Of course, if your employer's plan allows cash withdrawals, you can take a larger amount (up to 100%) of your accumulation in the Real Estate Account as a cash payment (see page 48).

            The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See "Federal Income Taxes," page 58, as well as "Spousal Rights," page 50.


Annuity Payments
----------------

            The amount of annuity payments paid to you or your beneficiary ("annuitant") will depend upon the number and the value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen. Separate annuity units are maintained for payments being made under each of the two income change methods. Annuitants bear no mortality risk under their contracts.

            Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year -- the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year's value.

            Under the monthly income change method, available subject to regulatory approval, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account.

            The formulas for calculating the number and value of annuity units payable are set forth below.

            Calculation of the Number of Annuity Units Payable. When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the accumulation in the Account to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

            The annuity factor will reflect interest assumed at the effective annual rate of 4%, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. TIAA guarantees that actual mortality experience will not reduce annuity payments after they have started. TIAA does, however, reserve the right to change, from time to time, the mortality assumptions used to determine the number of annuity units payable for any future conversions of accumulations to provide annuity payments.

            When you or any beneficiary receiving annuity income transfers annuity units under an income change method from a CREF account to the Real Estate Account or vice versa, the number of annuity units added to the account to which units are being transferred will be determined by multiplying the number of annuity units to be transferred by A and B and then dividing that result by the product of C and D as follows:

            A. the annuity unit value for that income change method, determined on the effective date of the transfer, for the account from which annuity units are being transferred.

      B. an annuity factor. Under the annual income change method, the annuity factor is equal to the value, as of the effective date of the transfer, of an annuity in the amount of $1.00 per month beginning on the following May 1 (for an April transfer, the May 1 in the subsequent calendar year) and continuing for as long as such annuity units are payable. Under the monthly income change method, the annuity factor is equal to the value, as of the effective date of the transfer, of an annuity in the amount of $1.00 per month beginning with the first payment due after the payment valuation day on or after the effective date of the transfer and continuing for as long as such annuity units are payable. These annuity factors will reflect the mortality assumptions then in use in the account from which the transfer is being made.

      C. the annuity unit value for that income change method, determined on the effective date of the transfer, for the account to which the annuity units are being transferred.

      D. an annuity factor calculated in the same manner as that described in item B. above, except reflecting the mortality assumptions then in use in the account to which the transfer is being made.

            Value of Annuity Units. The value of the Real Estate Account's annuity units is calculated separately for each income change method as of each business day and as of the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4% assumed investment return. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4% assumed investment return in the future.

            The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start, for the income change method chosen.

            For participants under the annual income change method, the value of the annuity unit for payments remains level until the following May l. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

            For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

            The value of annuity units transferred from the Real Estate Account under the annual income change method to CREF or the TIAA traditional annuity is equal to A plus B, where A and B are defined as follows:

      A. the present value of the payments due from the first payment due after the payment valuation day on or after the effective date of the transfer, and continuing to the following April 1, but not longer than such annuity units are payable.

      B. the present value of one annuity unit multiplied by the number of annuity units, payable beginning on the May 1 following the March 31 on or after the effective date of the transfer, and continuing for as long as such annuity units are payable.

            The present values will be calculated assuming interest at an effective annual rate of 4%, and the same mortality assumptions then in use in the Real Estate Account.

            The value of annuity units transferred from the Real Estate Account under the monthly income change method to CREF or to the TIAA traditional annuity will be equal to the number of annuity units multiplied by the current value of one annuity unit in the monthly revalued annuity fund multiplied by an annuity factor. The annuity factor is the value of an annuity in the amount of $1.00 per month beginning on the first of the month after the payment valuation day on or after the effective date of the transfer, and continuing for as long as such annuity units are payable.

            TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. The valuation of annuity units will be reviewed and approved by the independent fiduciary (see page 25).

                                 DEATH BENEFITS

            Death benefits under TIAA annuity contracts are payable to the beneficiaries you name. You can add, remove or change a beneficiary anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Generally, you can choose the method by which we'll pay the death benefit (see below). You can block your beneficiaries from changing the method you've chosen or you can leave the choice to them. We can block any choice of method that provides an initial payment of less than $25.

            If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

            If your beneficiary doesn't specifically request to start receiving death benefits within a year of your death, we have the option to start making payments to them over five years using the fixed-period annuity method of payment.


Methods of Payment of Death Benefits in Accumulation Period
-----------------------------------------------------------

            Currently, the available methods of payment for death benefits from funds in the accumulation period are:

            o Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

            o One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

            o Annuity for a Fixed Period of 2 to 30 years;

            o Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account's investment experience (generally $5,000 minimum death benefit value); and

            o the Minimum Distribution Option, which is available only to beneficiaries who must receive income under the IRC's minimum distribution requirements, and operates in much the same way as the MDO annuity. It's possible, under this method, that your beneficiary won't receive income for life.

            Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments instead.


Methods of Payment of Death Benefits in Annuity Period
------------------------------------------------------

            If you and your annuity partner die during the annuity period, your beneficiary can choose to receive the remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.


Spousal Rights
--------------

            Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

            For more detailed information on death benefits, please contact TIAA. See "Contacting TIAA," page 63. For tax issues concerning death benefits, especially those paid as single sums, see "Taxation of Annuity Benefits," page 59.


                              FEDERAL INCOME TAXES

            With limited exceptions, the contracts are designed as annuity contracts under section 72 of the Internal Revenue Code ("IRC").

            The Account is not a separate taxpayer for purposes of the IRC--its earnings are taxed as part of TIAA's operations. TIAA is not expected to owe any federal income taxes on the Account's earnings. If TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.



403(b) Plans
------------

            The contracts are tailored for retirement plans set up under section 403(b) of the IRC. Your total annual contributions to section 403(b) annuities can't exceed certain limits. The annual limit for all of your contributions and your employer's contributions on your behalf is the lower of (a) $30,000, (b) 25% of your compensation or (c) your "maximum exclusion allowance". Your maximum exclusion allowance is generally 20% of your compensation multiplied by your years of service with your employer, less certain prior tax-deferred retirement plan contributions. You usually can exclude salary reduction contributions of up to $10,000 from your gross taxable income. There are exceptions to this -- contact your tax advisor for more information.


401(a), 403(a), and 401(k) Plans
--------------------------------

            RA and GRA contracts are also available for 401(a) and 403(a) retirement plans. GRA and GSRA contracts are available for 401(k) plans. Employer contributions to all current defined contribution plans of the employer meeting the requirements of IRC section 401(a) and 403(a) can't exceed an annual contribution limit of $30,000 or 25% of your compensation, whichever is less. You usually can exclude salary reduction contributions of up to $10,000 from your gross taxable income when such contributions are made to a 401(k) plan.


Individual Retirement Annuities
-------------------------------

      IRC sections 408 and 408A permit eligible individuals to make direct contributions to Classic and Roth IRAs, respectively. The amount you can contribute to an IRA is currently limited to $2,000 per year. If you contribute to both a Classic IRA and a Roth IRA in the same year, your aggregate limit is $2,000 for the year. The IRC doesn't limit the amount you can rollover to the Classic or the Roth IRA.

      IRC section 408 permits funds from certain qualified retirement plans or IRAs to be rolled over to the Classic IRA without losing its tax-deferred status. IRC section 408A, however, permits only money rolled over to a Roth IRA from another IRA. This means that funds rolled over from retirement plans must first be rolled over to a Classic IRA and then a Roth IRA. Although funds rolled over to a Roth IRA from another IRA are subject to taxation, they grow on a tax-deferred basis and generally are not subject to the ten percent early distribution penalty. In addition, if the transaction is made in 1998, taxes are to be paid ratably over a four tax-year period. TIAA IRAs can accept only cash transfers. All noncash assets must therefore be liquidated prior to being transferred to us.

            You also must meet certain income level requirements to make contributions to the Roth IRA or tax-deductible contributions to the Classic IRA. If you are married and file a joint tax return with your spouse and make a combined adjusted gross income of $150,000 or less a year, you can make annual contributions of up to $2,000 to a Roth IRA. If you are single and make an adjusted gross income of $95,000 or less a year, you are also eligible to make contributions of up to $2,000 to a Roth IRA. You can contribute a lower amount if you are married and file jointly and your combined adjusted gross income is between $150,000 and $160,000 a year, or if you are single and your adjusted gross income is between $95,000 and $110,000 a year. You can convert an existing IRA to a Roth IRA if your adjusted gross income is $100,000 or less.

            If you are married and file a joint tax return with your spouse and make a combined adjusted gross income of $50,000 or less a year or you are single and make an adjusted gross income of $30,000 or less a year, you can make tax-deductible contributions up to $2,000 a year to a Classic IRA. You can contribute a lesser amount if your adjusted gross income is between $50,000 and $60,000 if you are married and file jointly and if your adjusted gross income is $30,000 and $40,000 if you are single. Different income-based eligibility rules apply if you are not covered under an employer-sponsored retirement plan or if you have a non-working spouse or one who is not in a retirement plan.

            You can revoke an IRA up to 7 days after you establish it. Contact your tax advisor for more tax information on IRAs.



Taxation of Annuity Benefits
----------------------------

            Once you take a cash withdrawal or begin annuity payments, the amount you receive is usually included in your gross income for the year and taxed at the rate for ordinary income. You can exclude from your gross income any part of your payment(s) that represents the return of premiums that were paid in after-tax dollars, but not the part that comes from the tax-deferred earnings of after-tax premiums.


Withholding on Distributions
----------------------------

            We must withhold federal tax at the rate of 20% from the taxable part of most plan distributions paid directly to you. If, however, you tell us to "roll over" the distribution directly to an IRA (offered by TIAA or any other company) or similar employer plan (i.e., to send a check directly to the other company and not to you), we will not withhold any federal tax. The required 20% withholding doesn't apply to payments from IRAs, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over ten or more years, or minimum distribution payments ("noneligible payments").

                  For the taxable part of noneligible payments, we usually will withhold federal taxes unless you tell us not to. Usually, you have the right to tell us not to withhold federal taxes from your noneligible payments. However, if you tell us not to withhold but we don't have your taxpayer identification number on file, we still have to deduct taxes.

            Non-resident aliens who pay U.S. taxes are subject to different withholding rules. Contact TIAA for more information.

Early Distributions
-------------------

            If you want to withdraw funds or begin income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59-1/2, you may have to pay an extra 10% "early distribution" tax on the taxable amount. However, you won't have to pay an early distribution tax on any part of a withdrawal if:

      (1)   the distribution is because you are disabled;

      (2) you separated from your job at or after age 55 and take your withdrawal after that (not applicable for IRAs);

      (3) you begin annuity income after you leave your job (termination isn't required for IRAs), as long as your annuity income consists of a series of regular substantially equal payments (at least annually) over your lifetime or life expectancy or the joint lives or life expectancies of you and your beneficiary;

      (4) the withdrawal is less than or equal to your medical expenses in excess of 7-1/2% of your adjusted gross income;


      (5) you are required to make a payment to someone besides yourself under a Qualified Domestic Relations Order (e.g., a divorce settlement) (not applicable for IRAs);

      (6) for IRAs only, you are unemployed (as defined in the IRC) and you use the distribution to pay certain health insurance premiums for yourself, your spouse or your dependents;

      (7) for Classic IRAs only, distributions that do not exceed certain qualified higher education expenses of the individual, the individual's spouse, or the child or grandchild of the individual or individual's spouse; or

      (8) for IRAs only, distributions to an individual (up to $10,000) for qualified first time purchases of a principal residence.


            If you die before age 59-1/2, your beneficiary(ies) won't have to pay the early distribution penalty.

             Current federal tax law restricts the availability of cash withdrawals and annuity payments from any part of your accumulation under salary reduction agreements (including earnings, if any). If your salary reduction contributions are made to a 403(b) annuity, these restrictions apply only to amounts (and earnings, if any) credited after December 31, 1988. These withdrawals and annuity payments are available only if you reach age 59-1/2, leave your job, become disabled, or die. If your employer's plan permits, you may also be able to take a cash withdrawal if you encounter hardship, as defined by the

IRS, but hardship withdrawals can be from contributions only, not investment earnings. In addition, certain 401(k) plans permit distributions of elective deferral amounts upon termination of the plan provided the employer does not establish or maintain another defined contribution plan. These restrictions don't apply to withdrawals from an IRA. Any part of your accumulation that has been transferred from a custodial account under section 403(b)(7) will be subject to additional restrictions.


"Excess" Distributions and Accumulations
----------------------------------------

            Under the recently enacted Taxpayer Relief Act of 1997, there is no longer a 15 percent tax on excess retirement distributions and accumulations.


Death Benefits
--------------

            Ordinarily, death benefits are subject to federal estate tax (see "Tax Advice," page 62).


Minimum Distribution Requirements and Taxes
-------------------------------------------

            In most cases, payments have to begin from 401(a), 403(a), and 403(b) plans by April 1 of the calendar year after the calendar year when you reach age 70-1/2 or, if later, retirement. Payments from a Classic IRA must begin by April 1 of the calendar year after the calendar year you reach age 70-1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law to you even if you don't elect to receive them. In addition, if you don't begin distributions on time, you'll be subject to a 50% excise tax on the amount you should have received but didn't. (See "Minimum Distribution Option Annuity," page 53.)


Deferred Compensation Plans
---------------------------

            TIAA RA and GSRA contracts are also available for deferred compensation plans. Contracts issued under these plans are owned by your employer and subject to the claims of its general creditors. Special tax rules may apply to non-governmental deferred compensation plans -- consult with a qualified tax advisor for more information about them.


Puerto Rico Residents
---------------------

            If you are a resident of Puerto Rico, special tax and withholding rules may apply to your plans, since ordinarily your contracts are issued under plans that qualify under the Puerto Rico tax code, which is not identical to the IRC. For information on your tax situation, consult with your employer or a qualified tax advisor.

Tax Advice
----------

            What we tell you here about federal and other taxes isn't comprehensive and is for general information only. It doesn't cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.


                                 GENERAL MATTERS

Choices and Changes
-------------------

            As long as your contract permits, you (or your annuity partner, beneficiary, or any other payee) can choose or change any of the following: (1) an annuity starting date; (2) an income option; (3) a transfer; (4) a switch of income change method; (5) a method of payment for death benefits; (6) a date when the commuted value of an annuity becomes payable; (7) an annuity partner, beneficiary, or other person named to receive payments; (8) a cash withdrawal or other distribution; and (9) a repurchase.

            You have to make your choices or changes via a written notice satisfactory to us and received at our home office (see below). You can change the terms of a transfer, cash withdrawal, repurchase, or other cash distribution only before they're scheduled to take place. When we receive a notice of a change in beneficiary or other person named to receive payments, we'll execute the change as of the date it was signed, even if the signer dies in the meantime. We execute all other changes as of the date received.


Telephone and Internet Transactions
-----------------------------------

            You can use our Automated Telephone Service ("ATS") or our Inter/ACT system over the Internet to check your account balances, transfer to TIAA's traditional annuity or CREF, and/or allocate future premiums among the Real Estate Account, TIAA's traditional annuity, and CREF. You will be asked to enter your Personal Identification Number (PIN) and Social Security number for both systems. Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. All transactions made over the ATS and Inter/ACT are electronically recorded.

            To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use Inter/ACT, access the TIAA-CREF Internet home page at http://www.tiaa-cref.org.

Contacting TIAA
---------------


            We won't consider any notice, form, request, or payment to have been received by TIAA until it reaches our home office: Teachers Insurance and Annuity Association, 730 Third Avenue, New York, NY 10017-3206. You can ask questions by calling toll-free 800 842-2776 Monday through Friday, 8 a.m. through 11 p.m. ET.



Electronic Prospectus
---------------------

            If you received this prospectus electronically and would like a paper copy, please call 800 842-2733, extension 5509, and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you've consented.



Householding
------------

            To lower costs and eliminate duplicate documents sent to your home, we may, if the SEC allows, begin mailing only one copy of the Account's prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 800 842-2733, extension 5509, or write us.


Signature Requirements
----------------------

            For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.


Overpayment of Premiums
-----------------------

            If your employer mistakenly sends more premiums on your behalf than you're entitled to under your employer's retirement plan or the IRC, we'll refund them to your employer as long as we're requested to do so (in writing) before you start receiving annuity income. Any time there's a question about premium refunds, TIAA will rely on information from your employer. If you've withdrawn or transferred the amounts involved from your accumulation, we won't refund them.


Errors or Omissions
-------------------

            We reserve the right to correct any errors or omissions on any form, report or statement that we send you.


Payment to an Estate, Guardian, Trustee, etc.
---------------------------------------------

            We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

Benefits Based on Incorrect Information
---------------------------------------

            If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by the Account, appropriate adjustments will be made.


Proof of Survival
-----------------

            We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If this proof is not received after a request in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.


                          DISTRIBUTION OF THE CONTRACTS

            The contracts are offered continuously by TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Teachers Personal Investors Services, Inc. ("TPIS"), which is also registered with the SEC and is a member of the NASD, may also participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. As already noted, distribution costs are covered by a deduction from the assets of the Account; no commissions are paid in connection with the distribution of the contracts. Anyone distributing the contracts must be a registered representative of Services or TPIS, whose main offices are both at 730 Third Avenue, New York, NY 10017-3206.


                                STATE REGULATION

            TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department ("NYID") as well as by the insurance regulatory authorities of certain other states and jurisdictions.

            TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account's books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

                                  LEGAL MATTERS


            All matters involving the application of state law to the contracts, including TIAA's right to issue the contracts, have been passed upon by Charles
H. Stamm, Executive Vice President and General Counsel of TIAA. Legal matters relating to the federal securities laws have been passed upon by Sutherland, Asbill & Brennan LLP, Washington, D.C.


                                     EXPERTS


            The consolidated financial statements of the TIAA Real Estate Account as of December 31, 1997 and for the year then ended, the audited statement of revenues and certain expenses of Columbia Centre III for the year ended December 31, 1997, the audited statement of revenues and certain expenses of the Arbours (Lincoln Woods) for the year ended December 31, 1996, and the financial statements of TIAA as of December 31, 1997 and for the year then ended, all appearing herein or incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors as set forth in their reports thereon appearing elsewhere herein or incorporated herein by reference in reliance upon such reports given upon Ernst & Young LLP's authority as experts in accounting and auditing.



                                LEGAL PROCEEDINGS

            Neither the Real Estate Account, its properties, nor TIAA are involved in any pending legal action that we consider material to the Real Estate Account.


                             ADDITIONAL INFORMATION


Information Available at the SEC
--------------------------------

            The Account has filed with the SEC a registration statement under the Securities Act of 1933 which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. This information can also be obtained through the SEC's website on the Internet (http://www.sec.gov).


Other Reports to Participants
-----------------------------

            TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

            Further information may be obtained from TIAA at Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, NY 10017-3206.


                              FINANCIAL STATEMENTS


            The consolidated financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA, which are incorporated herein by reference, are available upon request by calling 800 842-2733 extension 5509.



            The financial statements of TIAA should be distinguished from the consolidated financial statements of the Real Estate Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Real Estate Account.

                          INDEX TO FINANCIAL STATEMENTS                     Page
                                                                            ----

TIAA REAL ESTATE ACCOUNT

Audited Consolidated Financial Statements:

Report of Management Responsibility........................................ F-2

Report of Independent Auditors............................................. F-3

Consolidated Statements of Assets and Liabilities.......................... F-4

Consolidated Statements of Operations...................................... F-5

Consolidated Statements of Changes in Net Assets........................... F-6

Consolidated Statements of Cash Flows...................................... F-7

Notes to Consolidated Financial Statements................................. F-8

Consolidated Statement of Investments...................................... F-13

Proforma Condensed Financial Statements:

Proforma Condensed Statement of Assets
  and Liabilities.......................................................... F-16

Proforma Condensed Statement of Operations................................. F-17

Notes to Proforma Condensed Financial Statements........................... F-18

COLUMBIA CENTRE III:

Report of Independent Auditors............................................. F-19

Statement of Revenues and Certain Expenses................................. F-20

Notes to Statement of Revenues
  and Certain Expenses..................................................... F-21

THE ARBOURS (LINCOLN WOODS):

Report of Independent Auditors............................................. F-23

Statement of Revenues and Certain Expenses................................. F-24

Notes to Statement of Revenues
  and Certain Expenses..................................................... F-25

ARAPAHOE PARK EAST, WESTCREEK APARTMENTS,
  PARKVIEW PLAZA, FAIRGATE AT BALLSTON, NEWTON PLACE,
  AND LONGVIEW EXECUTIVE PARK:

Independent Auditors' Report .............................................. F-27

Combined Statement of Revenues and Certain Expenses........................ F-28

Notes to Combined Statement of Revenues
  and Certain Expenses..................................................... F-29

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Condensed Unaudited Statutory-Basis Financial Statements................... F-30

Supplemental Information to Condensed Unaudited Statutory-Basis
  Financial Statements..................................................... F-32

[TIAA LOGO]
--------------------------------------------------------------------------------

                       REPORT OF MANAGEMENT RESPONSIBILITY



To the Participants of the
  TIAA Real Estate Account:

The accompanying financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of TIAA's management. They have been prepared in accordance with generally accepted accounting principles and have been presented fairly and objectively in accordance with such principles.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations. The internal Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying financial statements for 1997 have been audited by the independent auditing firm of Ernst & Young LLP. The independent auditors' report, which appears on the following page, expresses an independent opinion on the fairness of presentation of these financial statements.

The Audit Committee of the TIAA Board of Trustees, consisting of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing.



                                              /s/ John H. Biggs
                                              ----------------------------------
                                                   Chairman, President and
                                                   Chief Executive Officer



                                              /s/ Richard L. Gibbs
                                              ----------------------------------
                                                 Executive Vice President and
                                                 Principal Accounting Officer

ERNST & YOUNG LLP          1211 Avenue of the Americas       Phone: 212 773-4900
                           New York, New York 10036          Fax:   212 773-4501





                         REPORT OF INDEPENDENT AUDITORS


To the Participants of the TIAA Real Estate Account and the
  Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying consolidated statement of assets and liabilities, including the statement of investments, of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1997, and the related consolidated statements of operations, changes in net assets and cash flows for the year then ended. These consolidated financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements for 1995 and 1996 were audited by other auditors whose report dated February 6, 1997 expressed an unqualified opinion on those consolidated financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Account as of December 31, 1997, the results of its operations, the changes in its net assets and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Ernst & Young

New York, New York
February 6, 1998

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                            TIAA REAL ESTATE ACCOUNT
                CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES


                                                    December 31,    December 31,
                                                        1997            1996
                                                    ------------    ------------
ASSETS
Investments, at value:
  Real estate properties
  (cost: $510,096,015 and $130,849,444) ........    $521,284,091    $131,803,204
  Marketable securities
  (cost: $270,910,952 and $233,872,445) ........     280,002,042     236,127,523
Cash ...........................................         407,598       3,981,740
Receivable from securities transactions ........          --          47,480,000
Other ..........................................      14,067,094       6,979,540
                                                    ------------    ------------
                                   TOTAL ASSETS      815,760,825     426,372,007
                                                    ------------    ------------

LIABILITIES
Payable for securities transactions ............          10,463      51,354,619
Accrued real estate property level
  expenses and taxes ...........................      10,343,593       5,007,363
Security deposits held .........................       1,305,958         314,972
                                                    ------------    ------------
                               TOTAL LIABILITIES      11,660,014      56,676,954
                                                    ------------    ------------

MINORITY INTEREST ..............................      18,282,096         --
                                                    ------------    ------------

NET ASSETS
Accumulation Fund ..............................     772,059,676     366,197,755
Annuity Fund ...................................      13,759,039       3,497,298
                                                    ------------    ------------
                                TOTAL NET ASSETS    $785,818,715    $369,695,053
                                                    ============    ============

NUMBER OF ACCUMULATION UNITS
  OUTSTANDING--Notes 6 and 7 ...................       6,313,015       3,295,786
                                                       =========       =========
NET ASSET VALUE,
  PER ACCUMULATION UNIT--Note 6 ................         $122.30         $111.11
                                                         =======         =======



                 See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                    For the Period
                                                                                      For the Years Ended            July 3, 1995
                                                                                          December 31,              (Commencement
                                                                                   --------------------------     of Operations) to
                                                                                      1997           1996         December 31, 1995
                                                                                   -----------    -----------     -----------------
INVESTMENT INCOME
 Real estate income, net:
  Rental income ................................................................   $44,342,342    $10,951,183         $  165,762
  Real estate property level expenses and taxes:
   Operating expenses ..........................................................     9,024,240      2,116,334             29,173
   Real estate taxes ...........................................................     4,472,311      1,254,163             14,659
                                                                                   -----------    -----------         ----------
                             Total real estate property level expenses and taxes    13,496,551      3,370,497             43,832
                                                                                   -----------    -----------         ----------
                                                         Real estate income, net    30,845,791      7,580,686            121,930
 Interest ......................................................................    12,079,600      5,570,907          2,820,229
 Dividends .....................................................................     4,406,679        456,579              8,671
                                                                                   -----------    -----------         ----------
                                                                    TOTAL INCOME    47,332,070     13,608,172          2,950,830
                                                                                   -----------    -----------         ----------
 Expenses -- Note 3:
  Investment advisory charges ..................................................     1,647,689        642,042            227,531
  Administrative and distribution charges ......................................     1,368,501        437,894             66,320
  Mortality and expense risk charges ...........................................       400,925         70,535              8,291
  Liquidity guarantee charges ..................................................       109,430          5,325              8,291
                                                                                   -----------    -----------         ----------
                                                                  TOTAL EXPENSES     3,526,545      1,155,796            310,433
                                                                                   -----------    -----------         ----------
                                                          INVESTMENT INCOME, NET    43,805,525     12,452,376          2,640,397
                                                                                   -----------    -----------         ----------

REALIZED AND UNREALIZED
GAIN ON INVESTMENTS
 Net realized gain on marketable securities ....................................     1,076,725        141,439             15,865
 Net change in unrealized appreciation on:                                         -----------    -----------         ----------
  Real estate properties .......................................................    10,234,316        953,760             --
  Marketable securities ........................................................     6,836,012      2,235,340             19,738
                                                                                   -----------    -----------         ----------
                            Net change in unrealized appreciation on investments    17,070,328      3,189,100             19,738
                                                                                   -----------    -----------         ----------
                                 NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS    18,147,053      3,330,539             35,603
                                                                                   -----------    -----------         ----------
                                       NET INCREASE IN NET ASSETS RESULTING FROM
                                             OPERATIONS BEFORE MINORITY INTEREST    61,952,578     15,782,915          2,676,000

 Minority interest in net increase in net assets
  resulting from operations ....................................................    (1,881,178)       --                 --
                                                                                   -----------    -----------         ----------
                                                      NET INCREASE IN NET ASSETS
                                                       RESULTING FROM OPERATIONS   $60,071,400    $15,782,915         $2,676,000
                                                                                   ===========    ===========         ==========


                 See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS


                                                                                                                    For the Period
                                                                                      For the Years Ended            July 3, 1995
                                                                                          December 31,              (Commencement
                                                                                   ---------------------------    of Operations) to
                                                                                      1997            1996        December 31, 1995
                                                                                   -----------     -----------    -----------------
FROM OPERATIONS
 Investment income, net ........................................................   $ 43,805,525    $12,452,376        $2,640,397
 Net realized gain on marketable securities ....................................      1,076,725        141,439            15,865
 Net change in unrealized appreciation on investments ..........................     17,070,328      3,189,100            19,738
 Minority interest in net increase in net assets
   resulting from operations ...................................................     (1,881,178)        --                --
                                                                                   ------------   ------------      ------------
                                                      NET INCREASE IN NET ASSETS
                                                       RESULTING FROM OPERATIONS     60,071,400     15,782,915         2,676,000
                                                                                   ------------   ------------      ------------

 Premiums ......................................................................     52,344,830      9,665,306           500,421
 TIAA seed money withdrawn -- Note 1 ...........................................    (37,915,190)    (7,294,134)      100,000,000
 Net transfers from TIAA .......................................................     43,681,385     19,203,309         2,901,675
 Net transfers from CREF Accounts ..............................................    307,493,199    213,306,573        14,204,597
 Annuity and other periodic payments ...........................................     (1,499,054)      (336,103)             (718)
 Withdrawals ...................................................................     (7,696,711)      (864,480)          (23,630)
 Death benefits ................................................................       (356,197)       (26,678)           --
                                                                                   ------------   ------------      ------------

                                       NET INCREASE IN NET ASSETS RESULTING FROM
                                                        PARTICIPANT TRANSACTIONS    356,052,262    233,653,793       117,582,345
                                                                                   ------------   ------------      ------------
                                                      NET INCREASE IN NET ASSETS    416,123,662    249,436,708       120,258,345


NET ASSETS
 Beginning of period ...........................................................    369,695,053    120,258,345            --
                                                                                   ------------   ------------      ------------
 End of period .................................................................   $785,818,715   $369,695,053      $120,258,345
                                                                                   ============   ============      ============



                 See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                    For the Period
                                                                                      For the Years Ended            July 3, 1995
                                                                                          December 31,              (Commencement
                                                                                   --------------------------     of Operations) to
                                                                                      1997           1996         December 31, 1995
                                                                                   -----------    -----------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net increase in net assets resulting from operations ..........................   $ 60,071,400    $ 15,782,915     $  2,676,000
 Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
  Increase in investments ......................................................   (433,355,406)   (249,948,493)    (117,982,234)
  Decrease (increase) in receivable from securities transactions ...............     47,480,000     (24,330,000)     (23,150,000)
  Increase in other assets .....................................................     (7,087,554)     (5,331,140)      (1,648,400)
  Increase (decrease) in payable for securities transactions ...................    (51,344,156)     28,566,584       22,788,035
  Increase in other liabilities ................................................      6,327,216       5,191,294          131,041
  Increase in minority interest ................................................     18,282,096          --               --
                                                                                   ------------    ------------     ------------
                                                                NET CASH USED IN
                                                            OPERATING ACTIVITIES   (359,626,404)   (230,068,840)    (117,185,558)
                                                                                   ------------    ------------     ------------

CASH FLOWS FROM PARTICIPANT TRANSACTIONS
Premiums .......................................................................     52,344,830       9,665,306          500,421
TIAA seed money withdrawn -- Note 1 ............................................    (37,915,190)     (7,294,134)     100,000,000
Net transfers from TIAA ........................................................     43,681,385      19,203,309        2,901,675
Net transfers from CREF Accounts ...............................................    307,493,199     213,306,573       14,204,597
Annuity and other periodic payments ............................................     (1,499,054)       (336,103)            (718)
Withdrawals ....................................................................     (7,696,711)       (864,480)         (23,630)
Death benefits .................................................................       (356,197)        (26,678)          --
                                                                                   ------------    ------------     ------------
                                                           NET CASH PROVIDED BY
                                                        PARTICIPANT TRANSACTIONS    356,052,262     233,653,793      117,582,345
                                                                                   ------------    ------------     ------------

                                                 NET INCREASE (DECREASE) IN CASH     (3,574,142)      3,584,953          396,787

CASH
 Beginning of period ...........................................................      3,981,740         396,787           --
                                                                                   ------------    ------------     ------------
 End of period .................................................................   $    407,598    $  3,981,740     $    396,787
                                                                                   ============    ============     ============



                 See notes to consolidated financial statements.

                            TIAA REAL ESTATE ACCOUNT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Organization

The TIAA Real Estate Account ("Account") is a segregated investment account of Teachers Insurance and Annuity Association of America ("TIAA") and was established by resolution of TIAA's Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. Teachers REA, Inc., a wholly-owned subsidiary of the Account, began operations in July 1996 and holds one property in Virginia. Light Street Partners, L.P. ("Light Street"), a partnership in which the Account holds a 90% interest, began operations in March 1997 and holds eight office buildings throughout the United States. Teachers REA II, Inc., a wholly-owned subsidiary of the Account, began operations in October 1997 and holds one property in Pennsylvania.

The Account commenced operations on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units in the Account and such Units share in the prorata investment experience of the Account and are subject to the same valuation procedures and expense deductions as all other Accumulation Units of the Account. The initial registration statement of the Account filed by TIAA with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 became effective on October 2, 1995. The Account began to offer Accumulation Units and Annuity Units to participants other than TIAA on October 2, and November 1, 1995, respectively. In August 1996, the Account's net assets first reached $200 million and, as required under a five year repayment schedule approved by the New York State Insurance Department ("NYID"), TIAA began to redeem its seed money Accumulation Units in monthly installments of 16,667 Units beginning in September 1996. Since the Account's assets have been growing rapidly, TIAA in October 1997, with NYID approval, modified the seed money redemption schedule by increasing the monthly redemption of Units to a level equal to the value of 25% of the Account's net asset growth for the prior month, with no fewer than 16,667 Units and no more than 100,000 Units to be redeemed each month. These withdrawals are made at prevailing daily net asset values and are reflected in the accompanying consolidated financial statements. At December 31, 1997, TIAA retained 610,864 Accumulation Units, with a total value of $74,706,529.

The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments.

TIAA employees, under the direction of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets pursuant to investment management procedures adopted by TIAA for the Account. TIAA's investment management decisions for the Account are also subject to review by the Account's independent fiduciary, Institutional Property Consultants, Inc. TIAA also provides all portfolio accounting and related services for the Account. TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA, which is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc., provides administrative and distribution services pursuant to a Distribution and Administrative Services Agreement with the Account.

Note 2--Significant Accounting Policies

The preparation of financial statements may require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income, expenses and related disclosures. Actual results may differ from those estimates. The following is a summary of the significant accounting policies followed by the Account, which are in conformity with generally accepted accounting principles.

Note 2--Significant Accounting Policies - (Concluded)


Basis of Presentation: The accompanying consolidated financial statements include the Account, Teachers REA, Inc. and Teachers REA II, Inc., its wholly-owned subsidiaries, and Light Street, in which the Account holds a 90% interest. The 10% minority interest in Light Street is reflected separately in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.


Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property's value has changed materially or otherwise to assure that the Account is valued correctly. TIAA's appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits. TIAA continues to use the revised value to calculate the Account's net asset value until the next valuation review or appraisal.

Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sales price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.

Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and, for short-term money market instruments, includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date. Realized gains and losses on securities transactions are accounted for on the average cost basis.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, no federal income taxes are attributable to the net investment experience of the Account.

Reclassifications: Certain 1996 and 1995 amounts in the consolidated financial statements have been reclassified to conform to the 1997 presentation.

Note 3--Management Agreements

Under established management agreements, various services necessary for the operation of the Account are provided, at cost, by TIAA and Services. TIAA provides investment management services for the Account while distribution and administrative services are provided by Services in accordance with a Distribution and Administrative Services Agreement between the Account and Services. An affiliate of the minority partner in Light Street provides certain management services for the properties owned by Light Street and the charges for such services, totaling $507,829 for 1997, are included in investment advisory charges in the accompanying consolidated statement of operations. TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.

Fee payments are made from the Account on a daily basis to TIAA and Services according to formulas established each year with the objective of keeping the fees as close as possible to the Account's actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

Note 4--Real Estate Properties

Had the Account's real estate properties which were purchased during the year ended December 31, 1997 been acquired at the beginning of the period (January 1,
1997), rental income and real estate property level expenses and taxes for the year ended December 31, 1997 would have increased by approximately $21,909,000 and $7,808,000 respectively. In addition, interest income for the year ended December 31, 1997 would have decreased by approximately $9,321,000. Accordingly, the total proforma effect on the Account's net investment income for the year ended December 31, 1997 would have been an increase of approximately $4,780,000, if the real estate properties acquired during the year ended December 31, 1997 had been acquired at the beginning of the period.

Note 5--Leases

The Account's real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2021. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

                    Years Ending
                    December 31,
                    1998                        $43,936,000
                    1999                         40,923,000
                    2000                         38,197,000
                    2001                         31,847,000
                    2002                         27,746,000
                    Thereafter                   99,572,000
                                               ------------

                    Total                      $282,221,000
                                               ============

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

Note 6--Condensed Consolidated Financial Information

Selected condensed consolidated financial information for an Accumulation Unit of the Account is presented below.

                                                                  July 3, 1995
                                           For the Years Ended    (Commencement
                                               December 31,      of Operations)
                                          -------------------    to December 31,
                                             1997       1996          1995(1)
                                          --------    --------   ---------------
Per Accumulation Unit Data:
 Rental income ........................   $  7.288    $  6.012     $  0.159
 Real estate property
  level expenses and taxes ............      2.218       1.850        0.042
                                          --------    --------     --------
                Real estate income, net      5.070       4.162        0.117
 Dividends and interest ...............      2.709       3.309        2.716
                                          --------    --------     --------
                           Total income      7.779       7.471        2.833
 Expense charges (2) ..................      0.580       0.635        0.298
                                          --------    --------     --------
                 Investment income, net      7.199       6.836        2.535
 Net realized and unrealized
  gain on investments .................      3.987       1.709        0.031
                                          --------    --------     --------
 Net increase in
  Accumulation Unit Value .............     11.186       8.545        2.566
 Accumulation Unit Value:
  Beginning of period .................    111.111     102.566      100.000
                                          --------    --------     --------
  End of period .......................   $122.297    $111.111     $102.566
                                          ========    ========     ========

Total return ..........................      10.07%       8.33%        2.57%
Ratios to Average Net Assets:
 Expenses (2) .........................       0.58%       0.61%        0.30%
 Investment income, net ...............       7.25%       6.57%        2.51%
Portfolio turnover rate:
 Real estate properties ...............          0%          0%           0%
 Securities ...........................       7.67%      15.04%           0%
Thousands of Accumulation Units
 outstanding at end of period .........      6,313       3,296        1,172


(1)   The percentages shown for this period are not annualized.


(2) Expense charges per Accumulation Unit and the Ratio of Expenses to Average Net Assets include the portion of expenses related to the 10% minority interest in Light Street and exclude real estate property level expenses and taxes. If the real estate property level expenses and taxes were included, the expense charge per Accumulation Unit for the year ended December 31, 1997 would be $2.798 ($2.485 for the year ended December 31, 1996 and $0.340 for the period July 3, 1995 through December 31, 1995) and the Ratio of Expenses to Average Net Assets for the year ended December 31, 1997 would be 2.82% (2.39% for the year ended December 31, 1996 and 0.34% for the period July 3, 1995 through December 31, 1995).

Note 7--Accumulation Units

Changes in the number of Accumulation Units outstanding were as follows:

                                                                   July 3, 1995
                                                                  (Commencement)
                                          For the Years Ended     of Operations)
                                              December 31,              to
                                          --------------------     December 31,
                                            1997       1996            1995
                                          ---------  ---------    --------------
Accumulation Units:
 Credited for premiums ..................   448,822     89,841      1,004,905
  Credited for transfers, net
   disbursements and amounts
   applied to the Annuity Fund .......... 2,568,407  2,033,447        167,593


  Outstanding:
    Beginning of period ................. 3,295,786  1,172,498         --
                                          ---------  ---------      ---------
    End of period ....................... 6,313,015  3,295,786      1,172,498
                                          =========  =========      =========

                            TIAA REAL ESTATE ACCOUNT
                      CONSOLIDATED STATEMENT OF INVESTMENTS
                                December 31, 1997

REAL ESTATE PROPERTIES--65.06%


   Location                        Description                        Value
   --------                        -----------                        -----
Arizona:
  Phoenix                Office building .......................  $10,700,000
California:
  Sacramento             Office building .......................   21,500,000(2)
  San Diego              Industrial building ...................   12,200,000
  Westlake Village       Apartments ............................   13,700,000
Colorado:
  Boulder                Industrial building ...................   10,000,000
  Douglas County         Apartments ............................   27,562,882
  Littleton              Apartments ............................   19,000,000
Florida:
  Coral Springs          Industrial building ...................    6,100,000
  Ocoee                  Shopping center .......................    7,200,000
  Orlando                Apartments ............................   13,400,000
  Sunrise                Office building .......................   12,956,957
  West Palm Beach        Apartments ............................   15,800,000
Georgia:
  Atlanta                Apartments ............................   16,100,000
Illinois:
  Oakbrook Terrace       Office building .......................   51,614,733(2)
  Rolling Meadows        Shopping center .......................   13,000,000
  Rosemont               Office building .......................   38,580,850
Iowa:
  Urbandale              Industrial building ...................   13,813,908
Maryland:
  Aberdeen               Industrial building ...................   27,700,000
  Hunt Valley            Office building .......................   23,500,000(2)
Massachusetts:
  Newton                 Office building .......................   16,900,000(2)
Minnesota:
  Eagan                  Industrial building ...................    6,400,000
  Fridley                Industrial building ...................    4,225,000
New Jersey:
  Piscataway             Office building .......................   15,499,306
North Carolina:
  Raleigh                Shopping center .......................    7,000,000
  Raleigh                Shopping center .......................    7,100,000
Ohio:
  Blue Ash               Office building .......................    9,873,570(2)
Oregon:
  Lake Oswego            Office building .......................   16,200,000(2)
Pennsylvania:
  Lafayette Hill         Apartments ............................   21,476,050
Texas:
  El Paso(1)             Industrial building ...................    4,700,000
  El Paso                Apartments ............................    9,260,000
Utah:
  Salt Lake City         Office building .......................    7,900,000(2)
Virginia:
  Arlington              Office building .......................   27,560,000(2)
  Woodbridge             Shopping center .......................   12,760,835
                                                                  -----------
     TOTAL REAL ESTATE PROPERTIES   (Cost $510,096,015) ........  521,284,091
                                                                  -----------
(1) Leasehold interest only
(2) The full fair value of this property is reflected; however, the Account only has a 90% interest in the property. The minority partner in Light Street has the remaining 10% interest in the property.

MARKETABLE SECURITIES--34.94%

 Shares                               Issuer                            Value
 ------                               ------                            -----

 REAL ESTATE INVESTMENT TRUSTS--13.64%

 95,000     Avalon Properties, Inc. ...............................   $2,939,063
 30,000     Avalon Properties, Inc. Pfd Series A ..................      784,687
139,600     Bradley Real Estate, Inc. .............................    2,931,600
160,000     Brandywine Realty Trust ...............................    4,020,000
 80,000     Camden Property Trust .................................    2,480,000
200,000     Carramerica Realty Corporation, Pfd Series B ..........    5,025,000
120,000     CBL & Associates Properties, Inc. .....................    2,962,500
 95,000     Colonial Properties Trust .............................    2,861,875
 75,000     Entertainment Properties Trust ........................    1,453,125
 50,000     Equity Office Properties Trust ........................    1,578,125
200,000     Equity Office Properties Trust Pfd Series A ...........    5,350,000
100,000     Equity Residential Properties Trust, Pfd Series G .....    2,562,500
 50,000     Equity Residential Property Trust .....................    2,528,125
 50,000     Excel Realty Trust, Inc. Pfd Series A .................    1,517,187
 25,000     Federal Realty Investment Trust Pfd. ..................      626,563
100,000     First Industrial Realty Trust, Pfd Series C ...........    2,696,875
100,000     Gables Residential Trust, Pfd Series A ................    2,506,250
160,000     Health and Retirement Property Trust ..................    3,200,000
 80,000     Hospitality Properties Trust ..........................    2,630,000
165,000     Innkeepers USA Trust ..................................    2,557,500
 35,000     Mack-Cali Realty Corporation ..........................    1,435,000
165,001     Patriot American Hospitality Inc. .....................    4,754,091
130,000     Public Storage, Inc. ..................................    3,818,750
130,000     Regency Realty Corporation ............................    3,599,375
 67,500     Security Capital Atlantic, Inc. .......................    1,425,937
200,000     Security Capital Atlantic, Inc., Pfd Series A .........    5,018,750
 19,900     Security Capital Industrial Trust, Pfd. ...............      518,644
  4,800     Security Capital Wts. 9/98 ............................       25,200
100,000     Simon Debartolo Group, Inc. ...........................    3,268,750
100,000     Spieker Properties, Inc. ..............................    4,287,500
105,000     Starwood Lodging Trust ................................    6,076,875
 85,000     Storage USA, Inc. .....................................    3,394,687
100,000     Taubman Centers, Inc. .................................    1,300,000
 35,000     Taubman Centers, Inc Series A Pfd. ....................      859,688
 75,000     Tower Realty Trust, Incorporated ......................    1,846,875
 26,000     Trinet Corporate Realty Trust, Inc., Pfd Series B .....      679,250
 98,100     Trinet Corporate Realty Trust, Inc. ...................    3,795,244
100,000     United Dominion Realty Trust, Pfd Series B ............    2,650,000
 50,000     Vornado Realty Trust, Pfd Series A ....................    3,300,000
125,000     Weeks Corp. ...........................................    4,000,000
                                                                     -----------
  TOTAL REAL ESTATE INVESTMENT TRUSTS   (Cost $100,139,030)........  109,265,591
                                                                     -----------

  CORPORATE BONDS-- 1.25%

Principal      Issuer, Coupon and Maturity Date
---------      --------------------------------
$ 4,000,000    Associates Corporation of North America
               5.25% 09/01/98 .....................................    3,979,560
  3,000,000    International Paper
               6.87% 06/17/99 .....................................    3,041,520
  3,000,000    Pepsico, Inc.
               7.625% 11/01/98 ....................................    3,037,350
                                                                     -----------
TOTAL CORPORATE BONDS  (Cost $10,066,710) .........................   10,058,430
                                                                     -----------

GOVERNMENT AGENCIES--14.06%

 Principal               Issuer, Coupon and Maturity Date
 ---------               --------------------------------

$ 2,000,000    Federal National Mortgage Association
               5.35% 01/16/98 ..................................... $  1,994,916
  2,000,000    Federal National Mortgage Association
               5.35% 02/17/98 .....................................    1,985,280
  2,000,000    Federal National Mortgage Association
               5.36% 03/17/98 .....................................    1,976,524
 14,775,000    Federal National Mortgage Association
               5.56% 03/25/98 .....................................   14,583,319
 10,000,000    Federal National Mortgage Association
               5.61% 01/05/98 .....................................    9,992,111
 11,939,000    Federal National Mortgage Association
               5.67% 01/12/98 .....................................   11,916,197
 40,000,000    Federal Home Loan Mortgage
               5.71% 01/09/98 .....................................   39,942,700
 30,410,000    Federal National Mortgage Association
               5.74% 01/30/98 .....................................   30,265,045
                                                                     -----------

TOTAL GOVERNMENT AGENCIES   (Amortized cost $112,675,553) .........  112,656,092
                                                                     -----------

COMMERCIAL PAPER--5.99%

 10,000,000    General Electric Capital Corp.
               5.70% 02/10/98 .....................................    9,933,717
 16,000,000    McCormick & Co, Inc
               6.65% 01/02/98 .....................................   15,995,050
 22,100,000    SBC Communications Inc
               6.60% 01/02/98 .....................................   22,093,162
                                                                     -----------

    TOTAL COMMERCIAL PAPER  (Amortized cost $48,029,659) ..........   48,021,929
                                                                     -----------

TOTAL MARKETABLE SECURITIES  (Cost $270,910,952)...................  280,002,042
                                                                    ------------

TOTAL INVESTMENTS--100.00%  (Cost $781,006,967).................... $801,286,133
                                                                    ============


                See notes to consolidated financial statements.


                            TIAA REAL ESTATE ACCOUNT

                               PROFORMA CONDENSED
                 STATEMENT OF ASSETS AND LIABILITIES (Unaudited)
                                DECEMBER 31, 1997


                                                                            Proforma
                                                           Historical      Adjustments        Proforma
                                                           ----------      -----------        --------
ASSETS
   Investments, at value:
     Real estate properties ...........................   $521,284,091   $ 29,701,668 (a)   $550,985,759
     Marketable securities ............................    280,002,042    (29,701,668)(a)    250,300,374
   Cash ...............................................        407,598             --            407,598
   Other ..............................................     14,067,094             --         14,067,094
                                                          ------------   ------------       ------------

     TOTAL ASSETS .....................................    815,760,825             --        815,760,825
                                                          ------------   ------------       ------------
LIABILITIES
  Payable for securities transactions .................         10,463             --             10,463
  Accrued real estate property level expenses and taxes     10,343,593             --         10,343,593
  Security deposits held ..............................      1,305,958             --          1,305,958
                                                          ------------   ------------       ------------
     TOTAL LIABILITIES ................................     11,660,014             --         11,660,014
                                                          ------------   ------------       ------------
MINORITY INTEREST .....................................     18,282,096             --         18,282,096
                                                          ------------   ------------       ------------
NET ASSETS
  Accumulation Fund ...................................    772,059,676             --        772,059,676
  Annuity Fund ........................................     13,759,039             --         13,759,039
                                                          ------------   ------------       ------------
     TOTAL NET ASSETS .................................   $785,818,715             --       $785,818,715
                                                          ============   ============       ============

              See notes to proforma condensed financial statements.


                            TIAA REAL ESTATE ACCOUNT

                               PROFORMA CONDENSED
                       STATEMENT OF OPERATIONS (Unaudited)
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                            Proforma
                                                           Historical      Adjustments         Proforma
                                                           ----------      -----------         --------
INVESTMENT INCOME
  Income:
    Real estate income, net:
      Rental income ...................................    $44,342,342    $23,497,770 (b)     $67,840,112
                                                           -----------    -----------         -----------
      Real estate property level
        expenses and taxes:
        Operating expenses ............................      9,024,240      6,219,853 (b)      15,244,093
        Real estate taxes .............................      4,472,311      2,679,721 (b)       7,152,032
                                                           -----------    -----------         -----------
      Total real estate property
        level expenses and taxes ......................     13,496,551      8,899,574          22,396,125
                                                           -----------    -----------         -----------

    Real estate income, net ...........................     30,845,791     14,598,196          45,443,987
    Interest and dividends ............................     16,486,279     (9,887,373)(c)       6,598,906
                                                           -----------    -----------         -----------
TOTAL INCOME ..........................................     47,332,070      4,710,823          52,042,893

EXPENSES ..............................................      3,526,545        216,000 (d)       3,742,545
                                                           -----------    -----------         -----------
INVESTMENT INCOME-NET .................................     43,805,525      4,494,823          48,300,348

NET REALIZED AND UNREALIZED
 GAIN ON INVESTMENTS ..................................     18,147,053             --          18,147,053
                                                           -----------    -----------         -----------
NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS
 BEFORE MINORITY INTEREST .............................     61,952,578      4,494,823          66,447,401

MINORITY INTEREST IN NET INCREASE
 IN NET ASSETS RESULTING FROM OPERATIONS ..............     (1,881,178)            --          (1,881,178)
                                                           -----------    -----------         -----------
NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS ............................    $60,071,400    $ 4,494,823         $64,566,223
                                                           ===========    ============        ===========

              See notes to proforma condensed financial statements.

                                      F - 17

                            TIAA REAL ESTATE ACCOUNT

                NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS


Note 1--Purpose and Assumptions

As required by the Securities and Exchange Commission under Regulation S-X
Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account ("Account") have been prepared because the Account has made significant purchases of real estate properties during the period January 1, 1997 through the date of this prospectus. Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming real estate properties purchased during the period January 1, 1998 through the date of this prospectus were purchased as of December 31, 1997. The proforma condensed statement of operations has been prepared assuming all real estate properties purchased during the period January 1, 1997 through the date of this prospectus were purchased as of January 1, 1997.

Note 2--Proforma Adjustments

The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.

Proforma Condensed Statement of Assets and Liabilities:


   (a) To record the cost of the property (The Legends at Chase Oaks) purchased on March 31, 1998 in the amount of $29,701,668, assuming such property was purchased as of December 31, 1997.

Proforma Condensed Statement of Operations:

   (b) To record the rental income and real estate property level expenses of the 21 real estate properties purchased during the period January 1, 1997 through the date of this prospectus, assuming such properties were owned for the period January 1, 1997 through December 31, 1997.

   (c) To record the decrease in the interest and dividend income from having less cash to invest in marketable securities, assuming the real estate properties purchased during the period January 1, 1997 through the date of this prospectus had been purchased as of January 1, 1997.

   (d) To record investment advisory charges which would have been incurred during 1997, assuming the real estate properties purchased during the period January 1, 1997 through the date of this prospectus had been purchased as of January 1, 1997.

                        [LETTERHEAD OF ERNST & YOUNG LLP]

[LOGO OF ERNST & YOUNG LLP]
                          o 1211 Avenue of the Americas   o Phone 212 773-4900
                            New York, New York, 10036     o Fax 212 773-4501



                         Report of Independent Auditors

To the Shareholders and Board of Directors
TIAA Real Estate Account

We have audited the statement of revenues and certain expenses of Columbia Centre III for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of Columbia Centre III revenues and expenses.

In our opinion, the financial statement referred to above present fairly, in all material respects, the revenues and certain expenses of Columbia Centre III, as described in Note 2, for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/Ernst & Young LLP
                                             ERNST & YOUNG LLP
New York, New York
February 26, 1998

                               Columbia Centre III

                    Statement of Revenues and Certain Expenses

                          Year Ended December 31, 1997


Revenues:
  Rental income                                                $5,329,409
  Other income                                                    103,305
                                                               ----------
Total revenues                                                  5,432,714
                                                               ----------

Certain expenses:
  Property operating and maintenance                              837,393
  Real estate taxes                                             1,098,696
  Management fees                                                 293,991
  General and administrative                                       25,735
                                                               ----------
Total expenses                                                  2,255,815
                                                               ----------

Revenues in excess of certain expenses                         $3,176,899
                                                               ==========


See accompanying notes.

                               Columbia Centre III

                Notes to Statement of Revenues and Certain Expenses

                                December 31, 1997


1. Business

The accompanying statement of revenues and certain expenses relates to the operations of Columbia Centre III (the "Property"). The Property was acquired in December, 1997 by the TIAA Real Estate Account.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and amortization.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Property is leased to tenants under operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases.

3. Management Agreement

Management services for the Property are provided by Hamilton Partners. Fees paid for such services are generally based on 5% of gross collections as defined in the Management Agreement.

                               Columbia Centre III

4. Lease Agreements

The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.

                        [LETTERHEAD OF ERNST & YOUNG LLP]

[LOGO OF ERNST & YOUNG LLP]
                          o 1211 Avenue of the Americas   o Phone 212 773-4900
                            New York, New York, 10036     o Fax 212 773-4501

                         Report of Independent Auditors

To the Shareholders and Board of Directors
TIAA Real Estate Account

We have audited the financial statement of The Arbours for the year ended December 31, 1996. The financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of The Arbours, as described in Note 2, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                              /s/Ernst & Young LLP
                                 ERNST & YOUNG LLP

November 20, 1997
New York, New York

                           The Arbours (Lincoln Woods)

                    Statement of Revenues and Certain Expenses

                          Year Ended December 31, 1996



Revenues:
  Rental income                                                $2,374,426
  Other income                                                     39,817
                                                               ----------
Total revenues                                                  2,414,243
                                                               ----------

Certain expenses:
  Property operating and maintenance                              420,185
  Real estate taxes                                               254,275
  Management fees                                                  96,306
  General and administrative                                       38,868
                                                               ----------
Total expenses                                                    809,634
                                                               ----------
Revenues in excess of certain expenses                         $1,604,609
                                                               ==========




See accompanying notes.

                           The Arbours (Lincoln Woods)

              Notes to the Statement of Revenues and Certain Expenses

                                December 31, 1996


1. Business

The accompanying statement of revenues and certain expenses relates to the operations of The Arbours (Lincoln Woods) (the "Property"). The Property was acquired in October 1997 by the TIAA Real Estate Account.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses was prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and amortization.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The property is leased to tenants under operating leases. Rental revenue is recognized on a straight line basis over the terms of the respective leases.

3. Management Agreement

Management services for the Property are provided by Lincoln Property Company. Fees paid for such services are generally based on 4% of gross revenues as defined in the Management Agreement.

 4.    Lease Agreements

The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.

[letterhead]

Deloitte &
Touche LLP [LOGO]     Two World Financial Center      Telephone: (212) 436-2000
                      New York, New York 10281-1414   Facsimile: (212) 436-5000


                          INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of
Teachers Insurance and Annuity Association of America:

We have audited the accompanying combined statement of revenues and certain expenses of the properties known as Arapahoe Park East, Westcreek Apartments, Parkview Plaza, Fairgate at Ballston, Two Newton Place and Longview Executive Park, (collectively, the "Properties") for the year ended December 31, 1996. This financial statement is the responsibility of TIAA Real Estate Account's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of TIAA Real Estate Account) and as described in Note 2 is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined statement of revenues and certain expenses of the Properties as described in Note 2 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/ DELOITTE & TOUCHE LLP

New York, New York
April 29, 1997

[logo]
---------------
Deloitte Touche
Tohmatsu
International
---------------

                               ARAPAHOE PARK EAST
                              WESTCREEK APARTMENTS
                                 PARKVIEW PLAZA
                              FAIRGATE AT BALLSTON
                                TWO NEWTON PLACE
                             LONGVIEW EXECUTIVE PARK
               Combined Statement of Revenues and Certain Expenses
                          Year Ended December 31, 1996



Revenues:
   Rental income................................................... $17,588,503
   Other..........................................................    2,047,736
                                                                    -----------
                     Total revenues                                  19,636,239
                                                                    -----------
Certain Expenses:
   Building operating expenses.....................................   3,418,537
   Real estate taxes...............................................   1,642,127
   Management fees.................................................     385,726
                                                                    -----------

                     Total expenses                                   5,446,390
                                                                    -----------

                     Revenues in excess of certain expenses         $14,189,849
                                                                    ===========


        See notes to combined statement of revenues and certain expenses.

                               ARAPAHOE PARK EAST
                              WESTCREEK APARTMENTS
                                 PARKVIEW PLAZA
                              FAIRGATE AT BALLSTON
                                TWO NEWTON PLACE
                             LONGVIEW EXECUTIVE PARK
          Notes to Combined Statement of Revenues and Certain Expenses
                          Year Ended December 31, 1996



Note 1--Description of Properties

The combined statement of revenues and certain expenses relates to the properties known as Arapahoe Park East ("Arapahoe"), Westcreek Apartments ("Westcreek"), Parkview Plaza ("Parkview"), Fairgate at Ballston ("Fairgate"), Two Newton Place ("Newton") and Longview Executive Park ("Longview") (collectively, the "Properties"). Arapahoe, located in Boulder Colorado, was acquired by TIAA Real Estate Account (the "Account") on October 21, 1996. Westcreek, located in Westlake Village, California, was acquired by the Account on January 2, 1997. Fairgate, located in Arlington Virginia, Newton, located in Newton Massachusetts, and Longview, located in Hunt Valley, Maryland were acquired by the Account on April 21, 1997. Parkview, located in Oakbrook Terrace, Illinois, was acquired by the Account on April 29, 1997.


Note 2--Basis of Presentation

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of actual operations for the year ended December 31, 1996 as certain expenses, which may not be comparable to the expenses expected to be incurred in future operations of the Properties have been excluded. Expenses excluded consist of depreciation, amortization, ground lease and other costs not directly related to the future operations of the Properties.


Note 3--Significant Accounting Policies

Rental Income--Rental income is recognized when due in accordance with the terms of the respective leases.

Income Taxes--Based on provisions of the Internal Revenue Code, no federal income taxes are attributable to the net investment experience of the Account.

Building Operating Expenses--Expenses consist primarily of utilities, insurance, security and safety, cleaning and other rental expenses of the Properties.


Note 4--Leases

At December 31, 1996, future minimum base rentals, excluding short term residential leases, to be received for years ending 1997 through 2001, and the aggregate amount thereafter, under noncancellable operating leases in effect, are as follows:

          1997                             $17,267,000
          1998                              16,301,000
          1999                              13,435,000
          2000                              12,092,000
          2001                              10,380,000
          Aggregate amount thereafter       29,550,000
                                           -----------
                                           $99,025,000
                                           ===========

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


            Condensed Unaudited Statutory-Basis Financial Statements

   (These condensed unaudited statutory-basic financial statements have been derived from audited financial statements which are available upon request)

TIAA Condensed Statutory-Basis Balance Sheets
(amounts in thousands)

                                                                                               December 31,
                                                                                        1997                    1996
                                                                                     ------------           -----------
ASSETS
Bonds.....................................................................            $63,469,596           $56,092,131
Mortgages.................................................................             18,901,926            20,074,002
Real Estate...............................................................              6,434,359             6,704,889
Stocks....................................................................                965,295               355,093
Other long-term investments...............................................              1,018,052               500,351
Cash and short-term investments...........................................                178,852               615,082
Investment income due and accrued.........................................              1,230,046             1,140,956
Separate Account assets...................................................              1,340,154               663,458
Other assets..............................................................                257,038               211,516
                                                                                      -----------           -----------
                                                              Total Assets            $93,795,318           $86,357,478
                                                                                      ===========           ===========
LIABILITIES
Policy and contract reserves..............................................            $81,149,016           $75,909,906
Dividends declared for the following year.................................              1,778,732             1,636,738
Asset Valuation Reserve...................................................              2,338,643             2,134,921
Interest Maintenance Reserve..............................................                781,272               729,090
Separate Account liabilities..............................................              1,265,447               559,754
Other liabilities.........................................................                705,633               636,364
                                                                                      -----------           -----------
                                                         Total Liabilities             88,018,743            81,606,773
                                                                                      -----------           -----------
CAPITAL AND CONTINGENCY RESERVES
Capital...................................................................                  2,500                 2,500
                                                                                      -----------           -----------
Contingency reserves:
    For group life insurance..............................................                  9,846                 8,739
    For investment losses, annuity and insurance mortality, and other risks             5,764,229             4,739,466
                                                                                      -----------           -----------
                                                Total Contingency Reserves              5,774,075             4,748,205
                                                                                      -----------           -----------
                                    Total Capital and Contingency Reserves              5,776,575             4,750,705
                                                                                      -----------           -----------
                      Total Liabilities, Capital  and Contingency Reserves            $93,795,318           $86,357,478
                                                                                      ===========           ===========

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


TIAA Condensed Statutory-Basis Statements of Operations and
Changes in Contingency Reserves
(amounts in thousands)

                                                                                      For the Years Ended December 31,
                                                                                        1997                    1996
                                                                                     ------------          ------------
INCOME
Insurance and annuity premiums and deposits...............................            $ 2,844,792           $ 2,781,827
Transfers from CREF, net..................................................                686,373               366,920
Annuity dividend additions................................................              2,284,029             2,131,890
Net investment income.....................................................              6,902,123             6,525,529
Supplementary contract consideration......................................                227,936               203,770
                                                                                      -----------           -----------
                                                              Total Income            $12,945,253           $12,009,936
                                                                                      ===========           ===========
DISTRIBUTION OF INCOME
Policy and contract benefits..............................................            $ 2,138,424           $ 1,916,597
Dividends.................................................................              3,617,551             3,399,581
Increase in policy and contract reserves..................................              5,234,590             5,097,213
Operating expenses........................................................                272,584               249,000
Transfers to Separate Accounts, net.......................................                543,891               395,686
Federal income taxes......................................................                 24,194                13,154
Other, net................................................................                    307                 1,112
Increase in contingency reserves from operations..........................              1,113,712               937,593
                                                                                      -----------           -----------
                                              Total Distribution of Income            $12,945,253           $12,009,936
                                                                                      ===========           ===========

CHANGES IN CONTINGENCY RESERVES:
From operations...........................................................            $ 1,113,712           $   937,593
Net realized capital gain on investments..................................                249,412               163,950
Net unrealized capital gain (loss) on investments.........................                 (2,482)               30,452
Transfer to the Interest Maintenance Reserve..............................               (136,512)             (167,086)
Transfers from (to) the Asset Valuation Reserve:
    Required formula contribution.........................................               (205,450)             (246,181)
    Net capital (gains) losses absorbed...................................               (117,961)              (27,872)
    Adjustment down to maximum............................................                119,690                     -
Decrease (increase) in non-admitted assets other than investments.........                  1,200                (4,764)
Change in valuation basis of policy reserves..............................                 (4,657)                    -
Other, net................................................................                  8,918                 8,433
                                                                                      -----------           -----------
                                        Net Change in Contingency Reserves              1,025,870               694,525
                                 Contingency Reserves at Beginning of Year              4,748,205             4,053,680
                                                                                      -----------           -----------
                                       Contingency Reserves at End of Year            $ 5,774,075           $ 4,748,205
                                                                                      ===========           ===========

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


                           Supplemental Information to
            Condensed Unaudited Statutory-Basis Financial Statements


Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Seed money investments in the TIAA-CREF Mutual Funds and in new accounts established by College Retirement Equities Fund ("CREF"), a companion organization, are stated at market value. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.


Additional Information:
                                                                       1997             1996
                                                                       ----             ----
         As a percentage of total bond investments:
             Below investment grade bonds                               5%               5%

         As a percentage of total mortgage investments:
             Below investment grade mortgage loans                      2%                4%
             Total mortgage investments in California                  20%               22%
             Total mortgage investments in office buildings            40%               41%
             Total mortgage investments in shopping centers            31%               29%

         As a percentage of total real estate investments:
             Total real estate investments in Minnesota                11%               12%
             Total real estate investments in California               11%               10%
             Total real estate investments in office buildings         62%               63%



Derivative Positions: TIAA makes limited use of derivatives to reduce interest rate risks and foreign currency risks associated with certain investments. TIAA is exposed to the risk of default of the counterparties, although TIAA does not anticipate non-performance by such counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties. At December 31, 1997 and 1996, TIAA had outstanding foreign currency swap contracts with a total notional value of approximately $485,274,000 and $337,404,000, respectively, foreign currency forward contracts with a notional value of approximately $2,274,000 and $12,522,000, respectively, interest rate swap contracts with a total notional value of approximately $267,755,000 and $187,355,000, respectively, swap options with a notional value of approximately $170,700,000 and $58,000,000, respectively and interest rate caps with a notional value of approximately $5,978,970,000 and $32,520,000, respectively.

                                   APPENDIX A


                               MANAGEMENT OF TIAA

            The Trustees and principal executive officers of TIAA, and their principal occupations during the last five years, are as follows:

Trustees
--------

David Alexander, 65.
President Emeritus, Pomona College. Formerly, President, Pomona College and American Secretary, Rhodes Scholarship Trust.

Marcus Alexis, 66.
Board of Trustees Professor of Economics and Professor of Management and Strategy, J.L. Kellogg Graduate School of Management, Northwestern University.

Willard T. Carleton, 63.
Karl L. Eller Professor of Finance, College of Business and Public Administration, University of Arizona.

Robert C. Clark, 54.
Dean and Royall Professor of Law, Harvard Law School, Harvard University.

Estelle A. Fishbein, 63.
Vice President and General Counsel of The Johns Hopkins University.

Frederick R. Ford, 62.
Executive Vice President and Treasurer, Purdue University.

Martin J. Gruber, 60.
Nomura Professor of Finance, New York University Stern School of Business. Formerly, Chairman, Department of Finance, New York University Stern School of Business.

Ruth Simms Hamilton, 60.
Professor, Department of Sociology, and Director, African Diaspora Research Project, Michigan State University.

Dorothy Ann Kelly, O.S.U., 68.
Chancellor, College of New Rochelle. Formerly, President, College of New
Rochelle.

Robert M. O'Neil, 63.
Professor of Law, University of Virginia and Director, The Thomas Jefferson Center for the Protection of Free Expression.

Leonard S. Simon, 61.
Vice Chairman, Charter One Financial Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc., until September 1997, and Chairman and Chief Executive Officer, The Rochester Community Savings Bank, until September 1995.

Ronald L. Thompson, 48.
Chairman of the Board and Chief Executive Officer, Midwest Stamping Co. Formerly, Chairman of the Board and President, The GR Group, until 1993.

Paul R. Tregurtha, 62.
Chairman, Chief Executive, and Director, Mormac Marine Group, Inc.; Vice Chairman and Director, The Interlake Steamship Company; Chairman and Director, Moran Transportation Company and Meridian Aggregates, L.P.; Vice Chairman, Lakes Shipping Company.

William H. Waltrip, 60.
Chairman, Bausch & Lomb Inc., since January 1996. Chairman and Chief Executive Officer, Technology Solutions Company, since 1993. Formerly, Chairman and Chief Executive Officer, Biggers Brothers, Inc., and Vice Chairman, Unifax.

Rosalie J. Wolf, 56.
Treasurer and Chief Investment Officer, The Rockefeller Foundation since 1994. Formerly, Executive Vice President, Sithe Energies, Inc. from January 1994 to June 1994, and Managing Director -- Merchant Banking, Bankers Trust Company, from 1989 to 1993.


Officer-Trustees
----------------


John H. Biggs, 61.
Chairman, President and Chief Executive Officer, TIAA and CREF.

Martin L. Leibowitz, 61.
Vice Chairman and Chief Investment Officer, TIAA and CREF, since November 1995. Executive Vice President, TIAA and CREF, from June 1995 to November 1995. Formerly, Managing Director, Director of Research and member of the Executive Committee, Salomon Brothers Inc.


Other Officers
--------------


Richard J. Adamski, 55.
Vice President and Treasurer, TIAA and CREF.

Richard L. Gibbs, 51.
Executive Vice President, Finance and Planning, TIAA and CREF.

Albert J. Wilson, 65.
Vice President and Chief Counsel, Corporate Secretary, TIAA and CREF.

REPROS--5/98

                                 [Recycled Paper Logo] Printed on recycled paper

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

            SEC Registration Fees                                  $      0.00
            Costs of printing and engraving                        $500,000.00*
            Legal fees                                             $  2,500.00*
            Accounting fees                                        $  5,000.00*
                                                                   -----------
               TOTAL                                               $507,500.00*


-----------------
* - Approximate

Item 14.    Indemnification of Directors and Officers.
            -----------------------------------------

            Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities.
            ---------------------------------------

            On July 3, 1995, the Account issued 1,000,000 accumulation units to TIAA, at $100 per unit, in consideration of TIAA's $100,000,000 seed money investment. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933.

Item 16.    Exhibits and Financial Statement Schedules.
            -------------------------------------------

(a)   Exhibits
      --------

      (1) Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc. (as amended)*

      (3)   (A)   Charter of TIAA (as amended)*
            (B)   Bylaws of TIAA (as amended)**

      (4)   (A)   Forms of RA, GRA, GSRA, SRA, and IRA Real Estate Account
                  Contract Endorsements*
            (B)   Forms of Income-Paying Contracts*


      (5)   Opinion and Consent of Charles H. Stamm, Esquire

      (10)  (A)   Independent Fiduciary Agreement by and among TIAA, the
                  Registrant, and Institutional Property Consultants, Inc. (as amended)***
            (B)   Custodial Services Agreement by and between TIAA and Morgan
                  Guaranty Trust Company of New York with respect to the Real
                  Estate Account*

      (23)  (A)   Opinion and Consent of Charles H. Stamm, Esquire (filed as
                  Exhibit 5)
            (B)   Consent of Sutherland, Asbill & Brennan, LLP
            (C)   Consent of Ernst & Young LLP
            (D)   Consent of Deloitte & Touche LLP


      (27) Financial Data Schedule of the Account's Financial Statements for the year ended December 31, 1997

-------------------------------

* - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

** - Previously filed and incorporated herein by reference to the Account's Form 10-Q Quarterly Report for the period ended September 30, 1997, filed November 13, 1997 (File No. 33-92990).



*** - Previously filed and incorporated herein by reference to Pre-Effective Amendment No. 1 to the Account's registration statement on Form S-1, filed April 29, 1997 (File No. 333-22809)

(b)   Financial Statement Schedules
      -----------------------------

      Schedule III -- Real Estate Owned


      All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17.    Undertakings.
            ------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To provide the full financial statements of TIAA promptly upon written or oral request.



      Following are the full audited financial statements of TIAA.

[LOGO OF TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA]

                                CHAIRMAN'S LETTER





To the Policyholders of
    Teachers Insurance and Annuity
    Association of America:

We are pleased to provide you with the accompanying audited statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") for the year-ended December 31, 1997. As you review these statements, it is also important to note that TIAA continues to maintain the highest possible financial strength ratings from each of the four nationally recognized independent rating organizations. We continue to manage TIAA in a prudent manner with the goal of maximizing our long-term performance within reasonable risk parameters for the long-term benefit of our policyholders.

The report of management responsibility, on the following page, demonstrates our ongoing commitment to conduct TIAA's activities in a well-controlled management environment. Additionally, the accompanying audit report indicates an unqualified opinion regarding TIAA's statutory financial statements from the independent auditing firm of Ernst & Young LLP. These statements have been prepared consistently in accordance with statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department ("Department").

There is also a reference in the auditors' report to generally accepted accounting principles ("GAAP"). GAAP is an overall accounting methodology that, while similar in many respects to statutory accounting practices, is a separate basis of accounting. Statutory accounting is generally more conservative than GAAP, and these statutory-basis financial statements are not intended to be in conformity with GAAP. Even though we have not changed the way in which we prepare our financial statements, this reference to GAAP is required by the auditors' professional standards.

Statutory accounting is the only basis of accounting recognized by the Department for regulatory purposes. It is the only basis of accounting used by the Department in measuring the financial condition and results of operations of an insurance company. It is also the basis for determining insurance company solvency under the New York Insurance Law. While we could prepare a separate set of GAAP financial statements, there is no legal requirement for us to do so. Additionally, TIAA does not believe at this time that it would be a worthwhile expenditure to maintain another separate set of financial records, particularly since it would provide little added value for our policyholders. Accordingly, we believe that it is prudent for us to continue to manage and report on the operations of TIAA under the conservative statutory accounting methodology that we have always utilized.




                                               /s/ John H. Biggs
                                             -----------------------------------
                                                   Chairman, President and
                                                   Chief Executive Officer

[LOGO OF TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA]

                       REPORT OF MANAGEMENT RESPONSIBILITY





To the Policyholders of
    Teachers Insurance and Annuity
    Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of management. They have been prepared on the basis of statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting practices.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the internal Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying statutory-basis financial statements of TIAA have been audited by the independent auditing firm of Ernst & Young LLP. The independent auditors' report, which appears on the following page, expresses an independent opinion on the fairness of presentation of these statutory financial statements.

The Audit Committee of the TIAA Board of Trustees, consisting of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the TIAA financial statements, the New York State Insurance Department and other state insurance departments regularly examine the financial statements of TIAA as part of the periodic corporate examinations.


                                                      /s/ John H. Biggs
                                             -----------------------------------
                                                   Chairman, President and
                                                   Chief Executive Officer



                                                    /s/ Richard L. Gibbs
                                             -----------------------------------
                                                Executive Vice President and
                                                Principal Accounting Officer

[LOGO OF ERNST & YOUNG LLP] o 767 Seventh Avenue           o Phone 212 773 3000
                              New York, New York 10019


                         REPORT OF INDEPENDENT AUDITORS





To the Board of Trustees of
    Teachers Insurance and Annuity
    Association of America:

We have audited the accompanying statutory-basis balance sheet of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1997, and the related statutory-basis statements of operations, changes in contingency reserves, and cash flows for the year then ended. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audit. TIAA's financial statements as of December 31, 1996 and for the two years then ended were audited by other auditors whose report dated March 11, 1997, expressed an adverse opinion as to their conformity with generally accepted accounting principles, because the financial statements were presented in accordance with statutory accounting practices prescribed or permitted by the New York State Insurance Department, and an unqualified opinion as to their conformity with such statutory accounting practices.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2 to the financial statements, TIAA prepares its financial statements in conformity with statutory accounting practices, which practices differ from generally accepted accounting principles. The differences between such statutory accounting practices and generally accepted accounting principles and the effects on the accompanying financial statements are described in Note 2.

In our opinion, because of the effects of the matter described in the preceding paragraph, the 1997 statutory-basis financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of TIAA at December 31, 1997 or the results of its operations or its cash flows for the year then ended.

However, in our opinion, the 1997 statutory-basis financial statements referred to above present fairly, in all material respects, the financial position of TIAA at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department.


                                                           /s/ Ernst & Young LLP


March 10, 1998

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                         STATUTORY-BASIS BALANCE SHEETS
                             (amounts in thousands)



                                                               December 31,
                                                       -------------------------
                                                          1997          1996
                                                       -----------   -----------
ASSETS
Bonds...............................................   $63,469,596   $56,092,131
Mortgages...........................................    18,901,926    20,074,002
Real estate.........................................     6,434,359     6,704,889
Stocks..............................................       965,295       355,093
Other long-term investments.........................     1,018,052       500,351
Cash and short-term investments.....................       178,852       615,082
Investment income due and accrued...................     1,230,046     1,140,956
Separate Account assets.............................     1,340,154       663,458
Other assets........................................       257,038       211,516
                                                       -----------   -----------
                                        TOTAL ASSETS   $93,795,318   $86,357,478
                                                       ===========   ===========







LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves .......................  $81,149,016    $75,909,906
Dividends declared for the following year ..........    1,778,732      1,636,738
Asset Valuation Reserve ............................    2,338,643      2,134,921
Interest Maintenance Reserve .......................      781,272        729,090
Separate Account liabilities .......................    1,265,447        559,754
Other liabilities ..................................      705,633        636,364
                                                      -----------    -----------
                                   Total Liabilities   88,018,743     81,606,773
                                                      -----------    -----------
Capital: 2,500 shares of $1,000 par
    value common stock
    issued and outstanding .........................        2,500          2,500
                                                      -----------    -----------
Contingency reserves:
    For group life insurance .......................        9,846          8,739
    For investment losses, annuity and
    insurance mortality, and other risks ...........    5,764,229      4,739,466
                                                      -----------    -----------
                          Total Contingency Reserves    5,774,075      4,748,205
                                                      -----------    -----------
              Total Capital and Contingency Reserves    5,776,575      4,750,705
                                                      -----------    -----------
 TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES  $93,795,318    $86,357,478
                                                      ===========    ===========


               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                    STATUTORY-BASIS STATEMENTS OF OPERATIONS
                             (amounts in thousands)



                                           For the Years Ended December 31,
                                        ---------------------------------------
                                           1997          1996          1995
                                        -----------   -----------   -----------
INCOME
Insurance and annuity premiums
   and deposits .....................   $ 2,844,792   $ 2,781,827   $ 2,854,600
Transfers from CREF, net ............       686,373       366,920       351,869
Annuity dividend additions ..........     2,284,029     2,131,890     1,943,614
Net investment income ...............     6,902,123     6,525,529     6,108,497
Supplementary contract
   considerations ...................       227,936       203,770       150,976
                                        -----------   -----------   -----------
                         TOTAL INCOME   $12,945,253   $12,009,936   $11,409,556
                                        ===========   ===========   ===========



DISTRIBUTION OF INCOME
Policy and contract benefits ........   $ 2,138,424   $ 1,916,597   $ 1,718,597
Dividends ...........................     3,617,551     3,399,581     3,098,931
Increase in policy and
  contract reserves .................     5,234,590     5,097,213     5,329,040
Operating expenses ..................       272,584       249,000       241,795
Transfers to Separate Accounts, net .       543,891       395,686        92,995
Federal income taxes ................        24,194        13,154         9,488
Other, net ..........................           307         1,112        (4,380)
Increase in contingency reserves
   from operations ..................     1,113,712       937,593       923,090
                                        -----------   -----------   -----------
         TOTAL DISTRIBUTION OF INCOME   $12,945,253   $12,009,936   $11,409,556
                                        ===========   ===========   ===========


               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          STATUTORY-BASIS STATEMENTS OF CHANGES IN CONTINGENCY RESERVES
                             (amounts in thousands)



                                             For the Years Ended December 31,
                                           ------------------------------------
                                              1997         1996         1995
                                           ----------   ----------   ----------
CHANGES IN CONTINGENCY RESERVES:
From operations .........................  $1,113,712   $  937,593   $  923,090
Net realized capital gain (loss)
   on investments .......................     249,412      163,950      (56,265)
Net unrealized capital gain (loss)
   on investments .......................      (2,482)      30,452       52,706
Transfer to the Interest
   Maintenance Reserve ..................    (136,512)    (167,086)    (114,840)
Transfers from (to) the Asset
   Valuation Reserve:
   Required formula contribution ........    (205,450)    (246,181)    (302,388)
   Net capital (gains) losses
      absorbed ..........................    (117,961)     (27,872)     106,215
   Adjustment down to maximum ...........     119,690           --           --
Decrease (increase) in
   non-admitted assets
   other than investments ...............       1,200       (4,764)        (803)
Change in valuation basis
   of policy reserves ...................       4,657)          --           --
Other, net ..............................       8,918        8,433       10,641
                                           ----------   ----------   ----------
       NET CHANGE IN CONTINGENCY RESERVES   1,025,870      694,525      618,356
CONTINGENCY RESERVES AT BEGINNING OF YEAR   4,748,205    4,053,680    3,435,324
                                           ----------   ----------   ----------
      CONTINGENCY RESERVES AT END OF YEAR  $5,774,075   $4,748,205   $4,053,680
                                           ==========   ==========   ==========


               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS
                             (amounts in thousands)



                                           For the Years Ended December 31,
                                       ----------------------------------------
                                          1997           1996          1995
                                       -----------    -----------   -----------
CASH PROVIDED
By operating activities:
   Insurance and annuity premiums,
      deposits and considerations ...  $ 3,053,452    $ 2,973,899   $ 2,999,426
   Transfers from CREF, net .........      686,373        366,920       351,869
   Annuity dividend additions .......    2,284,029      2,131,890     1,943,614
   Investment income, net ...........    6,777,023      6,485,403     5,998,016
                                       -----------    -----------   -----------
                       Total Receipts   12,800,877     11,958,112    11,292,925
                                       -----------    -----------   -----------
   Policy and contract benefits .....    2,143,927      2,084,122     1,715,727
   Dividends ........................    3,475,557      3,251,329     2,987,867
   Operating expenses ...............      269,041        247,251       240,323
   Federal income taxes .............       27,277         14,985         8,511
   Transfers to Separate
      Accounts, net .................      543,933        396,239        92,270
   Separate Account seed money
      investment contributed
      (withdrawn), net ..............      (37,915)        (7,387)       66,748
   Other, net .......................      (46,076)        48,215         6,824
                                       -----------    -----------   -----------
                  Total Disbursements    6,375,744      6,034,754     5,118,270
                                       -----------    -----------   -----------
Cash Provided by Operating Activities    6,425,133      5,923,358     6,174,655
                                       -----------    -----------   -----------
By investing activities:
   Sales and redemptions of bonds
      and stocks ....................    4,716,915      4,480,206     3,863,413
   Repayment of mortgage principal ..    3,773,723      3,481,965     1,166,625
   Sales of real estate .............    1,030,385        834,010     1,084,223
   Other, net .......................      258,489        276,394       135,661
                                       -----------    -----------   -----------
Cash Provided by Investing Activities    9,779,512      9,072,575     6,249,922
                                       -----------    -----------   -----------
                  TOTAL CASH PROVIDED   16,204,645     14,995,933    12,424,577
                                       -----------    -----------   -----------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
   Bonds and stocks .................   12,711,227     11,577,235     8,696,169
   Mortgages ........................    3,152,563      2,761,897     2,352,232
   Real estate ......................      310,159        488,543       866,389
   Other, net .......................      466,926        266,227       228,182
                                       -----------    -----------   -----------
                  TOTAL DISBURSEMENTS
                  FOR NEW INVESTMENTS   16,640,875     15,093,902    12,142,972
                                       -----------    -----------   -----------
      INCREASE (DECREASE) IN CASH AND
               SHORT-TERM INVESTMENTS     (436,230)       (97,969)      281,605
      CASH AND SHORT-TERM INVESTMENTS
                 AT BEGINNING OF YEAR      615,082        713,051       431,446
                                       -----------    -----------   -----------
      CASH AND SHORT-TERM INVESTMENTS
                       AT END OF YEAR  $   178,852    $   615,082   $   713,051
                                       ===========    ===========   ===========


               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                  NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS


Note 1 - Organization

Teachers Insurance and Annuity Association of America ("TIAA") was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. TIAA was formed by the Carnegie Foundation for the Advancement of Teaching for the express purpose of aiding and strengthening nonprofit educational and research organizations by providing retirement and insurance benefits for their faculties and other staff members, and by counseling these organizations and their employees on benefit plans and other measures of economic security. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created solely for the purpose of holding the stock of TIAA.


Note 2 - Significant Accounting Policies

TIAA's statutory-basis financial statements have been prepared on the basis of statutory accounting practices prescribed or permitted by the New York State Insurance Department ("Department"), a comprehensive basis of accounting that differs from generally accepted accounting principles ("GAAP"). (Refer to the separate sections, entitled "Generally Accepted Accounting Principles" and "Permitted Statutory Accounting Practices", within this note.)

The preparation of TIAA's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies consistently followed by TIAA.

Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Seed money investments in the TIAA-CREF Mutual Funds and in new accounts established by College Retirement Equities Fund ("CREF"), a companion organization, are stated at market value. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

Accounting for Investments: Investment transactions are accounted for as of the date the investments are purchased or sold (trade date) for publicly traded common stocks and as of the date the investment transactions are settled (settlement date) for all other investments. Realized capital gains and losses on investment transactions are accounted for under the specific identification method.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions, and those due to translation adjustments, are not separately reported and are reflected in realized and unrealized capital gains and losses, respectively.

Securities Lending: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the market value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. The collateral liability is netted against the balance sheet caption, "Cash and short-term investments". TIAA may bear the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower of securities fail to return the securities in a timely manner.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 2 - Significant Accounting Policies - (Continued)

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Foreign currency swap contracts incorporate a series of swap transactions which result in the exchange of TIAA's fixed and variable foreign currency cash flows into fixed amounts of U.S. dollar cash flows. Foreign currency swap contracts are entered into directly with a counterparty and TIAA is exposed to the risk of default of such counterparty, although TIAA does not anticipate non-performance by any of its counterparties. The maximum potential loss from such risk is equal to the change in the value of the foreign currency swap during the term of the contract. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange fixed amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Forward contracts incorporate one swap transaction which results in the exchange of TIAA's fixed foreign currency cash flow into a fixed amount of U.S. dollar cash flow. A foreign exchange premium (discount) is recorded at the time the contract is opened, and it is calculated based on the difference between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange premium (discount) into investment income over the life of the forward contract, or at the settlement date if the forward contract is less than a year. TIAA is subject to counterparty credit risk upon entering into foreign currency forward contracts and monitors that risk, as discussed above for foreign currency swap contracts.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows in connection with certain interest sensitive products. Payments received and payments made under interest rate swap contracts are reflected in net investment income. Interest rate swap contracts subject TIAA to credit risk should the counterparties not perform according to the terms of the contracts. However, the maximum potential loss from such credit risk is much smaller than the par value of the related notes, and TIAA does not anticipate non-performance by any of its counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

Swap Options: TIAA writes (sells) swap options on selected bonds to hedge against the effect of interest rate fluctuations as part of TIAA's asset and liability management program. Swap options give the holder the right, but not the obligation, to enter into an interest rate swap contract with TIAA where TIAA would pay a fixed interest rate and would receive a variable interest rate on a specified notional amount. When a swap option is written, the premium received is recorded as a liability. Because the swap options expire within one year of their inception date, the premium is recognized as investment income at the earlier of the exercise date or the expiration of the swap option. TIAA would be exposed to counterparty credit risk upon entering into an interest rate swap contract and monitors that risk, as discussed above.

Interest Rate Cap Contracts: TIAA purchases interest rate cap contracts to hedge against the risk of a rising interest rate environment as part of TIAA's asset and liability management program. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Such payments received under interest rate cap contracts are recognized as investment income. When an interest rate cap contract is purchased, the premium paid is recorded as an asset, and the premium is amortized into investment expense from the date of purchase of the cap to the maturity of the hedged item or program. Upon expiration of the cap, any unamortized premium will be treated as a loss subject to the Interest Maintenance Reserve ("IMR"). TIAA would be subject to counterparty credit risk if the index exceeds the predetermined strike rate, causing a payment to be payable to TIAA. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 2 - Significant Accounting Policies - (Continued)

Investment Income Due and Accrued: Investment income due and accrued excludes non-admitted amounts of approximately $251,063,000 and $291,742,000 at December 31, 1997 and 1996, respectively.

Non-Admitted Assets Other than Investments: Certain non-investment assets, such as furniture and fixtures and various receivables, are designated as non-admitted assets by the Department and, as such, cannot be included in life insurance company balance sheets filed with the Department. Such non-admitted assets approximated $178,181,000 at December 31, 1997 and $179,363,000 at December 31, 1996. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and group and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department. Reserves are generally stated at account balances for annuities in the accumulation phase, at the present value of all future guaranteed benefits for annuities in the payout phase and, for insurance policies, are computed in accordance with standard actuarial formulas. The reserves established utilize assumptions for interest (at an average rate of approximately 3%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in November of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Asset Valuation Reserve: The Asset Valuation Reserve ("AVR"), which covers all invested asset classes, is an explicit liability reserve required by the National Association of Insurance Commissioners ("NAIC") and is intended to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate and other invested assets. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Formula calculations determine the required contribution amounts for each component, and insurance companies may also make voluntary contributions to any component; however, the resulting ending balance can not exceed the computed maximum reserve for that component. Any computed excess amounts are eliminated through transfers to other components or adjustments down to the maximum reserve amounts. At December 31, 1997, each component of TIAA's AVR was at the maximum reserve level. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves.

Interest Maintenance Reserve: The IMR is a liability reserve required by the NAIC which accumulates realized capital gains and losses resulting from interest rate fluctuations. Such capital gains and losses are amortized out of the IMR as an adjustment to net investment income over the remaining lives of the assets sold.

Contingency Reserves: By charter, TIAA operates without profit to the corporation or its sole shareholder, the TIAA Board of Overseers. As a result, all contingency reserves are held solely for the benefit of TIAA's policyholders.

Income and Expenses: Premiums, investment income and expenses are reported as incurred.

Federal Income Taxes: TIAA is a nonprofit educational organization and, through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code. However, any non-pension related income was subject to federal income taxation as unrelated business income. The federal income tax provision in the accompanying statements of operations is based on taxes actually paid or anticipated to be paid with the tax return filing. Effective January 1, 1998, as a result of recent legislation, TIAA will no longer be exempt from federal income taxation and will be taxed as a stock life insurance company.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 2 - Significant Accounting Policies - (Concluded)

Generally Accepted Accounting Principles: The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 40, entitled "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" ("Interpretation"), in April 1993. The Interpretation clarified that financial statements that are intended to be in conformity with GAAP should follow all authoritative accounting pronouncements except to the extent that a pronouncement explicitly exempts a particular type of enterprise or that the enterprise does not have the transaction, event, or circumstance addressed in the pronouncement. The Interpretation, as amended, was effective for financial statements issued for fiscal years beginning after December 15, 1995. The effect of the Interpretation is that, TIAA (and mutual life insurance and other enterprises) can not refer to financial statements prepared in accordance with statutory accounting practices as having been prepared in accordance with GAAP.

The differences between generally accepted accounting principles and statutory accounting practices would have a material effect on TIAA's financial statements,  and the primary  differences  can be summarized  as follows.  Under
GAAP:

o The AVR is eliminated and valuation allowances are established as contra assets based on asset-specific analyses rather than the formula-based AVR being reflected as a liability reserve;
o The IMR is eliminated and realized gains and losses resulting from interest rate fluctuations are reported as a component of net income rather than being accumulated in and subsequently amortized out of the IMR;
o Dividends on insurance policies and annuity contracts are accrued as the necessary earnings emerge from operations rather than being accrued in the year when they are declared;
o  The "non-admitted" asset designation is not utilized;
o Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred;
o Policy and contract reserves are based on estimates of expected mortality and interest rather than being based on statutory mortality and interest requirements;
o Investments in wholly-owned subsidiaries are consolidated in the parent's financial statements rather than being carried at the parent's equity in the net assets of the subsidiaries;
o Long-term bond investments considered to be "available for sale" are carried at fair value rather than at amortized cost.

Management believes that the effects of these differences on TIAA's financial statements would increase TIAA's total capital if GAAP were implemented.

Permitted Statutory Accounting Practices: Statutory accounting practices prescribed by the Department include accounting practices reflected in New York State Insurance Laws and Regulations as well as in NAIC publications. Permitted statutory accounting practices encompass all accounting practices which are allowed by the Department but have not been prescribed. TIAA does not utilize any statutory accounting practices which depart from prescribed statutory accounting practices; however, TIAA does follow certain permitted statutory accounting practices. The following permitted statutory accounting practices have been approved by the Department: inclusion of real estate subsidiaries and real estate limited partnerships in the "Real estate" caption in the accompanying balance sheets; recognition of permanent impairments; and netting of securities lending collateral against the "Cash and short-term investments" caption.

Reclassifications: Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3 - Investments

Securities Investments: At December 31, 1997 and 1996, the carrying values (balance sheet amounts) and estimated market values of long-term bond investments, and gross unrealized gains and losses with respect to such market values, are shown below:

                                                                                  Gross             Gross
                                                          Carrying              Unrealized        Unrealized            Estimated
December 31, 1997                                           Value                 Gains             Losses            Market Value
-----------------                                      ---------------       --------------       ------------       ---------------
U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations .....................       $   765,179,973       $  187,633,872                             $952,813,845
Debt securities issued by foreign
 governments ...................................         1,591,333,014          258,518,816       $ 23,329,983         1,826,521,847
Corporate securities ...........................        31,671,902,704        2,564,486,392         78,849,935        34,157,539,161
Mortgage-backed securities .....................        19,667,177,051        1,069,124,042        107,193,640        20,629,107,453
Asset-backed securities ........................         9,774,003,292          350,882,825         50,168,914        10,074,717,203
                                                       ---------------       --------------       ------------       ---------------
  Total ........................................       $63,469,596,034       $4,430,645,947       $259,542,472       $67,640,699,509
                                                       ===============       ==============       ============       ===============

December 31, 1996
U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations .....................       $   708,002,451       $   58,453,457       $101,219,004       $   665,236,904
Debt securities issued by foreign
 governments ...................................         1,318,580,240          160,530,266          5,770,226         1,473,340,280
Corporate securities ...........................        29,838,430,523        1,723,358,249        236,333,975        31,325,454,797
Mortgage-backed securities .....................        18,880,847,006        1,360,640,261        224,627,980        20,016,859,287
Asset-backed securities ........................         5,346,270,607          539,946,158         78,199,108         5,808,017,657
                                                       ---------------       --------------       ------------       ---------------
  Total ........................................       $56,092,130,827       $3,842,928,391       $646,150,293       $59,288,908,925
                                                       ===============       ==============       ============       ===============

At December 31, 1997 and 1996, approximately 94.6% and 95.4%, respectively, of the long-term bond portfolio was comprised of investment grade securities. At December 31, 1997, outstanding forward commitments for future long-term bond and equity investments approximated $2,666,747,000. Of this, $2,383,654,000 is scheduled for disbursement in 1998, $131,688,000 in 1999, and $151,405,000 in
later years. The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers. Debt securities amounting to approximately $2,749,000 and $2,610,000 at December 31, 1997 and 1996, respectively, were on deposit with governmental authorities or trustees as required by law.

The carrying values and estimated market values of long-term bond investments at December 31, 1997, by contractual maturity, are shown below:

                                                 Carrying           Estimated
                                                   Value          Market Value
                                              ---------------    ---------------
Due in one year or less ..................    $   326,227,149    $   330,395,581
Due after one year through five years ....      5,139,896,348      5,457,592,151
Due after five years through ten years ...     11,544,053,978     12,106,979,418
Due after ten years ......................     17,018,238,216     19,041,907,703
                                              ---------------    ---------------
Subtotal .................................     34,028,415,691     36,936,874,853
Mortgage-backed securities ...............     19,667,177,051     20,629,107,453
Asset-backed securities ..................      9,774,003,292     10,074,717,203
                                              ---------------    ---------------
  Total ..................................    $63,469,596,034    $67,640,699,509
                                              ===============    ===============

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, although prepayment premiums may be applicable.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3 - Investments - (Continued)

At December 31, 1997 and 1996, the carrying values of long-term bond investments were diversified by industry classification as follows:

                                                           1997            1996
                                                         ------          ------
Mortgage-backed securities .........................       31.0%           31.8%
Asset-backed securities ............................       15.4            11.4
Manufacturing ......................................       11.9            13.0
Public utilities ...................................       11.1            12.9
Finance and financial services .....................        9.0             8.3
Government .........................................        4.3             4.8
Retail and wholesale trade .........................        3.8             4.3
Communications .....................................        3.8             3.7
Oil and gas ........................................        3.4             4.0
Other ..............................................        6.3             5.8
                                                         ------          ------
  Total ............................................      100.0%          100.0%
                                                         ======          ======

The approximate carrying values and market values of debt securities loaned, and the cash collateral received in connection therewith, were as follows:

                                   Carrying         Market             Cash
                                    Value            Value          Collateral
                                --------------   --------------   --------------
December 31, 1997 ...........   $1,634,267,000   $1,742,556,000   $1,790,560,000
December 31, 1996 ...........   $1,625,029,000   $1,678,166,000   $1,746,346,000

At December 31, 1997 and 1996, TIAA had interest rate swap contracts outstanding with a total notional value of $267,755,000 and $187,355,000, respectively.

At December 31, 1997 and 1996, TIAA had foreign currency swap contracts outstanding with a total notional value of approximately $485,274,000 and $337,404,000, respectively The unrealized gains (losses) on foreign currency swap contracts outstanding at year-end was approximately $25,864,000, $1,367,000, and $(1,099,000) at December 31, 1997, 1996 and 1995, respectively.

At December 31, 1997 and 1996, TIAA had foreign currency forward contracts outstanding with a total notional value of approximately $2,274,000 and $12,522,000, respectively, and the unamortized value of the premiums was approximately $29,000 and $188,000, respectively. The unrealized gains on the forward contracts outstanding at year-end were approximately $65,000 and $28,000 at December 31, 1997 and 1996, respectively.

At December 31, 1997 and 1996, TIAA had swap options outstanding with a total notional value of $170,700,000 and $58,000,000, respectively, and the unamortized value of the premiums was approximately $677,000 and $434,000, respectively. The interest rate swap contracts created from the exercise of swap options are reflected in the aggregate totals for the interest rate swap contracts disclosed in the related paragraph above.

At December 31, 1997 and 1996, TIAA had interest rate cap contracts outstanding with a total notional value of $5,978,970,000 and $32,520,000, respectively, and the unamortized value of the premiums was approximately $37,758,000 and $507,000, respectively. Interest rate cap contracts with a notional value of $5,860,000,000 and representing $36,586,000 of the unamortized premiums at December 31, 1997 expired in January 1998.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3 - Investments - (Continued)

Mortgage Loan and Real Estate Investments: TIAA makes mortgage loans, principally collateralized by commercial real estate, and direct investments in real estate. TIAA's mortgage underwriting standards generally limit mortgage investments to first mortgage liens on completed income-producing properties for which the loan-to-value ratio at the time of closing generally ranges between 65% and 75%. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the collectability of mortgage loans and the realizability of real estate investments. This system is utilized to identify and quantify any permanent impairments in value.

At December 31, 1997 and 1996, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

Property Type                                            1997              1996
-------------                                          ------            ------
Office buildings ...............................         40.0%             41.3%
Shopping centers ...............................         30.7              29.4
Mixed-use projects .............................         10.2              10.7
Apartments .....................................          6.9               7.3
Industrial buildings ...........................          5.6               5.4
Hotels .........................................          4.3               4.2
Other ..........................................          2.3               1.7
                                                       ------            ------
  Total ........................................        100.0%            100.0%
                                                       ======            ======

Geographic Region
West ...........................................         26.7%             28.1%
Northeast ......................................         22.3              22.5
Southeast ......................................         20.0              18.6
Midwest ........................................         18.1              20.5
Southwest/Plains ...............................         12.9              10.3
                                                       ------            ------
  Total ........................................        100.0%            100.0%
                                                       ======            ======

At December 31, 1997 and 1996, approximately 20% and 22%, respectively, of the mortgage portfolio was invested in California and is included in the West region shown above.

At December 31, 1997, the contractual maturity schedule of mortgage loans is shown below:

                                                                  Carrying Value
                                                                 ---------------
Due in one year or less .................................        $ 1,195,809,221
Due after one year through five years ...................          2,980,445,752
Due after five years through ten years ..................          9,523,895,421
Due after ten years .....................................          5,201,775,611
                                                                 ---------------
  Total .................................................        $18,901,926,005
                                                                 ===============

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

At December 31, 1997, outstanding forward commitments for future mortgage loan investments approximated $1,066,014,000, including commitments under litigation. Of this, $811,086,000 is scheduled for disbursement in 1998, $105,504,000 in 1999 and $149,424,000 in later years. The funding of mortgage loan commitments is contingent upon the underlying properties meeting specified construction, leasing, occupancy and other requirements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3 - Investments - (Concluded)

At December 31, 1997, 1996 and 1995, the aggregate carrying values of mortgages with restructured or modified terms, as defined by generally accepted accounting principles, were approximately $552,070,000, $621,056,000 and $872,377,000, respectively. For the years ended December 31, 1997, 1996 and 1995, the investment income earned on such mortgages was approximately $39,945,000, $43,408,000 and $57,142,000, respectively, which would have been approximately $56,034,000, $68,371,000 and $96,625,000, respectively, if they had performed in accordance with their original terms. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property specific escrow accounts funded by the borrowers.

At December 31, 1997 and 1996, the carrying values of real estate investments were diversified by property type and geographic region as follows:

Property Type                                                   1997       1996
                                                              ------     ------
Office buildings .........................................      61.6%      63.2%
Shopping centers .........................................      17.8       16.3
Mixed-use projects .......................................       7.9        7.3
Income-producing land underlying improved real estate ....       3.3        3.5
Industrial buildings .....................................       3.0        3.5
Land held for future development .........................       1.9        1.8
Apartments ...............................................       0.3        0.4
Other ....................................................       4.2        4.0
                                                              ------     ------
  Total ..................................................     100.0%     100.0%
                                                              ======     ======

Geographic Region
Midwest ..................................................      32.1       34.6%
Southeast ................................................      27.2       26.0
West .....................................................      14.6       14.4
Northeast ................................................      13.4       14.5
Southwest/Plains .........................................      10.2       10.5
Other ....................................................       2.5        0.0
                                                              ------     ------
  Total ..................................................     100.0%     100.0%
                                                              ======     ======

At December 31, 1997 and 1996, approximately 11% and 12%, respectively, of the real estate portfolio was invested in Minnesota and included in the Midwest region shown above. At December 31, 1997 and 1996, approximately 11% and 10%, respectively, of the real estate portfolio was also invested in California and included in the West region shown above.

At December 31, 1997, outstanding forward commitments for future real estate investments approximated $203,974,000. Under these commitments, it is estimated that $185,802,000 will be disbursed in 1998 and $18,172,000 in later years. The funding of real estate investment commitments is contingent upon the properties meeting specified construction, leasing, occupancy and other requirements.

Depreciation expense on real estate investments for the years ended December 31, 1997, 1996 and 1995, was approximately $147,494,000, $135,982,000 and
$98,198,000, respectively; the amount of accumulated depreciation at December 31, 1997 was approximately $440,659,000.

Asset Valuation Reserves: The AVR balances at December 31, 1997 and 1996 were comprised of the following asset-specific reserves:

                                                   1997                1996
                                              --------------      --------------
Bonds and preferred stock ..............      $  545,863,951      $  692,863,748
Mortgages ..............................         975,041,395         647,666,546
Real estate ............................         756,720,622         707,054,921
Common stock ...........................          27,266,124          53,869,704
Other invested assets ..................          33,750,538          33,466,350
                                              --------------      --------------
  Total ................................      $2,338,642,630      $2,134,921,269
                                              ==============      ==============

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 4 - Investment Income and Capital Gains and Losses

Net Investment Income: For the years ended December 31, 1997, 1996 and 1995, the components of net investment income were as follows:

                                    1997             1996             1995
                               --------------   --------------   --------------
Gross Investment Income:
  Bonds ...................... $4,919,147,802   $4,397,330,653   $4,113,077,743
  Mortgages ..................  1,561,650,688    1,704,612,536    1,688,836,730
  Real estate (net of
    property expenses,
    taxes and depreciation) ..    282,710,437      349,550,153      279,016,562
  Stocks .....................     45,018,729       14,512,747       24,460,434
  Other long-term investments      49,877,245       16,299,166       16,706,459
  Cash and short-term
    investments ..............     81,908,105       64,600,106       52,050,980
  Other ......................      1,863,273       30,748,262        8,500,640
                               --------------   --------------   --------------
  Total ......................  6,942,176,279    6,577,653,623    6,182,649,548
Less investment expenses .....   (124,382,062)    (111,487,052)    (112,287,010)
                               --------------   --------------   --------------
Net investment income before
  amortization of net IMR gains 6,817,794,217    6,466,166,571    6,070,362,538
Plus amortization of net
  IMR gains ..................     84,329,279       59,362,364       38,134,446
                               --------------   --------------   --------------
Net investment income ........ $6,902,123,496   $6,525,528,935   $6,108,496,984
                               ==============   ==============   ==============

Participation income received on securities, mortgages and real estate included in the above table was approximately $20,894,000, $21,121,000 and $28,088,000 in 1997, 1996 and 1995, respectively.

The net earned rates of investment income on total invested assets (computed as net investment income before amortization of net IMR gains divided by mean invested assets) were 7.99%, 8.17% and 8.29% in 1997, 1996 and 1995, respectively.

Future rental income expected to be received during the next five years under existing real estate leases in effect as of December 31, 1997 is approximately $529,413,000 in 1998, $479,110,000 in 1999, $414,668,000 in 2000, $354,387,000
in 2001 and $252,531,000 in 2002.

Realized Capital Gains and Losses: For the years ended December 31, 1997, 1996 and 1995, the net realized capital gains (losses) on sales, redemptions and writedowns of investments computed under the specific identification method were as follows:

                                      1997             1996            1995
                                  ------------    -------------   -------------
Bonds ..........................  $ 99,205,212    $  83,521,853   $  32,698,203
Mortgages ......................   (18,206,968)    (120,569,347)   (204,033,034)
Real estate ....................   172,463,239       62,836,567      99,207,556
Stocks .........................       651,273      123,374,256       9,808,562
Other long-term investments ....    (2,552,791)      27,068,040       7,885,199
Cash and short-term investments       (121,752)     (13,797,036)       (758,274)
Other ..........................            --           14,400       1,360,695
                                  ------------    -------------   -------------
Total realized gains (losses)
   before capital gains tax ....   251,438,213      162,448,733     (53,831,093)
Capital gains (tax) benefit ....    (2,026,003)       1,501,742      (2,433,800)
                                  ------------    -------------   -------------
  Total ........................  $249,412,210    $ 163,950,475   $ (56,264,893)
                                  ============    =============   =============

Proceeds from sales and redemptions of long-term bond investments during 1997, 1996 and 1995 were approximately $4,652,635,000, $4,329,771,000 and
$3,822,394,000, respectively. Gross gains of approximately $111,635,000, $133,807,000 and $122,093,000 and gross losses of approximately $10,931,000,
$45,397,000 and $49,736,000 were realized on these sales and redemptions during 1997, 1996 and 1995, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 4 - Investment Income and Capital Gains and Losses - (Concluded)

Unrealized Capital Gains and Losses: For the years ended December 31, 1997, 1996 and 1995, the net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments, were as follows:
                                          1997          1996           1995
                                     ------------   ------------   ------------
Bonds .............................  $(68,528,047)  $  3,982,108   $ 51,534,565
Mortgages .........................     1,232,724      2,393,812     (1,807,561)
Real estate .......................     4,315,196     20,766,890    (42,391,326)
Stocks ............................    30,350,946    (26,004,886)    26,290,762
Other long-term investments .......    20,169,489     10,306,026     22,455,069
Cash and short-term investments ...       (21,987)         8,605             --
Other .............................            --     18,999,590     (3,375,400)
                                     ------------   ------------   ------------
       Total ......................  $ (2,481,679)  $ 30,452,145   $ 52,706,109
                                     ============   ============   ============


Note 5 - Disclosures About Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments presented in the following tables have been determined by TIAA using market information available as of December 31, 1997 and 1996 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                    Notional          Carrying           Estimated
December 31, 1997                                                    Value              Value            Fair Value
-----------------                                               ---------------    ---------------    ---------------
Assets
  Bonds .....................................................                      $63,469,596,034    $67,640,699,509
  Mortgages .................................................                       18,901,926,005     20,197,917,668
  Common stocks .............................................                           81,903,321         81,903,321
  Preferred stocks ..........................................                          883,392,062        912,783,530
  Cash and short-term investments ...........................                          178,851,723        178,851,723
  Policy loans ..............................................                          245,941,298        245,941,298
  Seed money investments ....................................                          304,563,735        304,563,735
Liabilities
  Teachers Personal Annuity - Fixed Account .................                          867,671,667        867,671,667
Other financial instruments
  Foreign currency swap contracts ...........................   $   485,274,391         25,012,137          8,717,339
  Foreign currency forward
  contracts .................................................         2,273,584             94,430             89,302
  Interest rate swap contracts ..............................       267,755,000                 --         13,599,458
  Swap options ..............................................       170,700,000           (676,870)          (839,432)
  Interest rate cap contracts ...............................     5,978,970,000         37,757,743            642,577
  Stock warrants ............................................                                   --          5,795,468

December 31, 1996
Assets
  Bonds .....................................................                      $56,092,130,827    $59,288,908,925
  Mortgages .................................................                       20,074,002,277     20,605,405,622
  Common stocks .............................................                           82,887,418         82,887,418
  Preferred stocks...........................................                          272,205,960        268,493,100
  Cash and short-term investments ...........................                          615,082,177        615,082,177
  Policy loans ..............................................                          187,636,651        187,636,651
Liabilities
  Teachers Personal Annuity - Fixed Account .................                          700,580,748        700,580,748
Other financial instruments
  Foreign currency swap contracts ...........................   $   337,403,818         (6,031,762)       (26,524,318)
  Foreign currency forward
     contracts ..............................................        12,522,424            216,215             30,162
  Interest rate swap contracts ..............................       187,355,000                 --          8,463,177
  Swap options ..............................................        58,000,000           (433,554)          (308,108)
  Interest rate cap contracts ...............................        32,520,000            506,579            443,878
  Stock warrants ............................................                                   --                 --

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 5 - Disclosures About Fair Value of Financial Instruments - (Continued)

Bonds: The fair values for publicly traded long-term bond investments are determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings. The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, 1997 and 1996 are as follows:

                                              1997                                 1996
                                ---------------------------------   ---------------------------------
                                   Carrying           Estimated         Carrying          Estimated
                                     Value           Fair Value          Value           Fair Value
                                ---------------   ---------------   ---------------   ---------------
Publicly traded bonds .......   $37,479,723,007   $40,216,394,144   $33,088,013,741   $34,773,725,991
Privately placed bonds ......    25,989,873,027    27,424,305,365    23,004,117,086    24,515,182,934
                                ---------------   ---------------   ---------------   ---------------
  Total .....................   $63,469,596,034   $67,640,699,509   $56,092,130,827   $59,288,908,925
                                ===============   ===============   ===============   ===============

Mortgages: The fair values of mortgages are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

Common Stocks, Cash and Short-Term Investments, Policy Loans, and Seed Money
Investments: The carrying values are reasonable estimates of fair values.

Preferred Stocks: The fair values of preferred stocks are determined using quoted market prices or valuations from the NAIC.

Teachers  Personal  Annuity  -  Fixed  Account:   The  carrying  values  of  the
liabilities are reasonable estimates of fair values.

Foreign Currency Swap Contracts: The fair values of foreign currency swap contracts, which are used for hedging purposes, are the estimated net gains or (losses) that TIAA would record if the foreign currency swaps were liquidated at year-end. The fair values of foreign currency swap contracts are estimated internally based on future cash flows and anticipated exchange relationships, and such values are reviewed for reasonableness with values from external parties, including TIAA's counterparties.

Foreign Currency Forward Contracts: The fair values of foreign currency forward contracts, which are used for hedging purposes, are the estimated net gains or (losses) that TIAA would record if the foreign currency forward contracts were liquidated at year-end. The fair values of the foreign currency forward contracts are estimated internally based on future cash flows and anticipated exchange relationships, and such values are reviewed for reasonableness with estimates from external parties, including TIAA's counterparties.

Interest Rate Swap Contracts: The fair values of interest rate swap contracts, which are used for hedging purposes, are the estimated net gains or (losses) that TIAA would record if the interest rate swaps were liquidated at year-end. The swap agreements have no carrying value. The fair values of interest rate swap contracts are estimated internally based on anticipated interest rates and estimated future cash flows, and such values are reviewed for reasonableness with estimates from external parties, including TIAA's counterparties.

Swap Options: The fair values of swap options, which are used for hedging purposes, are the estimated amounts that TIAA would receive or (pay) if the swap options were liquidated at year-end. The fair values of the swap options are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

Interest Rate Cap Contracts: The fair values of interest rate cap contracts, which are used for hedging purposes, are the estimated amounts that TIAA would receive or (pay) if the interest rate cap contracts were liquidated at year-end. The fair values of the interest rate cap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 5 - Disclosures About Fair Value of Financial Instruments - (Concluded)

Stock Warrants: The fair values of stock warrants represent the excess, if any, of the market values of the related stocks over the exercise prices associated with the stock warrants. The stock warrants have no carrying value.

Commitments to Extend Credit or Purchase Investments: TIAA does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

Insurance and Annuity Contracts: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity - Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.


Note 6 - Management Agreements

All services necessary for the operation of CREF are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC ("Investment Management") and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which provide investment advisory, administrative and distribution services for CREF. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. Investment Management is registered with the Commission as an investment adviser; Services is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. Investment Management and Services receive management fee payments from each CREF account on a daily basis according to formulas established each year with the objective of keeping the management fees as close as possible to each account's actual expenses. Any differences between actual expenses and the management fees are adjusted quarterly. Such fees and the equivalent allocated expenses, which amounted to approximately $340,898,000, $274,447,000 and $226,645,000 in 1997, 1996 and 1995, respectively, are not included in the statements of operations and had no effect on TIAA's operations.

All services necessary for the operation of the TIAA Real Estate Account ("REA") are provided, at cost, by TIAA and Services. TIAA provides investment management services for REA, while distribution and administrative services are provided by Services in accordance with a Distribution and Administrative Services Agreement between REA and Services. TIAA also provides a liquidity guarantee to REA, for a fee, to ensure that funds are available to meet participant transfer and cash withdrawal requests in the event that REA's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks. Fee payments are made from REA on a daily basis to TIAA and Services according to formulas established annually. Any differences between actual expenses and daily charges are adjusted quarterly.

Teachers Advisors, Inc. ("Advisors"), a subsidiary of TIAA Holdings, Inc. ("THI"), which is itself a wholly-owned subsidiary of TIAA, provides investment advisory services for the TIAA Separate Account VA-1 ("VA-1") in accordance with an Investment Management Agreement between TIAA, Advisors and VA-1. TIAA provides all administrative services for VA-1 in accordance with an Administrative Services Agreement with VA-1 and also receives a fee for assuming certain mortality and expense risks. Teachers Personal Investors Services, Inc. ("TPIS"), a subsidiary of THI, distributes contracts for VA-1. Expense deductions are made from VA-1 on a daily basis. Advisors is registered with the Commission as an investment adviser; TPIS is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.


Note 7 - Pension Plan and Postretirement Benefits

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All pension plan liabilities are fully funded through individually owned retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $20,862,000, $20,808,000 and $19,467,000 in 1997, 1996 and 1995, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 7 - Pension Plan and Postretirement Benefits - (Concluded)

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The cost of such benefits reflected in the accompanying statements of operations were approximately $ 3,398,000, $3,022,000 and $2,273,000 for 1997, 1996 and 1995, respectively. TIAA also maintains a deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. Prior to January 2, 1998, this plan provided each eligible trustee or member with a single-sum payment upon leaving the board equal to 50% of the annual stipend then in effect multiplied by years of service, up to a maximum of 20 years. Effective January 2, 1998, the plan provides a total award each year equal to 50% of the basic annual stipend. Each award is invested in company-owned annuity contracts. Payout of accumulations in the company-owned contracts is normally made as a lump sum following the trustee's or member's separation from the Board.


Note 8 - Unconsolidated Subsidiaries and Other Affiliates

TIAA's wholly-owned subsidiaries primarily involve real estate investment activities and are primarily included in real estate assets on the accompanying balance sheets. At December 31, 1997 and 1996, the carrying values of TIAA's investments in real estate subsidiaries and other affiliates were approximately $3,423,910,000 and $4,234,818,000, respectively. Subsidiary total assets, liabilities and gross rental income of real estate subsidiaries, as of and for the years ended December 31, 1997 and 1996, were approximately as follows:

                                                      1997             1996
                                                 --------------   --------------
Assets .......................................   $4,387,482,000   $5,149,487,000
Liabilities ..................................      792,142,000      933,678,000
Gross rental income ..........................      688,963,000      760,704,000

Earnings of approximately $156,648,000, $238,313,000 and $164,676,000 in 1997,
1996 and 1995, respectively, primarily from real estate subsidiaries are included in net investment income in the accompanying statements of operations.

Some of the real estate subsidiaries referred to above are partners in joint ventures. At December 31, 1997 and 1996, the carrying values of TIAA real estate subsidiaries that are partners in joint ventures were approximately $1,382,378,000 and $2,242,791,000. Joint venture total assets, liabilities and gross rental income, as of and for the years ended December 31, 1997 and 1996, were approximately as follows:

                                                      1997             1996
                                                 --------------   --------------
Assets .......................................   $2,075,352,000   $3,099,467,000
Liabilities ..................................      997,969,000    1,116,222,000
Gross rental income ..........................      377,919,000      484,657,000

The subsidiaries' equity share in these total assets, liabilities and gross rental income were approximately as follows:

                                                      1997             1996
                                                 --------------   --------------
Assets .......................................   $1,960,400,000   $2,981,156,000
Liabilities ..................................      577,826,000      778,312,000
Gross rental income ..........................      349,770,000      455,196,000

Net income earned by the subsidiaries from joint venture investments was approximately $56,362,000, $130,887,000 and $60,689,000 in 1997, 1996 and 1995,
respectively. Some of the real estate joint ventures have loans from TIAA. At December 31, 1997 and 1996, the unpaid principal of such loans was approximately $437,932,000 and 491,817,000 respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 9 - Annuity Reserves

At December 31, 1997, TIAA's general account annuity reserves are summarized as follows:

                                                            Amount       Percent
                                                       ---------------   -------
Subject to discretionary withdrawal:
  At book value without adjustment .................   $ 7,856,442,214      9.8%
  At market value ..................................                --       --
Not subject to discretionary withdrawal ............    72,437,186,123     90.2%
                                                       ---------------    -----
Total annuity reserves .............................    80,293,628,337    100.0%
                                                       ---------------    -----

Reconciliation to total policy and contract reserves
shown on the balance sheet:
  Reserves on other life policies and contracts ....       348,411,715
  Reserves on accident and health policies .........       506,976,271
                                                       ---------------
Total policy and contract reserves .................   $81,149,016,323
                                                       ===============


Note 10 - Separate Accounts

TIAA currently has two separate accounts.

VA-1 is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission ("Commission") effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"), which invests in a diversified portfolio of equity securities selected to track the overall United States stock market. SIA was established on October 3, 1994 with a $25,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of SIA and such units shared in the pro rata investment experience of SIA and were subject to the same valuation procedures and expense deductions as all other Accumulation Units in SIA. On November 14, 1994, TIAA began to offer Accumulation Units of SIA to participants other than TIAA. TIAA redeemed all of its SIA units by the end of 1996.

REA is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 80% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities to maintain adequate liquidity. REA was established on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of REA and such units share in the pro rata investment experience of REA and are subject to the same valuation procedures and expense deductions as all other Accumulation Units in REA. On October 2, 1995, TIAA began to offer Accumulation Units of REA to participants other than TIAA. At December 31, 1997 and 1996, the number of units retained by TIAA in REA were 610,864 and 933,333, respectively, with a total value of approximately $74,706,520 and $103,704,000, respectively.

The balance sheet captions for Separate Account assets and liabilities (which include participant account values) are stated at market value. The Separate Accounts' operating results are reflected in the changes to these assets and liabilities. Annuities offered through VA-1 include a nominal guaranteed minimum death benefit. For the REA, TIAA guarantees that actual mortality experience will not reduce payments after they have started. TIAA makes no further guarantees to policyholders on any of its separate accounts. Both accounts offer full or partial withdrawal at market value with no surrender charge.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

           NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS - (Concluded)


Note 11 - Mutual Funds

On July 17, 1997, TIAA made a $250,000,000 seed money investment to launch the TIAA-CREF Mutual Funds ("the Funds"), a Delaware business trust that was organized on January 13, 1997 and is registered with the Commission under the Investment Company Act of 1940 as an open-end management investment company. The Funds consist of six series (each referred to as a "Fund"), each of which commenced operations on July 17, 1997. TIAA invested $48,000,000 in the Money Market Fund; $32,000,000 in the Bond Plus Fund; $38,000,000 in the Growth & Income Fund; $38,000,000 in the Growth Equity Fund; $44,000,000 in the International Equity Fund; and $50,000,000 in the Managed Allocation Fund. Shortly after being seeded, the Managed Allocation Fund invested its seed money and its earnings to date in the other Funds. On September 2, 1997, the Funds began to publicly offer their shares, without a sales load, through their distributor, TPIS. Advisors provides investment management services for the Funds and is also responsible for providing, or obtaining at its own expense, the services reasonably necessary for the ordinary operation of the Funds. At December 31, 1997, TIAA's investment in the Funds totaled approximately $252,327,000 and such amount is reflected in the "Other long-term investments" caption in the accompanying balance sheet.


Note 12 - Termination of Business in Canada

Effective January 1, 1996, TIAA ceased conducting insurance and annuity operations in Canada and reinsured all existing business with an independent third party insurer under an assumption reinsurance agreement. Under this agreement, TIAA transferred approximately $129 million (U.S.) of assets to the independent third party insurer, and, under the reinsurance agreement, this transfer released all of TIAA's Canadian policy reserves and other liabilities. The financial effect of TIAA's withdrawal from Canada is reflected in the 1996 statement of operations, and the transaction had no material effect on TIAA's financial results. TIAA has no continuing material obligation associated with its withdrawal from the Canadian insurance market.


Note 13 - Contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA's financial position or the results of its operations.

                                   SIGNATURES
                                   ----------



            Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 22nd day of April, 1998.


                            TIAA REAL ESTATE ACCOUNT

                            By: TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA

                            By: /s/ Peter C. Clapman
                                ------------------------------
                                Peter C. Clapman
                                Senior Vice President and
                                Chief Counsel, Investments


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature                        Title                              Date
---------                        -----                              ----



/s/ John H. Biggs                John H. Biggs                      4-22-98
----------------------------     Chairman of the Board,
                                 President and Chief Executive
                                 Officer (Principal Executive
                                 Officer) and Trustee


/s/ Martin L. Leibowitz          Vice Chairman, Chief               4-22-98
----------------------------     Investment Officer and Trustee
Martin L. Leibowitz


/s/ Richard L. Gibbs             Executive Vice President           4-22-98
----------------------------     (Principal Financial and
Richard L. Gibbs                 Accounting Officer)

Signature of Trustee           Date        Signature of Trustee            Date
--------------------           ----        --------------------            ----




/s/ David Alexander           4-22-98       /s/ Dorothy Ann Kelly        4-22-98
-------------------------                  -------------------------
David Alexander                            Dorothy Ann Kelly, O.S.U.


/s/ Marcus Alexis             4-22-98       /s/Robert M. O'Neil          4-22-98
-------------------------                  -------------------------
Marcus Alexis                              Robert M. O'Neil


/s/ Willard T. Carleton       4-22-98       /s/ Leonard S. Simon         4-22-98
-------------------------                  -------------------------
Willard T. Carleton                        Leonard S. Simon


/s/ Robert C. Clark           4-22-98
-------------------------                  -------------------------
Robert C. Clark                            Ronald L. Thompson


/s/ Estelle A. Fishbein       4-22-98
-------------------------                  -------------------------
Estelle A. Fishbein                        Paul R. Tregurtha


/s/ Frederick R. Ford         4-22-98       /s/ William H. Waltrip       4-22-98
-------------------------                  -------------------------
Frederick R. Ford                          William H. Waltrip


/s/ Martin J. Gruber          4-22-98       /s/ Rosalie J. Wolf          4-22-98
-------------------------                  -------------------------
Martin J. Gruber                           Rosalie J. Wolf


/s/ Ruth Simms Hamilton       4-22-98
-------------------------
Ruth Simms Hamilton

[LOGO OF Ernst & Young LLP]   1211 Avenue of the Americas   Telephone:  (212) 773-4900
                              New York, New York 10036      Fax:        (212) 773-4501


                         REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1997 and have issued our report thereon dated February 6, 1998. Our audit also included the financial statement schedule - Schedule III - Real Estate Owned. This financial statement schedule is the responsibility of the TIAA's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


New York, New York
February 6, 1998



      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                            TIAA REAL ESTATE ACCOUNT
                        Schedule III - Real Estate Owned
                                December 31, 1997

                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1997        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
River Road Distribution Center       $-0-          $ 4,166,787           $ 58,213          $ 4,225,000        1995        11/22/95
Industrial Building
Fridley, Minnesota

The Greens At Metrowest               -0-           12,490,895            909,105           13,400,000        1990        12/15/95
Apartments
Orlando, Florida

Butterfield Industrial Park           -0-            4,431,166            268,834            4,700,000        1981        12/22/95
Industrial Building
El Paso, Texas (1)

Brixworth Apartments                  -0-           15,574,647            525,353           16,100,000        1989        12/28/95
Atlanta, Georgia

Plantation Grove Shopping Center      -0-            7,326,170           (126,170)           7,200,000        1995        12/28/95
Shopping Center
Ocoee, Florida

Southbank Business Park               -0-           10,069,898            630,102           10,700,000        1995        02/27/96
Office Building
Phoenix, Arizona

Millbrook Collection                  -0-            6,774,711            225,289            7,000,000        1988        03/29/96
Shopping Center
Raleigh, North Carolina

Lynnwood Collection                   -0-            6,708,120            391,880            7,100,000        1988        03/29/96
Shopping Center
Raleigh, North Carolina


                                                                 S-2



                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1997        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Monte Vista Apartments                -0-           17,664,247          1,335,753           19,000,000        1995        06/21/96
Apartments
Littleton, Colorado

River Oaks Shopping Center            -0-           13,036,153           (275,318)          12,760,835        1995        07/12/96
Shopping Center
Woodbridge, Virginia

Arapahoe Park East                    -0-            9,920,680             79,320           10,000,000        1982        10/31/96
Industrial Building
Boulder, Colorado

Royal St. George Apartments           -0-           16,072,275           (272,275)          15,800,000        1995        12/20/96
Apartments
West Palm Beach, Florida

Interstate Crossing                   -0-            6,485,249            (85,249)           6,400,000        1995        12/31/96
Industrial Building
Eagan, Minnesota

West Creek Apartments                 -0-           13,488,279            211,721           13,700,000        1988          1/2/97
Apartments
Westlake Village, California

Interstate Acres                      -0-           13,610,294            203,614           13,813,908        1988         1/24/97
Industrial Building
Urbandale, Iowa

The Crest of Shadow Mountain          -0-            9,192,389             67,611            9,260,000        1992         1/31/97
Apartments
El Paso, Texas

Westinghouse Facility                 -0-            6,089,473             10,527            6,100,000        1997          2/5/97
Industrial Building
Coral Springs, Florida


                                                                 S-3



                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1997        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Rolling Meadows                       -0-           12,930,463             69,537           13,000,000        1957         5/28/97
Shopping Center
Rolling Meadows, Illinois

Saks Distribution Center              -0-           26,908,401            791,599           27,700,000        1997         5/15/97
Industrial Building
Aberdeen, Maryland

Eastgate Distribution Center          -0-           11,941,992            258,008           12,200,000        1996         5/29/97
Industrial Building
San Diego, California

Five Centerpointe                     -0-           15,429,105            770,895           16,200,000        1988         4/21/97
Office Building
Lake Oswego, Oregon

Longview Executive Park               -0-           23,249,805            250,195           23,500,000        1988         4/21/97
Office Building
Longview, Maryland

Metro Center Office Park              -0-           21,085,210            414,790           21,500,000        1986         4/21/97
Office Building
Sacramento, California

Northmark Business Center III         -0-            8,591,636          1,281,934            9,873,570        1985         4/21/97
Office Building
Blue Ash, Ohio

USF&G Building                        -0-            6,195,142          1,704,858            7,900,000        1988         4/21/97
Office Building
Salt Lake City, Utah



                                                                 S-4



                                                                   Costs Capitalized
                                                                     Subsequent to
                                                                      Acquisition
                                                   Initial Cost         (Including           Value at         Year
                                     Encum-         to Acquire       Unrealized Gains      December 31,   Construction      Date
               Description          brances          Property           and Losses)            1997        Completed      Acquired
               -----------          -------          --------           -----------            ----        ---------      --------
Two Newton Place                      -0-           16,368,169            531,831           16,900,000        1987         4/21/97
Office Building
Newton, Massachusetts

Fairgate at Ballston                  -0-           26,790,792            769,208           27,560,000        1988         4/21/97
Office Building
Arlington, Virginia

Parkview Plaza                        -0-           49,139,012          2,475,721           51,614,733        1990         4/29/97
Office Building
Oakbrook Terrace, Illinois

Lincoln Woods Apartments              -0-           21,476,050                -0-           21,476,050        1991        10/20/97
Lafayette Hill, Pennsylvania

Corporate Center at Sawgrass          -0-           12,956,957                -0-           12,956,957        1997         12/2/97
Office Building
Sunrise, Florida

371 Hoes Lane                         -0-           15,499,306                -0-           15,499,306        1986        12/15/97
Office Building
Piscataway, New Jersey

Columbia Centre III                   -0-           38,580,850                -0-           38,580,850        1989        12/23/97
Office Building
Rosemont, Illinois

The Lodge at Willow Creek             -0-           27,562,882                -0-           27,562,882        1997        12/24/97
Apartments
Douglas County, Colorado
                                     ----         ------------        -----------         ------------
                                     $-0-         $507,807,205        $13,476,886         $521,284,091
                                     ====         ============        ===========         ============

(1)  Leasehold interest only

Reconciliation of investment property owned:

Balance at beginning of period                                     $131,803,204

   Acquisitions                                                     377,086,207

   Capital improvements and carrying costs                           12,394,680
   (including unrealized gains and losses)
                                                                   ------------
Balance at end of period                                           $521,284,091
                                                                   ============

                                  Exhibit Index
                                 ---------------

(5)     Opinion and Consent of Charles H. Stamm, Esquire
(23)(B) Consent of Sutherland, Asbill & Brennan LLP
    (C) Consent of Ernst & Young LLP
    (D) Consent of Deloitte & Touche LLP
(27)    Financial Data Schedule